UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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ICF INTERNATIONAL, INC.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2018

Date:	Time:	Place:
May 31, 2018	8:00 a.m.	ICF International’s Corporate Headquarters 9300 Lee Highway Fairfax, Virginia 22031

AGENDA:

●	To elect three (3) directors for a term expiring in 2021 (Proposal 1);

●

To vote, on an advisory basis, on say on pay regarding the overall pay for performance program for ICF International, Inc.’s (“ICF International” or “ICF”) named executive officers as disclosed in the proxy statement (Proposal 2);

●	Approval of the ICF International, Inc. 2018 Omnibus Incentive Plan (the “2018 Incentive Plan”) (Proposal 3);

●	To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2018 (Proposal 4); and

●	To transact any other business that is properly brought before the meeting or any adjournment or postponement.

Pursuant to the Delaware General Corporation Law and ICF International’s Amended and Restated Bylaws, stockholders of record at the close of business on April 10, 2018 are entitled to notice of, and to vote at, the annual meeting. This notice of annual meeting, the Proxy Statement, and form of proxy or voting instruction form are being distributed and made available on or about April 20, 2018.

We are pleased to utilize the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials to stockholders over the Internet. As a result, we are mailing to many of our stockholders a notice instead of a paper copy of our Proxy Statement and 2017 Annual Report. This notice contains instructions on how to access those documents over the Internet. We direct your attention to the attached Proxy Statement for more information, including instructions on how stockholders can receive a paper copy of our proxy materials, including our Proxy Statement, our 2017 Annual Report and a form of proxy or voting instruction form. All stockholders who do not receive a notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. Employing an electronic distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

We cordially invite you to attend this year’s annual meeting of stockholders. It is important that your shares of ICF International common stock be represented at this meeting in order to help ensure the presence of a quorum. Even if you plan to attend the annual meeting of stockholders in person, please vote your shares of ICF International common stock by mailing your completed proxy or voting instruction form, or voting electronically or telephonically, as doing so will ensure your representation at the annual meeting regardless of whether you attend in person. Thank you for your cooperation and continued support of ICF International.

By Order of the Board of Directors,

Sudhakar Kesavan
Chairman and Chief Executive Officer
Fairfax, Virginia
April 20, 2018

CAST YOUR VOTE RIGHT AWAY

We hope you will exercise your rights and fully participate in our annual meeting as a stockholder. It is very important that you vote to play a part in the future of our company. You do not need to attend the annual meeting of stockholders to vote your shares.

If you hold your shares through a broker, bank or nominee, your broker, bank or nominee is not permitted to vote on your behalf on the election of directors and other matters to be considered at the annual meeting of stockholders (except on ratification of the selection of Grant Thornton LLP as the independent registered public accounting firm for 2018), unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your shares via telephone or the internet. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or nominee before the date of the stockholder meeting.

Even if you plan to attend our annual meeting of stockholders in person, please read the Proxy Statement with care and vote right away using any of the following methods. In all cases, have your proxy card or voting instruction form in hand and follow the instructions.

BY INTERNET USING YOUR COMPUTER	BY TELEPHONE	BY MAILING YOUR PROXY CARD

Visit 24/7 www.proxyvote.com	Registered Owners dial toll-free 24/7 1-800-690-6903	Cast your ballot, sign your proxy card and send by free post

Admission:

All (1) stockholders of record as of the record date; (2) beneficial holders of ICF International common stock held by a broker, bank, or other nominee (i.e., in “street name”) as of the record date; and (3) authorized representatives of entities who are record or beneficial holders as of the record date may attend the annual meeting of stockholders. Attendees must present, in addition to valid photo identification or other satisfactory proof of identification, the following materials in order to be admitted to the meeting:

1.	For stockholders of record, the top portion of their proxy card, which will serve as an admission ticket;

2.

For beneficial holders, proof of stock ownership such as a recent brokerage statement or letter from a bank or broker. If you want to vote your shares of ICF International common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares; and

3.	For authorized representatives, a letter from the entity certifying as to their status as an authorized representative.

PROXY SUMMARY

To assist you in reviewing the proposals to be acted upon at the annual meeting of stockholders, we call your attention to the following information about ICF International, Inc.’s (“ICF International,” “ICF,” the “Company,” “we,” “our” or “us”) 2017 financial performance, key executive compensation actions and decisions, and corporate governance highlights. The following description is only a summary. For more complete information about these topics, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the U.S. Securities and Exchange Commission on February 28, 2018 (the “2017 Form 10-K”), and the complete Proxy Statement that follows.

Proposals Which Require Your Vote

		More Information	Board Recommendation	Votes Required for Approval

PROPOSAL 1	Election of three (3) directors to serve for a term expiring at our annual meeting in 2021	Page 5	FOR each Director Nominee	Majority of the votes entitled to be cast with respect to each director in the election of directors.

PROPOSAL 2	Advisory say on pay vote regarding ICF International’s overall pay-for-performance named executive officer compensation program	Page 15	FOR	Majority of the votes entitled to be cast for this advisory vote. Note that this is an advisory vote and, while not bound by it, the Board will seriously consider the outcome.

PROPOSAL 3	Approval of the ICF International, Inc. 2018 Omnibus Incentive Plan (the “2018 Incentive Plan”)	Page 16	FOR	Majority of the votes entitled to be cast for the proposal.

PROPOSAL 4	Ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm	Page 23	FOR	Majority of the votes entitled to be cast for this advisory vote. Note that this is an advisory vote and, while not bound by it, the Board will seriously consider the outcome.

About ICF International

ICF provides professional services and technology-based solutions to government and commercial clients, including management, technology, and policy consulting and implementation services. We help our clients conceive, develop, implement, and improve solutions that address complex business, natural resource, social, technological, and public safety issues. Our more than 5,500 employees serve clients from more than 82 offices worldwide. ICF’s website is www.icf.com.

As of December 31, 2017, ICF had total annual revenue of $1.23 billion, total consolidated assets of approximately $1.1 billion and total consolidated stockholders’ equity of approximately $616.0 million.

ICF International is a Delaware corporation and our principal executive offices are located at 9300 Lee Highway, Fairfax, Virginia 22031.

Proxy Summary - 1

2017 Business Highlights

Financial Performance. All financial numbers referenced below were previously reported in the 2017 Form 10-K.

●	Revenue was $1.23 billion in 2017, up 3.7% over $1.19 billion in 2016:	●	Net income was $62.9 million in 2017, up 35.0% over $46.6 million in 2016:

●	Operating cash flow was $117.2 million in 2017, up 46.4% over $80.1 million in 2016:	●	Diluted earnings per share (“EPS”) was $3.27 in 2017, up 36.3% over $2.40 in 2016:

Proxy Summary - 2

Compensation Highlights

The Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company approved the following actions during fiscal year 2017 and at the beginning of fiscal year 2018 to maintain and improve the pay-for-performance nature of our executive compensation program:

●

Reviewed the 2010 Incentive Plan, as amended, (the “2010 Incentive Plan”), against key institutional investors’ voting policies on equity plans and proxy advisory firms’ equity plan evaluation criteria, which resulted in recommendations for implementing the new 2018 Incentive Plan, as described in this Proxy Statement and which includes the following features: no dividends on unvested equity awards, non-employee director awards being issued under the 2018 Incentive Plan, changes to reflect the Tax Cuts and Jobs Act (the “TCJA”), and a limit on director compensation. Approval of the 2018 Incentive Plan will be voted on at the 2018 annual meeting of stockholders.

●

Supported the continuation of an annual, non-binding, advisory vote of the Company’s stockholders regarding the Company’s overall pay-for-performance executive compensation programs. ICF’s advisory vote regarding overall pay-for-performance at the 2018 annual meeting of stockholders will be the eighth consecutive annual vote by stockholders on this matter.

●

Continued utilizing performance-based share awards (“PSAs”) as a key component of ICF’s long-term incentive program. PSAs are performance contingent awards where executives may earn zero to maximum shares depending on the Company’s actual performance against pre-established performance measures. The performance periods of the PSAs are long-term and, therefore, align executives’ interests with the interests of long-term stockholders. PSAs were first granted to members of ICF’s executive leadership team in 2015, and again in 2016, 2017 and 2018 as a part of the annual equity award program.

●

Continued adherence to the Company’s Executive Stock Ownership Policy, as amended in May 2014 (the “Executive Stock Ownership Policy”), which limits the sale, transfer or disposition of shares of the Company’s common stock by designated executives (including the named executive officers (the “NEOs”)) until the executive has met the requisite stock ownership level. As noted below, as of April 10, 2018, each of our NEOs either met the stock ownership guidelines or is expected to meet the stock ownership guidelines within the specified time period, assuming that PSAs are paid at target.

●

Continued the performance focus in the Company’s annual bonus program rigorously linking pay to performance. Annual threshold, target and maximum performance goals were established with incentive payouts at each level.

●

Continued to utilize a peer group, which encompasses a range of companies that reflects the evolution of ICF’s business strategy. This peer group provides a relevant basis for benchmarking executive pay level, components of executive compensation, mix of compensation components and metrics used to determine awards. The peer group is reviewed and adjusted annually to remove companies no longer on a public exchange and to add companies, as needed, for robust data.

●	Extensively reviewed external executive compensation trends to ensure that the Company’s executive compensation practices align with market best practices.

For additional information on compensation related matters, see the Compensation Discussion & Analysis (the “CD&A”) section of this Proxy Statement, beginning on Page 39.

The compensation of our NEOs in the following table reflects our 2017 performance:

		Stock Awards ($)(1)
NEO	Salary ($)	Annual Equity Grant	Annual Bonus Paid in Cash ($)	All Other Compensation ($)	Total ($)
Sudhakar Kesavan	$866,091	$1,597,714	$766,924	$16,441	$3,247,170
John Wasson	653,550	739,255	465,564	11,548	1,869,917
James C. Morgan	527,511	572,787	328,804	10,503	1,439,605
Ellen Glover	399,866	217,098	190,839	12,376	820,179
Sergio Ostria	399,866	217,098	187,922	11,548	816,434
(1)	Represents the grant date fair value computed in accordance with FASB ASC Topic 718.

Proxy Summary - 3

2017 Executive Total Compensation Mix

Under our executive compensation program, a significant portion (75% and 61%, respectively) of the Chief Executive Officer’s (the “CEO”) and other NEOs’ annual total compensation opportunity is variable, based on our operating performance and/or our stock price.

SOURCES OF TARGET TOTAL COMPENSATION: SHORT TERM vs. LONG-TERM INCENTIVE

Response to Advisory Vote

Approximately 97% of the votes cast at the 2017 annual meeting of stockholders on the non-binding advisory vote on our NEO compensation were voted in support of our executive compensation program. Consistent with its strong commitment to engagement, communication, and transparency, the Compensation Committee continues to regularly review our executive compensation program to ensure alignment between the interests of our senior executives and our stockholders.

Proxy Summary - 4

Corporate Governance Highlights

ICF has a longstanding commitment to effective governance of its business and affairs for the benefit of stockholders. The Board’s Governance and Nominating Committee (the “Governance and Nominating Committee”) periodically reviews our Corporate Governance Guidelines to maintain effective and appropriate standards of corporate governance.

Board Leadership Structure

Our Board leadership structure currently consists of a Chairman of the Board (the “Chairman”), who also serves as our CEO, a Lead Independent Director, and independent committee chairs. The Board believes that ICF is currently best served in combining the CEO and Chairman positions, complemented by a strong and effective Lead Independent Director.

Lead Independent Director

Ms. Eileen O’Shea Auen was re-elected to serve as ICF’s Lead Independent Director as of June 2, 2017. Both the Board and management believe that strong, independent Board leadership is a critical aspect of effective corporate governance.

Lead Independent Director responsibilities include, but are not limited to:

●	Chairing any meeting of the independent directors in executive session;

●	Facilitating communications between other members of the Board and the Chairman and CEO; however, each director is free to communicate directly with the Chairman and CEO;

●	Working with the Chairman and CEO in the preparation of the agenda for each Board meeting and in determining the need for special meetings of the Board;

●	Consulting with the Chairman and CEO on matters relating to corporate governance and Board performance;

●

Leading the deliberation and action by the Board or a Board committee regarding any offer, proposal or other solicitation or opportunity involving a possible acquisition or other change of control of the Company, including by merger, consolidation, asset or stock sale or exchange, or recapitalization;

●	In conjunction with the Chair of the Governance and Nominating Committee, overseeing and participating in the annual board evaluation and succession planning process;

●	Participating in the Compensation Committee’s annual performance evaluation of, and succession planning for, the Chairman and CEO; and

●	Meeting with any director whom the Lead Independent Director deems is not adequately performing his or her duties as a member of the Board or any committee.

Board Committees

The three (3) standing committees established by the Board meet on a regular basis and operate under written charters approved by the Board. Each committee performs an annual self-evaluation to determine whether the committee is functioning effectively and fulfilling its duties as prescribed by its charter. All members of the Audit Committee of the Board (the “Audit Committee”), the Compensation Committee and the Governance and Nominating Committee are independent, and each committee has the ability to hire and terminate its own outside advisors.

Board Risk Oversight

Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. Our Board meets regularly to discuss the strategic direction and the issues and opportunities facing our Company. Our Board provides guidance to management regarding our strategy, including in connection with our results of operations and related trends and factors contributing to or affecting our results, long-term strategy, financial reporting, and risks associated with these aspects of the Company’s business. The involvement of the Board in setting our business strategy is an important part of determining the types and appropriate levels of risk undertaken by the Company. Management conducts regular enterprise risk assessments that include feedback from the Board, to ascertain and define the most significant risks facing the Company. After assessments are complete, management reports regularly to the Board and Board committees on the status and completion of actions associated with the most significant risks.

We have also established a Code of Business Ethics and Conduct (the “Code of Ethics”) that establishes standards of conduct and expectations for our employees and the overall manner in which we conduct business. The Code of Ethics, along with our other policies and business standards, and our overall risk and compliance programs are components of mitigating the risks associated with the operation of our business.

Continuing Education

ICF’s Corporate Governance Guidelines encourage all directors to receive continuing education in areas that will assist them in discharging their duties.

Stock Ownership and Holding Period Requirements

The Board believes that designated executives of the Company should have a financial stake in ICF so that their interests are aligned with those of the stockholders, which will cause them to more effectively represent ICF’s stockholders. The Executive Stock Ownership Policy requires executives to own ICF common stock in a value equal to, or in excess of the multiple of their annual base salary as shown below:

●	CEO:	4x
●	Other NEOs:	2x
●	Other designated executives:	1x

Proxy Summary - 5

For designated executives (including NEOs) as of January 1, 2015, ownership levels are to be achieved within five (5) years of that date. For executives appointed after such date, such levels, if not achieved by their fifth anniversary of becoming such an executive, are to be achieved no later than December 31 of that year.

The Board also believes that its members should share stockholders’ focus on the Company’s long-term value. As such, the Board adopted a Board member stock ownership policy establishing, as a guideline (but not an absolute requirement), that non-employee directors of the Company be expected to own shares of Company common stock valued at five (5) times such director’s annual cash meeting retainer, which may include shares of unvested restricted stock (i.e., directors are strongly encouraged to hold common stock valued at $300,000). Such ownership level is to be achieved over a period of four (4) years after becoming a member of the Board.

As of April 10, 2018, each of our NEOs and non-employee directors either met the above stock ownership guidelines or is expected to meet the applicable ownership guidelines within the specified time period assuming that, for the NEOs, their PSAs are paid at target.

Anti-Hedging and Anti-Pledging

Pursuant to the Company’s Policy on Insider Information and Securities Trading (“Policy on Insider Information”) the Company considers it improper and inappropriate for any employee, officer or director of the Company to engage in short-term or speculative transactions in the Company’s securities. The Policy on Insider Information specifically prohibits directors, officers and other employees from engaging in short sales of the Company’s securities and transactions in puts, calls or other derivative securities (sometimes referred to as “hedging”). Each of the NEOs and directors complied with the Policy on Insider Information during fiscal year 2017.

Individual stock grant agreements prohibit the pledging or assignment of stock grants.

Good Governance Practices

✔	As of the end of 2017, the Board was 88% independent, 25% female, 38% minority and included a female Lead Independent Director.

✔	The Board reflects a range of talents, ages, skills, diversity, and expertise.

✔	Each director attended over 75% of applicable Board/committee meetings in 2017.

✔	The Board has three (3) independent standing committees, each operating under a written charter, chaired by an independent director, and composed entirely of independent directors: Audit, Compensation, and Governance and Nominating.

✔	The Board has adopted comprehensive Corporate Governance Guidelines to guide its oversight and leadership.

✔	The Board conducts an annual evaluation of the CEO.

✔	ICF has stock ownership guidelines for directors and executive officers. We have policies restricting hedging and short sales of ICF International equity securities by directors and executive officers. Individual stock grant agreements prohibit the pledging or assignment of stock grants.

✔	The Board reviews management talent and succession planning annually.

✔	No stockholder rights plan or "poison pill" has been adopted.

✔	The Compensation Committee, in conjunction with an independent compensation consultant, routinely reviews our pay-for-performance executive compensation program.

✔	Neither the Board nor management has engaged in related party transactions.

✔	The CEO's and Chief Operating Officer's severance agreements have a "double trigger" in connection with any compensation, equity or benefits paid in the event of a change of control.

✔	The Board has a strong, Lead Independent Director with clearly articulated responsibilities.

✔	All directors are independent, except the Chairman and CEO.

✔	The Company has a majority voting standard in uncontested director elections.

✔	The Board and committees conduct an annual self-evaluation process.

Proxy Summary - 6

Board Evaluation

The Directors participate in an annual evaluation of the full Board and each committee on which they serve, in order to assess the performance and effectiveness of the Board and its committees. The responses and comments are presented to and discussed with the Board and each committee of the Board. The Lead Independent Director and the Chair of the Governance and Nominating Committee periodically supplement the annual evaluation process with individual meetings and peer evaluations with each Director. These supplemental discussions are intended to enhance the existing Board evaluation process and foster even greater discussion regarding the adequacy and effectiveness of the Board and such committees.

Compensation Recoupment Policy

The Company’s recoupment policy is set forth in the 2010 Incentive Plan. Under this policy, if any of the Company’s financial statements are required to be restated due to errors, omissions, or fraud, the Compensation Committee may direct that the Company recover all or a portion of any award (cash or equity) granted or paid to a participant with respect to such fiscal year which is negatively affected. If so directed, the amount to be recovered from the participant shall be the amount by which the award exceeded the amount that would have been payable to the participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire award) that the Compensation Committee shall determine. In no event shall the amount to be recovered by the Company be less than the amount required to be repaid or recovered as a matter of law (including but not limited to amounts that are required to be recovered or forfeited under Section 304 of the Sarbanes-Oxley Act of 2002).

The proposed new 2018 Incentive Plan will maintain this compensation recoupment policy.

Proxy Summary - 7

Stockholder Actions

Election of Three Directors to Serve for a Term Expiring at our Annual Meeting in 2021 (Proposal 1)

You will find important information in the proxy statement about the qualifications and experience of each of the director nominees whom you are being asked to elect. The Governance and Nominating Committee performs an annual assessment to evaluate whether ICF’s directors have the skills and experience to effectively oversee the Company. All of our directors have proven leadership ability, sound judgment, integrity and a commitment to the success of our Company.

Director Nominees

Name	Director Since	Age	Independent	Principal Occupation	Other Public Boards	ICF International Board Committees
Ms. Eileen O’Shea Auen	2008	55	Yes	Chief Executive Officer, Deep Run Consulting, LLC	AngioDynamics, Inc.	Governance & Nominating (Chair) Compensation

Ms. Cheryl W. Grisé	2012	65	Yes	Retired Executive Vice President, Eversource Energy (f/k/a Northeast Utilities), a public utility holding company	MetLife, Inc. and PulteGroup, Inc.	Compensation (Chair) Governance & Nominating

Mr. Randall Mehl	2017	50	Yes	President, Stewardship Capital Advisors, LLC	Kforce Inc. and Insperity, Inc.	Compensation

Advisory Say on Pay Vote Regarding ICF International’s Overall Pay-For-Performance Named Executive Officer Compensation Program (Proposal 2)

Stockholders are being asked to cast a non-binding, advisory say on pay (“Say on Pay”) vote on our NEO compensation program. Last year, approximately 97% of the votes cast by our stockholders regarding the Say on Pay proposal were in support of our NEO compensation program. In evaluating this year’s Say on Pay proposal, we recommend that you carefully review the Compensation Discussion and Analysis section of the proxy statement, which explains how and why the Compensation Committee arrived at its executive compensation actions and decisions for 2017.

Approval of the ICF International, Inc. 2018 Omnibus Incentive Plan (Proposal 3)

Stockholders are being asked to vote in favor of the 2018 Incentive Plan. The primary changes to the 2018 Incentive Plan from the 2010 Incentive Plan include:

Setting the number of shares available for issuance under the 2018 Incentive Plan at 1,185,000. After adoption of the 2018 Incentive Plan, no further awards will be issued under the 2010 Omnibus Incentive Plan;

providing that equity awards to non-employee members of the Board will be issued under the 2018 Incentive Plan, rather than outside the 2018 Incentive Plan as has been our practice with respect to the 2010 Incentive Plan, and the 2018 Incentive Plan will establish a limitation on awards that may be granted during any year to non-employee members of the Board;

incorporating certain other changes that we believe are desirable, including changes resulting from the adoption in late 2017 of the TCJA; and

dividends will only be paid on issued shares, and not on unvested equity grants.

The proposal was approved by the Board on April 4, 2018. If approved by the stockholders at the 2018 annual meeting, the 2018 Incentive Plan will become effective upon such approval.

Detailed information on Proposal 3 can be found on pages 16 through 22 in the Proxy Statement.

Proxy Summary - 8

Ratification of the Selection of Grant Thornton as Our Independent Registered Public Accounting Firm (Proposal 4)

The Audit Committee has appointed, and the Board has approved the appointment of, Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm (“independent auditor”) for 2018. While we are not required to have stockholders ratify the selection of Grant Thornton as the Company’s independent auditor, we are doing so because we believe it is good corporate governance practice. If stockholders do not ratify the selection, the Audit Committee will reconsider the appointment, but may nevertheless retain Grant Thornton as the Company’s independent auditor. Even if the selection is ratified, the Audit Committee may, at its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of the Company and its stockholders.

Submission of Stockholder Proposals or Nominations for 2019 Annual Meeting of Stockholders

Stockholder proposals submitted for inclusion in our 2019 proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by us by December 21, 2018. Notice of stockholder proposals to nominate a person for election as a Director or to introduce an item of business at the 2019 annual meeting of stockholders outside Rule 14a-8 must be received by us no earlier than January 31, 2019 and no later than March 2, 2019.

Proxy Summary - 9

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VOTING AND MEETING INFORMATION

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of ICF International, Inc. (“ICF International,” “ICF,” the “Company,” “we,” “our,” or “us”) to be used at the annual meeting of stockholders of the Company (the “Annual Meeting”). The Annual Meeting will be held at our principal executive office, 9300 Lee Highway, Fairfax, Virginia 22031, on May 31, 2018, at 8:00 a.m., local time. This Proxy Statement and enclosed proxy form are being made available over the Internet or delivered by mail on or about April 20, 2018, to stockholders of record.

VOTING AND MEETING INFORMATION

What is the purpose of the annual meeting?

At our annual meeting, you will be asked to:

		More Information	Board Recommendation	Votes Required for Approval
PROPOSAL 1	Elect three (3) directors to serve for a term expiring at our annual meeting in 2021	Page 5	FOR each Director Nominee	Majority of the votes entitled to be cast with respect to each director in the election of directors.
PROPOSAL 2	Provide an advisory say on pay vote regarding ICF International’s overall pay-for-performance named executive officer compensation program (the “Say on Pay” vote)	Page 15	FOR	Majority of the votes entitled to be cast for this advisory vote. Note that this is an advisory vote and, while not bound by it, the Board will seriously consider the outcome.
PROPOSAL 3	Approve the ICF International, Inc. 2018 Omnibus Incentive Plan (the “2018 Incentive Plan”)	Page 16	FOR	Majority of the votes entitled to be cast for this proposal.
PROPOSAL 4	Ratify the selection of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm	Page 23	FOR	Majority of the votes entitled to be cast for this advisory vote. Note that this is an advisory vote and, while not bound by it, the Board will seriously consider the outcome.
Transact any other business that properly comes before the meeting or any adjournment or postponement.

VOTING AND MEETING INFORMATION

How does the Board recommend that I vote?

Our Board recommends that you vote your shares FOR: (i) the nominees for election to the Board; and (ii) Proposals 2, 3 and 4.

Who is entitled to vote?

Holders of record of our common stock as of the close of business on April 10, 2018, are entitled to vote at the Annual Meeting. At that time, we had 18,795,188 outstanding shares of common stock. We have no other outstanding classes of stock that are entitled to vote at the annual meeting. Voting stockholders are entitled to one (1) vote per share.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

We are pleased to utilize the U.S. Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of such materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and to request a paper copy of the proxy materials by mail.

To reduce the expenses of delivering duplicate notices to stockholders, we are relying upon SEC rules that permit us to deliver only one (1) notice about the Internet availability of the proxy materials to multiple stockholders who share an address, unless we receive contrary instructions from any stockholder at that address. Upon request, whether oral or written, we will deliver a separate copy of the notice about the Internet availability of the proxy materials to any stockholder at a shared address who requests his or her own copy. Requests should be made to ICF International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031, Attention: Corporate Secretary.

How can I access the proxy materials over the Internet?

Your notice about the Internet availability of the proxy materials, proxy form, or voting instruction form will contain instructions on how to view our proxy materials for the Annual Meeting on the Internet. Our proxy materials are also publicly available, free of charge, at www.proxyvote.com. Our proxy materials will be available at this website through the conclusion of the Annual Meeting.

Your notice of Internet availability of proxy materials, proxy form, or voting instruction form will contain instructions on how you may request access to proxy materials electronically on an ongoing basis. Choosing to access your proxy materials electronically will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials.

How may I obtain a paper copy of the Company’s proxy materials, 2017 Annual Report, and/or other financial information?

Stockholders receiving a notice about the Internet availability of the proxy materials will find instructions regarding how to obtain a paper copy of the proxy materials on their notice. Stockholders also may request a free copy of our Proxy Statement and/or our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 28, 2018 (the “2017 Form 10-K”), by writing to: ICF International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031, Attention: Corporate Secretary. Alternatively, stockholders can access our 2017 Form 10-K on our Investor Relations website at: http://investor.icf.com. We will also furnish any exhibit to the 2017 Form 10-K, if specifically requested.

How do I vote?

You may vote in person at the Annual Meeting, on the Internet, by telephone, or through a proxy or voting instruction form. Stockholders who have received a notice of the availability of the proxy materials by mail may submit proxies over the Internet by following the instructions on the notice. Stockholders who have received a paper copy of a proxy form or a voting instruction form by mail may either:

(i)	submit their proxy over the Internet using their computer or by telephone by following the instructions on the proxy form or voting instruction form; or

(ii)	submit their proxy by mail by signing and dating the proxy form or voting instruction form received and returning it in the prepaid envelope.

What if I hold shares indirectly?

If you hold shares in a stock brokerage account, or through a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker how to vote. If you do not direct your broker how to vote, your broker is permitted to vote your shares on the ratification of the selection of the independent registered public accounting firm, even if you do not furnish voting instructions. However, your broker will not be able to vote on other matters.

If your shares are held in “street name,” your broker or other nominee may have procedures that will permit you to vote by telephone or electronically through the Internet.

Can I change my vote?

You have the right to revoke your proxy at any time before votes are counted at the Annual Meeting by:

●	notifying us at our corporate offices by writing to ICF International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031, Attention: Corporate Secretary;

●

entering a new vote by using the Internet or the telephone, or by mailing a new proxy form or new voting instruction form bearing a later date, which will automatically revoke your earlier voting instructions; or

●	voting in person at the Annual Meeting.

Attendance at the Annual Meeting will not in itself constitute revocation of your proxy.

VOTING AND MEETING INFORMATION

Attending the Annual Meeting

Attendance at the Annual Meeting is limited to stockholders who, as of the record date, are:

●	stockholders of record;

●	beneficial holders of ICF International common stock held by a broker, bank, or other nominee; or

●	authorized representatives of entities who are record or beneficial holders.

In order to be admitted to the Annual Meeting, a stockholder must present a valid photo identification or other satisfactory proof of identification, and the following materials:

●	stockholders of record must present the top portion of their proxy card, which will serve as an admission ticket;

●

beneficial holders will need proof of stock ownership. A recent brokerage statement or letter from a bank or broker is an example of proof of stock ownership. If you want to vote your shares of ICF common stock held in street name in person at the Annual Meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares; and

●

in addition to any evidence required above for record or beneficial holders, authorized representatives must present a letter from the entity certifying as to their status as an authorized representative.

Cameras, recording devices and other electronic devices, and the use of cellular phones or tablets will not be permitted at the Annual Meeting. Representatives will be at the entrance to the Annual Meeting and these representatives will have the authority, on the Company’s behalf, to determine whether the admission policies and procedures are being followed and whether you will be granted admission to the Annual Meeting.

What are the requirements and procedures for a quorum, abstentions, and broker non-votes?

Your shares are counted as present at the Annual Meeting if you attend the meeting, if you properly return a proxy by mail, or you vote by telephone or electronically, or if you hold your shares in street name and your broker, bank or other nominee votes your shares on Proposal 4. In order for us to vote on matters at the Annual Meeting, a majority of our outstanding shares of common stock as of April 10, 2018 and entitled to vote must be present in person or by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions will be counted for purposes of establishing a quorum at the meeting and will be counted as voting (but not for or against) on the affected proposal. Broker non-votes will be counted for purposes of establishing a quorum, but will not be counted as voting. A broker non-vote occurs when a broker, bank, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and/or has not received voting instructions from the beneficial owner. If a quorum is not present, the Annual Meeting will be adjourned or postponed until a quorum is present.

How many votes are needed to approve each item?

For the election of three (3) directors, each for a term of three (3) years:

●	You may vote in favor of the nominees or withhold votes as to the nominees.

●	There is no cumulative voting for the election of directors.

●

For uncontested director elections, directors must be elected by a majority of the votes entitled to be cast with respect to each director in the election of directors, which means that nominee(s) receiving more “for” votes than “withheld” or “against” votes cast will be elected.

●	Abstentions will have no effect on the outcome of the election.

●

Election of directors is a non-routine proposal, which means that brokers or other nominees do not have discretion to vote any uninstructed shares. Broker non-votes represent votes not entitled to be cast on this matter and thus will have no effect on the result of the vote.

The Say on Pay vote is only an advisory vote to the Board regarding the compensation of the Company’s named executive officers.

●	You may vote in favor of or against the Company’s compensation system, or you may abstain from voting.

●

Since this an advisory vote only, there are no minimum stockholder approval requirements. However, in order for the resolution to pass, a majority of the votes entitled to be cast for this advisory vote must be received. While this is an advisory vote and it is not bound by it, the Board will seriously consider the outcome.

●	Abstentions will have the same effect as voting against this proposal.

●

The approval of this proposal is a non-routine proposal which means that brokers or other nominees do not have discretion to vote any uninstructed shares. Broker non-votes represent votes not entitled to be cast on this matter and thus will have no effect on the result of the vote.

VOTING AND MEETING INFORMATION

In voting on the 2018 Incentive Plan:

●	You may vote in favor of or against the proposal, or you may abstain from voting.

●	Approval of the 2018 Incentive Plan requires the affirmative vote of a majority of the shares entitled to vote thereon present in person or by proxy at the annual meeting.

●	Abstentions will have the same effect as voting against this proposal.

●

The approval of this proposal is a non-routine proposal, which means that brokers or other nominees do not have discretion to vote any uninstructed shares. Broker non-votes represent votes not entitled to be cast on this matter and thus will have no effect on the result of the vote.

In voting on the ratification of the selection of Grant Thornton as the independent registered public accounting firm:

●	You may vote in favor of the proposal, against the proposal, or abstain from voting.

●

The ratification of the selection of Grant Thornton as the independent registered public accounting firm is an advisory vote only that is performed as a means of good corporate governance, and as such, there are no minimum stockholder approval requirements. However, in order for ratification to occur, a majority of the votes entitled to be cast for this advisory vote must be received. While this is an advisory vote and it is not bound by it, the Board will seriously consider the outcome.

●	Abstentions will have the same effect as voting against the proposal.

●

Broker non-votes will have no effect on the voting, although no broker non-votes are expected to exist in connection with this vote as ratification of the independent registered public accounting firm is considered a routine matter under applicable rules.

In order to minimize the number of broker non-votes, the Company encourages you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice of Internet Availability of Proxy Materials or voting instruction form and by the organization that holds your shares.

How will voting on any other business be conducted?

We currently do not know of any business to be considered at the Annual Meeting other than the four (4) proposals described in this Proxy Statement. If any other business is properly presented at the Annual Meeting, your signed proxy form gives authority to the named proxies to vote your shares on such matters, including any adjournment or postponement of the meeting, in their discretion.

Who will count the vote?

Representatives of American Election Services, LLC will tabulate the votes and act as inspectors of election.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and published within four (4) business days following the conclusion of the Annual Meeting via a Form 8-K current event filing.

VOTING AND MEETING INFORMATION

PROPOSAL 1

ELECTION OF DIRECTORS

Our authorized number of directors is presently fixed at eight (8), divided into three (3) classes, Class I, which contains three (3) members, Class II, which contains two (2) members, and Class III, which contains three (3) members.

Our directors are elected to serve three-year terms, so that the term of office of one (1) class of directors expires at each annual meeting.

The Board has nominated the following individuals, each of whom is currently a Class III director, for election as directors for terms expiring at our annual meeting in 2021 or until their respective successors have been elected and qualified.

Ms. Eileen O’Shea Auen

Ms. Cheryl W. Grisé

Mr. Randall Mehl

If any of these nominees becomes unavailable for election, the accompanying proxy may be voted for a substitute, or in favor of holding a vacancy to be filled by the directors. We have no reason to believe that any nominee will be unavailable. The uncontested director nominees will be elected by a majority of the votes entitled to be cast at the Annual Meeting with respect to each director. For the Company’s purposes, “a majority of the votes cast” with respect to each director means that the number of votes for the director exceed the number of votes against or withheld from the director. You may vote for up to the number of nominees named.

Each of the nominees and each continuing director is a seasoned business leader who contributes an array of experience, qualifications, attributes, and skills to the Board. The following pages regarding each nominee and each continuing director provide background information and a summary of some of each person’s key qualifications to serve as a director. Please also see the chart below summarizing how each nominee and each continuing director reflects Board selection criteria adopted by our Governance and Nominating Committee. The age indicated for each individual is as of December 31, 2017.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE DIRECTOR NOMINEES

VOTING AND MEETING INFORMATION

Nominees for Election as Directors for a Term Expiring in 2021—Class III Directors

EILEEN O’SHEA AUEN Lead Independent Director Age 55	Director Since: 2008 Committees: Governance and Nominating (Chair) and Compensation Other Current Public Directorships: AngioDynamics, Inc. Current Occupation: CEO, Deep Run Consulting, LLC

Career and Education Highlights:

●	Chief Executive Officer, Deep Run Consulting, LLC (2016 to present).

●	Former Executive Chairman of Helios (the resulting company in the merger of PMSI, Inc. and Progressive Medical, Inc.) (2013 to 2016).

●	Director of AngioDynamics, Inc., a medical device manufacturer (NASDAQ: ANGO) (2016 to present).

o	Compensation Committee Member (2016 to present)

●	Chairman and Chief Executive Officer of PMSI, Inc. (2008 to 2013).

●	Head of Healthcare Management, Aetna (2007 to 2008).

●	Chief Executive Officer, APS Healthcare, Inc. (2005 to 2007).

●	Managing Partner, Chapterhouse, LLC (2004 to 2005).

●	President, Health Net of the Northeast (2003 to 2004).

●	President, Southeast Region, Cigna Healthcare (2000 to 2003).

●	B.A., in Economics and Finance, Towson University.

●	M.B.A., University of Virginia.

SELECTED DIRECTOR QUALIFICATIONS:

Experience as director of another publicly traded company
Prior experience as a chief executive officer, providing significant management experience in the areas of finance, accounting, business operations, management, risk oversight, executive decision making and corporate governance
Substantial expertise in healthcare
Meaningful experience in the services sector, including the sale and integration of a services business
Experienced ICF board member whose tenure provides a thorough understanding of ICF’s business and corporate governance and its values and culture

VOTING AND MEETING INFORMATION

CHERYL W. GRISÉ Independent Director Age 65	Director Since: 2012 Committees: Compensation (Chair) and Governance and Nominating Other Current Public Directorships: MetLife, Inc. and PulteGroup, Inc. Current Occupation: Retired

Career and Education Highlights:

●	Executive Vice President, Eversource Energy (f/k/a Northeast Utilities), a public utility holding company (2005 to 2007).

●

Various senior management positions at Northeast Utilities, after her employment in 1980, including President-Utility Group, General Counsel and Chief Executive Officer of all Northeast Utilities operating subsidiaries.

●	Director, MetLife, Inc. (NYSE: MET), a major multi-line insurance carrier (2004 to present). Lead Director (2010 to 2017).

o	Audit Committee Member (2007 to present)

o	Compensation Committee Member (2004 to present)

o	Executive Committee (2010 to present)

o	Governance and Corporate Responsibility Committee (2004 to present) Chair (2007 to present)

●	Director, PulteGroup, Inc. (f/k/a Pulte Homes, Inc.) (NYSE: PHM), a large commercial home builder (2008 to present).

o	Compensation and Management Development Committee (2008 to present)

o	Nominating and Governance Committee (2008 to present), Chair (2012 to present)

●	Former Director, Pall Corporation (NYSE: PLL), a manufacturer of fluid purification devices (2007 to 2015).

●	Former Director, Dana Holding Corporation (f/k/a Dana Corporation) (NYSE: DAN) (2002 to 2008).

●	Trustee Emeritus, University of Connecticut Foundation (2011 to present) and former Board Chair.

●	Former Member, Board of Trustees, Kingswood-Oxford School (2005 to 2015).

●	B.A. in Education, University of North Carolina.

●	J.D., Thomas Jefferson School of Law.

●	Executive Management Program, Yale University School of Organization and Management.

SELECTED DIRECTOR QUALIFICATIONS:

Director experience serving on boards of other public companies, including service as a Lead Director and serving as a member of the Audit Committee and chairing Compensation or Governance Committees of those boards

Demonstrated business and financial acumen and experience
Governance experience as general counsel
Extensive management experience in the electric and natural gas utility industry
Experienced ICF Board member whose tenure provides a thorough understanding of ICF’s business and corporate governance and its values and culture

VOTING AND MEETING INFORMATION

RANDALL MEHL Independent Director Age 50	Director Since: 2017 Committees: Compensation Other Current Public Directorships: Kforce Inc. and Insperity, Inc. Current Occupation: President, Stewardship Capital Advisors, LLC

Career and Education Highlights:

●	President, Stewardship Capital Advisors, LLC (2017 to present).

●	Partner & Managing Director, Baird Capital Partners (2005 to 2016):

o	Leader, Business and Technology Services Sector.

●	Managing Director, Robert W. Baird & Co. (1996 to 2005):

o	Senior Equity Research Analyst.

●	Director, Kforce Inc., a professional staffing provider (NASDAQ: KFRC), (2017 to present).

o	Audit Committee Member (2017 to present)

o	Corporate Governance Committee Member (2017 to present)

●	Director, Insperity, Inc., a professional employer organization (NYSE: NSP), (2017 to present).

o	Finance, Risk Management and Audit Committee Member (2017 to present)

o	Audit Committee member (2017 to present)

●	Director, Stowell, Inc., a provider of in-home care management (2017 to present).

●	Former Director, Workforce Insight LLC, a provider of workforce optimization solutions (2014 to 2016).

●	Former Director, Myelin Communications, a marketing services business (2010 to 2016).

●	Former Director, MedData (now a subsidiary of MEDNAX), a provider of revenue cycle management solutions (2007 to 2014).

●	B.S. in Business Administration and Management, Bowling Green State University

●	M.B.A., University of Chicago Graduate School of Business

SELECTED DIRECTOR QUALIFICATIONS:

Experience as a director of other publicly traded companies
Extensive experience in financial management and risk oversight at global financial services and other public companies
Expertise in mergers and acquisitions, treasury, financial planning and analysis, and SEC reporting
Demonstrated business and financial acumen and experience

VOTING AND MEETING INFORMATION

Directors Whose Term Expires in 2020—Class II Directors

SUDHAKAR KESAVAN Management Age 63	Director since: 1999 Committees: None Other Current Public Directorships: ABM Industries, Inc. Current Occupation: Chairman and Chief Executive Officer, ICF International

Career and Education Highlights:

●	ICF International:

o	Chairman and Chief Executive Officer of ICF International and its wholly owned subsidiary, ICF Consulting Group, Inc. (“ICF Consulting”) (1999 to present).

o

President of ICF Consulting when it was a subsidiary of ICF Kaiser (“Kaiser”) (1997 to 1999). In 1999, ICF Consulting was divested from Kaiser and became a wholly owned subsidiary of the Company through a joint effort of the management of ICF Consulting and CM Equity Partners.

●	Director, ABM Industries, Inc., a facility management provider (NYSE: ABM) (2012 to present). Appointed non-Executive Chairman of the Board in March 2017.

●	Director Emeritus, Rainforest Alliance, a New York-based non-profit environmental organization (2011 to present).

●	Member, Board of Trustees of the Inova Health System, a not-for-profit healthcare system in Northern Virginia (2014 to present).

●	Member, Board of Trustees of the Shakespeare Theater Company, Washington, D.C. (2015 to present).

●	Chair of the Northern Virginia Technology Council (2013 to 2015).

●	Bachelor’s in Technology (chemical engineering) from the Indian Institute of Technology, Kanpur.

●	Postgraduate diploma in Management from the Indian Institute of Management, Ahmedabad.

●	M.S. Technology and Policy Program at the Massachusetts Institute of Technology.

SELECTED DIRECTOR QUALIFICATIONS:

Chief Executive Officer since the Company was purchased in 1999
Chief Executive Officer who has overseen the Company’s very substantial growth while maintaining a stable, professional workforce
Experience leading both organic growth and acquisition activities
Service as Chairman of the Board of another public company
Experienced ICF Board member and executive whose tenure provides a thorough understanding of ICF’s business and corporate governance and its values and culture

VOTING AND MEETING INFORMATION

MICHAEL J. VAN HANDEL Independent Director Age 58	Director Since: 2017 Committees: Audit Other Current Public Directorships: ManpowerGroup Inc. Current Occupation: Retired

Career and Education Highlights:

●	Director, BMO Financial Corporation, a U.S. bank and financial holding company, and wholly-owned subsidiary of Bank of Montreal, with over $100 billion in assets (2006 to present):

o	Audit Committee member (2006 to present) Chair (2012 to present)

o	Nominating & Governance Committee Member (2012 to present) Chair (2017)

o	Risk Oversight Committee Member (2006 to 2017)

●	Director, ManpowerGroup Inc. (NYSE: MAN), a leading global workforce solutions company (2017 to present):

o	Senior Executive Vice President (2016 to 2017).

o	Executive Vice President, Chief Financial Officer (1998 to 2016).

o	Vice President, Chief Accounting Officer and Treasurer (1992 to 1998).

o	Director of Internal Audit (1989 to 1992).

●	Director, Milwaukee Youth Symphony Orchestra (2007 to present).

●	Leadership Council Member for Marquette University College of Business Administration (2007 to 2017).

●	Former Director of Milwaukee Public Museum (2004 to 2007).

●

Former Director of Cellular Dynamics International, leading developer and manufacturer of human cells used in drug discovery, toxicity testing, stem cell banking and cell therapy development (2010 to 2015).

●	Audit Manager, Arthur Andersen & Co. (1982 to 1989).

●	B.S. in Accounting, Marquette University.

●	M.B.A. in Banking and Finance, University of Wisconsin - Madison.

SELECTED DIRECTOR QUALIFICATIONS:

Experience as a director of other publicly traded companies
Experience as a senior executive of a publicly traded company
Extensive experience in financial management and risk oversight at global financial services and other public companies
Expertise in mergers and acquisitions, treasury, financial planning and analysis, and SEC reporting
Qualifies as an “audit committee financial expert” within the meaning of the SEC regulations

VOTING AND MEETING INFORMATION

Directors Whose Term Expires in 2019—Class I Directors

DR. SRIKANT M. DATAR Independent Director Age 64

Director Since: 2006

Committees: Audit (Chair) and Governance and Nominating

Other Current Public Directorships: Novartis AG; T-Mobile US, Inc.; and Stryker Corporation

Current Occupation: Arthur Lowes Dickinson Professor at the Graduate School of Business Administration at Harvard University

Career and Education Highlights:

●	Arthur Lowes Dickinson Professor at the Graduate School of Business Administration, Harvard University (1996 to present).

●	Faculty Chair, Harvard Innovation Labs (2015 to present).

●	Chartered accountant.

●	Professor, Stanford University (1989 to 1996).

●	Professor, Carnegie Mellon University (1983 to 1989).

●

Director, Novartis AG, a holding company organized under Swiss law and publicly traded on the SWX Swiss Stock Exchange and the NYSE (NYSE: NVS), in the form of American Depositary Shares (2003 to present).

o	Audit and Compliance Committee Member (2005 to present), Chair (2009 to 2016)

o	Compensation Committee Member (2008 to present)

o	Risk Committee (2011 to present) Chair (2016 to present)

●	Director, Stryker Corporation, a medical technologies firm (NYSE: SYK) (2009 to present).

o	Compensation Committee Member (2016 to present)

o	Governance and Nominating Committee Member (2016 to present)

●	Director, T-Mobile US, Inc., a U.S. based wireless network operator (NYSE: TMUS) (2013 to present).

o	Audit Committee Member and Chair (2013 to present)

●	Former Board member, HCL Technologies Limited, a public company under Indian law with shares publicly traded on the Mumbai Stock Exchange (2012 to 2014).

●	Former Director, KPIT Technologies (2007 to 2012).

●	Published papers in several leading academic journals and is the co-author of “Rethinking the MBA: Business Education at a Crossroads.”

●	Consulted with, and conducted field-based research with, many corporations and has presented his research to managers and executives in North and South America, Europe, Asia, Australia and Africa.

●	Received gold medals upon his graduation from the Indian Institute of Management, Ahmedabad, and the Institute of Cost and Works Accountants of India.

●	Masters in Statistics and Economics, Stanford University.

●	Ph.D. in Business, Stanford University.

SELECTED DIRECTOR QUALIFICATIONS:

Service on boards of other international businesses, including as director of a leading global pharmaceutical company, director of a leading global medical technology company and director of a leading U.S. telecommunications company

Substantial teaching and practical experience in strategy, design thinking and innovation, data analytics, implementation, accounting and related issues, as a tenured professor of a leading U.S. university

Both academic and broad-based experience in strategy, finance, management, and accounting
Experienced ICF Board member whose tenure provides a thorough understanding of ICF’s business and corporate governance and its values and culture
Qualifies as an “audit committee financial expert” within the meaning of the SEC regulations

VOTING AND MEETING INFORMATION

SANJAY GUPTA Independent Director Age 49	Director Since: 2015 Committees: Audit Other Current Public Directorships: None Current Occupation: Director

Career and Education Highlights:

●	Executive Vice President of Marketing, Innovation and Corporate Relations for Allstate (2012 to 2017).

●	Chief Marketing Officer, Ally Financial Inc. (formerly GMAC, Inc.) (2008 to 2012).

●	Bank of America Corp.:

o	Senior Vice President, Global Consumer and Small Business Marketing Executive (2007 to 2008).

o	Senior Vice President, e-Commerce and ATM Executive (2003 to 2007).

o	Senior Vice President, e-Commerce Marketing (2001 to 2003).

●	Chief Marketing Officer, Sciquest.com, Inc. (1999 to 2001).

●	Federal Express, serving in various marketing positions (1992-1999).

●	Director, Mobile Marketing Association, a nonprofit association (2015-present).

o	Global Chair (2017 to present)

●	Former Director, Association of National Advertisers, a nonprofit association (2015-2017).

●	Former Director, Prana Technology/docBeat (healthcare messaging system) (2012 to 2014).

●	Former Director, Charlotte Ballet (2010 to 2012).

●	B.A., in Electronic Engineering, University of Mumbai.

●	M.B.A., University of Texas.

SELECTED DIRECTOR QUALIFICATIONS:

Substantial expertise in Marketing, including Digital Marketing
Substantial experience in the engagement of customers, consumers, employees, agency owners and key stakeholders through a variety of media and events
Demonstrated business and financial acumen and experience

VOTING AND MEETING INFORMATION

PETER M. SCHULTE Independent Director Age 60	Director Since: 1999 Committees: Audit and Compensation Other Current Public Directorships: None Current Occupation: Managing Partner and Founder, CM Equity Partners

Career and Education Highlights:

●

Managing Partner and Founder, CM Equity Partners, a private equity firm which invests in established middle market companies and manages private equity funds and investments through its management company, CM Equity Management, L.P. (1995 to present).

●

President, Secretary and Chief Financial Officer, Federal Services Acquisition Corporation, a public special purpose acquisition company, and predecessor of ATS Corporation (“ATS”), a former publicly traded information technology services firm serving U.S. federal, state, and local government agencies (2005 to 2007). ATS was subsequently acquired by Salient Federal Solutions, Inc., a Delaware corporation, effective March 30, 2012:

o	Board member, ATS (2005 to 2012).

●

Director of several private companies, including: The Level Playing Field Corporation; Systems Planning and Analysis, Inc.; Preferred Systems Solutions, Inc.; Citizant, Inc.; and Xebec Global Corporation.

●	A.B. in Government, Harvard College.

●	Masters in Public and Private Management, Yale School of Management.

SELECTED DIRECTOR QUALIFICATIONS:

Managing partner of the private equity firm that joined with management to purchase the Company in 1999
Service as the lead person responsible for the acquisition and oversight of various companies in both the public and private sector, including serving in the position of Chairman
Substantial experience in leading and financing acquisitions in, and experience on Boards and Audit/Compensation Committees of other companies within, the government services sector
Service on an Informational Roundtable Group for the Department of Defense
Experienced ICF Board member whose tenure provides a thorough understanding of ICF’s business and corporate governance and its values and culture

VOTING AND MEETING INFORMATION

The Governance and Nominating Committee maintains, and periodically updates, non-exclusive “Board membership criteria” to assist the committee in evaluating candidates for the Board. These criteria, and an indication of which of the criteria are particularly satisfied by each nominee and continuing director, are summarized below:

Guideline Criteria	Eileen O’Shea Auen	Srikant M. Datar	Cheryl W. Grisé	Sanjay Gupta	Sudhakar Kesavan	Randall Mehl	Peter M. Schulte	Michael J. Van Handel
Reputation for integrity, honesty and adherence to high ethical standards	X	X	X	X	X	X	X	X
Demonstrated business and financial acumen and experience	X	X	X	X	X	X	X	X
Willingness and ability to contribute positively to the collegial decision-making process of the Board	X	X	X	X	X	X	X	X
Prominence within professional discipline and/or industry relevant to the Company’s strategy	X	X	X	X	X	X	X	X
Current or past experience as a board member of another mid-cap or large public company	X	X	X		X	X	X	X
Commitment to attend and participate in Board and Board Committee meetings regularly	X	X	X	X	X	X	X	X
No conflict of interest that would impair ability to represent the interests of all Company stockholders and fulfill responsibilities of a director	X	X	X	X	X	X	X	X
Contribute to Board diversity (in terms of race, gender, national origin, etc.)	X	X	X	X	X
Strengths and experience that contribute to ability to serve effectively on one (1) or more Board Committees (audit, compensation, governance)	X	X	X	X	X	X	X	X
Significant experience in mergers and acquisitions and/or integration	X	X	X	X	X	X	X	X
Familiarity with capital markets, financing transaction strategy, and investor relations	X	X	X	X	X	X	X	X
Experience identifying, evaluating and managing corporate risk	X	X	X	X	X	X	X	X

VOTING AND MEETING INFORMATION

PROPOSAL 2

ADVISORY SAY ON PAY VOTE REGARDING ICF’S

OVERALL PAY-FOR-PERFORMANCE NAMED EXECUTIVE OFFICER COMPENSATION PROGRAM

In June of 2017, the Board approved a resolution providing that the Company would hold an annual stockholder advisory vote on executive compensation, as advised by the Company’s stockholders at the 2017 Annual Meeting. Pursuant to that resolution, this proposal, commonly known as a “Say on Pay” proposal gives you as a stockholder the opportunity to endorse or not endorse the Company’s named executive officer (the “NEOs”) compensation program through the following resolution:

“Resolved, that the stockholders approve ICF International’s overall pay-for-performance executive compensation program, as described in the Compensation Discussion and Analysis, the compensation tables and the related narratives and other materials in the Proxy Statement.”

Approval of the Say on Pay proposal requires the affirmative vote of a majority of the votes entitled to vote thereon present in person or by proxy at the Annual Meeting.

The Compensation Committee of the Board (the “Compensation Committee”) and the full Board believe that the Company’s executive compensation program, as described in the Compensation Discussion and Analysis and other sections noted in the resolution set forth above, reflects a pay-for-performance culture at the Company that is rooted in our values. The Compensation Committee and the Board believe that the executive compensation program is rational and effective in that it aligns the interests of the named executive officers with both the short-term and long-term interests of stockholders, while reducing incentives for unnecessary and excessive risk taking.

In 2015, the Compensation Committee adopted a performance-based equity program (the “Performance Program”) that provides for the award of performance-based shares (“PSAs”) from time to time pursuant to the 2010 Omnibus Incentive Plan, as amended (the “2010 Incentive Plan”). The Performance Program is designed to provide an incentive compensation opportunity that takes into account both the Company’s internal financial objectives and external market performance. The first PSA awards made under the Performance Program were granted to the Company’s NEOs in 2015, and vested in December 2017. The goal achievement was certified by the Compensation Committee and the vested awards were released in January 2018. The Compensation Committee continued to grant performance-based equity awards to the NEOs in 2016, 2017 and 2018.

In making a decision on the Say on Pay proposal the Board asks that stockholders consider the following:

●	ICF’s NEO compensation is competitive and in line with its market peers.

●	ICF’s executive compensation program is incentive-based and reflects a pay-for-performance culture.

●	ICF’s executive compensation program relies heavily on stock-based awards vesting over a period of time.

●	PSAs vest over three (3) years, contingent on achievement of certain performance thresholds.

●

Restricted stock units (“RSUs”) vest over a period of three (3) years with a vesting term of 25% vesting on each of the first anniversary and second anniversary, and 50% vesting on the third anniversary.

●	The Performance Program further emphasizes ICF’s commitment to a pay-for-performance culture that links compensation to positive results.

●	ICF offers only limited perquisites.

In addition, at the Company’s 2017 Annual Meeting, approximately 97% of the votes cast on the Say on Pay proposal were voted in favor of the Company’s compensation program. The Compensation Committee and the Board believe this affirms the stockholders’ strong support of the Company’s approach to named executive compensation.

In accordance with applicable law, this vote is “advisory,” meaning it will serve as a recommendation to the Board, but will not be binding. The Compensation Committee will seriously consider the outcome of this vote when determining future compensation arrangements for named executive officers.

It is expected that the next Say-on-Pay vote will occur at the 2019 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADVISORY VOTE REGARDING ICF INTERNATIONAL’S OVERALL PAY-FOR-PERFORMANCE NAMED EXECUTIVE OFFICER COMPENSATION PROGRAM..

VOTING AND MEETING INFORMATION

PROPOSAL 3

APPROVAL OF THE ICF INTERNATIONAL, INC. 2018 OMNIBUS INCENTIVE PLAN

Background and Purpose of the Proposal

The Company currently utilizes its 2010 Incentive Plan for the purpose of issuing certain incentive awards to key employees. The 2010 Incentive Plan is set to expire in 2020, and in order to implement the changes set forth below, on April 4, 2018, the Board adopted a new 2018 Omnibus Incentive Plan (the “2018 Incentive Plan”) that will replace the 2010 incentive Plan. The Board’s action is subject to the approval of stockholders and at the 2018 annual meeting stockholders will be asked to approve the 2018 Incentive Plan.

The 2018 Incentive Plan is substantially similar to the 2010 Incentive Plan. The primary changes to the 2010 Incentive Plan for the new 2018 Incentive Plan are:

i.	set the number of shares available for issuance under the 2018 Incentive Plan at 1,185,000. After adoption of the 2018 Incentive Plan, no further awards will be issued under the 2010 Incentive Plan;

ii.

provide that equity awards to non-employee members of the Board will be issued under the 2018 Incentive Plan, rather than outside the 2018 Incentive Plan as has been our practice, and establish a limitation on awards that may be granted during any year to non-employee members of the Board under the 2018 Incentive Plan;

iii.	incorporate certain other changes that we believe are desirable, including changes resulting from the adoption in late 2017 of the Tax Cuts and Jobs Act (the “TCJA”); and

iv.	dividends will only be paid on issued shares, and not on unvested equity grants.

The full text of the 2018 Incentive Plan is attached as Exhibit A to this Proxy Statement, and the following description is qualified in its entirety by reference to that exhibit.

With respect to (i) above, it is the Board’s strong belief that it is necessary for the Company to have sufficient shares available to allow the Company to grant interests in the Company’s common stock in the form of stock options (both incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”)), stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), cash settled restricted stock units (“CSRSUs”), performance shares (“PSAs”), performance units, cash-based awards, and other stock-based awards permitted under the 2018 Incentive Plan in order to attract and retain qualified non-employee directors and officers and other key employees. The number of shares and share equivalents available under the 2018 Incentive Plan will help the Company achieve this goal.

With respect to (ii) above, the Board believes that it is a preferred governance practice to make grants to non-employee directors under a plan rather than outside a plan. Among other things, this approach gives stockholders greater input as to the framework for director compensation. Consideration by stockholders of the 2018 Incentive Plan, which includes provision for, and a limitation on, awards to non-employee directors, gives stockholders an opportunity to either approve or disapprove of the proposed limit on director compensation, which the Board, its consultants and others believe is meaningful. Under Section 4.2 of the 2018 Incentive Plan, the average of the aggregate total compensation (including equity) paid to non-employee directors for any fiscal year shall not exceed $400,000. Current director compensation is well below this limit. We also refer stockholders to the section of this Proxy Statement entitled “Director Compensation”, which provides further details regarding our director compensation program.

With respect to (iii) above, the primary change reflected in the 2018 Incentive Plan in response to the TCJA relates to the TCJA’s elimination of the exception to the $1 million tax deductibility limit for “performance-based compensation” under Section 162(m) of the Internal Revenue Code (the “Code”). Provisions of the 2010 Incentive Plan that are specifically related to former Section 162(m) are not included in the 2018 Incentive Plan. However, the Board anticipates that some awards to executives under the 2018 Incentive Plan will be based on performance goals, and the 2018 Incentive Plan allows awards with such features.

Also as a result of the TCJA, the annual limits previously required by the Code as to various forms of awards that may be granted have been eliminated from the 2018 Incentive Plan. However, there is a limit on the value of annual awards to non-employee directors.

VOTING AND MEETING INFORMATION

Stockholder Friendly Features of the 2018 Incentive Plan

The 2018 Incentive Plan authorizes the granting of equity-based compensation in the form of stock options (both ISOs and NQSOs), SARs, restricted stock, RSUs, CSRSUs, PSAs, performance units, cash-based awards, and other stock-based awards. The 2018 Incentive Plan and our other related governance practices and policies have a number of features that are designed to protect stockholder interests. Some of these features are set forth below and are described more fully below under the heading “Summary of the 2018 Incentive Plan.” The description of these features and the summary provided below do not provide a complete description of all the provisions of the 2018 Incentive Plan. The full text of the proposed 2018 Incentive Plan is attached as Exhibit A to this Proxy Statement, and the following description is qualified in its entirety by reference to that exhibit.

✔	Awards subject to Compensation Recovery Policy. Awards under the 2018 Incentive Plan will be subject to recoupment under certain circumstances.

✔

“Double-trigger” change of control vesting. Two (2) events are needed for outstanding equity awards to vest on an accelerated basis: (i) consummation of a change of control event; and (ii) termination of employment/non-employee director service, other than for cause, within two (2) years following the change of control (except for pre-existing employment or severance agreements).

✔	Administered by an independent committee. The 2018 Incentive Plan will be administered by the Compensation Committee, which is made up entirely of independent directors.

✔

Minimum Vesting. Equity awards are subject to a minimum of one (1) year vesting/restriction/performance period, with the exception that up to 5% of the available shares (including any new additional shares) may be subject to award without such minimum vesting/restriction/performance period. In practice, under the 2010 Incentive Plan, RSUs granted to employees have vested over four (4) years until 2017 when RSUs moved to a three (3) year vesting schedule. All PSAs have had a three (3) year performance period.

No repricing or cash-buyout of stock options or SARs. The 2018 Incentive Plan prohibits the direct or indirect repricing of stock options or SARs without stockholder approval. The Plan permits the Compensation Committee to authorize replacement equity grants in certain situations following a change of control. No cash buybacks of underwater stock options are permitted without stockholder approval.

No discounted stock options or SARs. All stock options and SARs must have an exercise price or base price equal to or greater than the fair market value of the underlying common stock on the date of grant.

No “Evergreen” Provision. The 2018 Incentive Plan does not contain an “evergreen” provision. The number of shares available is capped and there is no formula providing for any automatic increase in the number of shares available.

No liberal acceleration of outstanding equity awards. The Compensation Committee may only accelerate vesting or exercisability of an award upon death or disability of a participant or after a qualified form of termination following a Change of Control.

No tax gross-ups. Awards will not contain tax gross-up provisions per the terms of the 2018 Incentive Plan.

No dividends on unvested equity awards. The 2018 Incentive Plan prohibits dividends on unvested equity awards.

The Stockholder Friendly Features are augmented by the following:

✔

Hedging and Pledging Policies. Our insider trading guidelines prohibit our directors, executive officers and employees from selling our common stock “short,” and entering into any puts or calls relating to our common stock or hedging. Stock grant agreements prohibit the pledging or assignment of stock grants.

✔

Director and Executive Stock Ownership Policy. Directors and designated executives of the Company are subject to minimum stock ownership levels of Company common stock. Under the policy, the executive may not sell, transfer or dispose of shares of common stock if he or she does not meet the requisite stock ownership policy.

✔

Strong Stockholder Support for Executive Compensation Program. At last year’s annual meeting of stockholders, approximately 97% of the votes cast by our stockholders supported our executive compensation program.

VOTING AND MEETING INFORMATION

Historical Burn Rate

The burn rate refers to how fast a company uses the supply of shares authorized for issuance under its stock plan. Although long-term incentive awards are a key element of our executive compensation program, we are mindful when making long-term incentive awards to ensure that our burn rate does not have a materially negative impact to our stockholders. Our historical three (3) year burn rate has been trending downwards since 2015, as noted below. In addition, certain factors accentuate the burn rate. For example, we have increased our share repurchase activity in the past three (3) years. While share repurchases by the Company benefit stockholders, a lower number of common shares outstanding generates a higher burn rate for a company. Adjusting for repurchase activity, cancellations and forfeitures, ICF’s annual burn rate is significantly lower, as shown below.

	2015	2016	2017
Awards Issued under 2010 Incentive Plan
All Stock Options Granted	—	—	—
All Restricted Stock Units (RSUs) & Awards	250,159	240,868	94,227
Weighted Common Shares Outstanding	19,334,629	18,988,598	18,766,371
Annual Burn Rate*	1.29%	1.27%	1.03%
Three-year Average Burn Rate (2015 – 2017)			1.20%
Considerations

Cancellations & Forfeitures	(104,243)	(74,412)	(58,664)
Share Repurchases	638,654	317,493	684,335

Alternate Burn Rate Calculations*
Burn Rate adding back Share Repurchases	1.25%	1.25%	1.00%
Three-year Average Burn Rate (2015 – 2017)			1.17%
Burn Rate excluding Cancellations & Forfeitures and adding back Share Repurchases	0.73%	0.86%	0.70%
Three-year Average Burn Rate (2015 – 2017)			0.76%

Share Repurchase

ICF has increased its share buyback activity in the past five (5) years. A primary purpose of the share buybacks is to mitigate the potential dilutive impact of employee stock-based compensation and to return wealth to stockholders.

Year	Number of Shares Repurchased	Dollar Value of Shares Repurchased	% of Weighted Common Shares Outstanding
2017	684,335	$ 30,710,754	3.65%
2016	317,493	$ 11,924,040	1.67%
2015	638,654	$ 22,339,165	3.30%
2014	665,868	$ 24,400,502	3.40%
2013	160,043	$ 5,355,272	0.81%

Dilution

Upon the approval of the 2018 Incentive Plan, the overall dilution of our equity awards would be approximately 10.1%, based on 18,776,186 shares outstanding (as of March 21, 2018).

As of March 21, 2018	Total Shares	Basic Dilution (2)	Fully Diluted Dilution (3)	Basic Dilution (adding back share repurchase) (4)
Stock Options Issued and Outstanding	334,535	1.8%	1.8%	1.5%
RSUs and Performance Shares (at Target) Outstanding	587,749	3.1%	3.0%	2.7%
Total Stock Awards Outstanding	922,284	4.9%	4.7%	4.2%
New Additional Shares (1)	1,185,000	6.3%	5.9%	5.5%
Total Stock Awards Outstanding Including New Shares	2,107,284	11.2%	10.1%	9.7%
__________________
(1)	Subject to approval.
(2)	Denominator is equal to the shares outstanding on March 21, 2018 of 18,776,186.
(3)	Denominator is equal to the sum of the numerator and shares outstanding on March 21, 2018 of 18,776,186.
(4)	Denominator is equal to the sum of total shares repurchased in 2015, 2016 and 2017 and shares outstanding on March 21, 2018 of 18,776,186.

VOTING AND MEETING INFORMATION

Approval of the 2018 Incentive Plan requires the affirmative vote of a majority of the shares of the Company’s outstanding common stock present, in person or by proxy, and entitled to vote at the annual meeting. If approved by the stockholders, the 2018 Incentive Plan will become effective upon such approval. If the 2018 Incentive Plan is not approved by stockholders: (i) the 2010 Incentive Plan will continue in effect under its current terms; (ii) a new plan will need to be voted upon at the 2019 Annual Meeting of Stockholders or risk the Company having no stockholder approved equity compensation plan; and (iii) the Company may not have sufficient shares available to issue further grants of the Company’s common stock in future years in accordance with current practice.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ICF INTERNATIONAL INC. 2018 OMNIBUS INCENTIVE PLAN UNDER PROPOSAL 3.

SUMMARY OF THE 2018 INCENTIVE PLAN

Administration and Duration. The 2018 Incentive Plan is administered by the Compensation Committee. The Compensation Committee will have the authority to interpret the 2018 Incentive Plan, and to make any other determinations it believes necessary or advisable for the administration of the 2018 Incentive Plan. Subject to the terms of the 2018 Incentive Plan, the Compensation Committee may determine, among other items: the selection of those to be granted awards under the 2018 Incentive Plan out of those eligible for participation; the level of participation of each participant; when and how each award under the 2018 Incentive Plan shall be granted; and what type or combination of types of awards shall be granted. Each member of the Compensation Committee must be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and meet the requirements of Nasdaq Rule 5605(d)(2)(A). Currently, the Compensation Committee is comprised of four (4) independent directors who fit each of these definitions. The Compensation Committee may delegate any or all of its authority to administer the 2018 Incentive Plan, as it deems appropriate, to one or more of its members; to one (1) or more officers of the Company; or, to one (1) or more agents or advisors. By resolution, the Compensation Committee may authorize one (1) or more officers of the Company to (i) designate employees to be award recipients under the 2018 Incentive Plan; and/or (ii) determine the size of any such awards; provided, however, that (x) the Compensation Committee shall not delegate such responsibilities to any officer for awards granted to an employee who is a NEO; (y) the resolution sets forth the total number of shares such officer may grant in awards; and (z) the officer shall periodically report to the Compensation Committee regarding the nature and scope of the awards granted pursuant to such delegated authority.

The 2018 Incentive Plan will remain in effect, subject to the right of the Board of Directors to amend or terminate the 2018 Incentive Plan at any time, until all shares subject to it shall have been purchased or acquired according to the 2018 Incentive Plan’s provisions. However, in no event may an award be granted under the 2018 Incentive Plan on or after ten (10) years from the date of the stockholder approval of the 2018 Incentive Plan.

Eligibility. All officers and all employees of the Company determined by the Committee to be key employees (including employees who are members of the Board and employees who are members of senior management of entities acquired by the Company) and its affiliates, as well as the Company’s non-employee directors, will be eligible to participate in the 2018 Incentive Plan. From time to time, the Compensation Committee will determine who will be granted awards and the number of shares granted, and all such awards are at the sole discretion of the Compensation Committee. The Compensation Committee may also delegate authority to grant awards, subject to the limitations described above. Any employee determined to be a key employee may be a participant in the plan. That determination is made by the Committee upon the recommendations of senior management. Such recommendations take into account factors such as performance (currently and over time), long-term potential, contributions to the Company’s success, effort level, and desire to retain the employee, as well as other relevant factors determined on a case-by-case basis.

As of December 31, 2017, the Company had 754 officers and employees (including one (1) employee Director) and seven (7) non-employee directors who could be eligible to participate in the 2018 Incentive Plan. However, nearly all participants are employees at the Director and Senior Director level or above, with the higher levels including Vice President, Senior Vice President, and Executive Vice President (including CEO and COO). As of December 31, 2017, the Company had 507, 169, 67, and 11 employees, respectively, at those levels. The number of employees who had received equity awards under the 2010 Incentive Plan through the same date was 1,085, and the number of employees holding outstanding equity awards was 668.

Shares and Amounts Available for Awards. The aggregate number of shares of common stock that may be issued under all stock-based awards made under the 2018 Incentive Plan will be 1,185,000. Shares that are related to awards under the 2018 Incentive Plan that are forfeited or expire unexercised shall be added back and shall be available again under the 2018 Incentive Plan.

VOTING AND MEETING INFORMATION

Non-Employee Director Awards. Annual awards to non-employee directors are limited. The average of the aggregate total compensation paid to non-employee directors in any year cannot exceed $400,000.

Types of Awards

Stock Awards. The 2018 Incentive Plan provides for granting restricted stock, RSUs, PSAs, performance units, and other stock-based awards. A performance award may include any of the performance measures, or a combination thereof, set forth in the 2018 Incentive Plan attached as Exhibit A to this Proxy Statement. Performance goals may be based on the achievement of specified levels of Company performance (or performance of an applicable subsidiary, affiliate or unit of the Company, or any combination thereof) under one (1) or more of the performance measures set forth in the 2018 Incentive Plan. Performance goals may be defined in absolute terms or measured relative to the performance of companies or against a predefined index that the Compensation Committee deems appropriate, or, if utilizing the performance measure of share price, a comparison to various stock market indices. Performance goals may be adjusted for material business events. The performance goals will be set by the Compensation Committee and may include:

●	Net earnings or net income (before or after taxes);
●	Earnings per share;
●	Gross or net sales or revenue growth;
●	Product invoice;
●	Net operating profit;
●	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);
●	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);
●	Earnings before or after taxes, interest, depreciation, and/or amortization;
●	Gross or operating margins;
●	Productivity ratios;
●	Share price (including, but not limited to, growth measures and total stockholder return);
●	Expense targets;
●	Cost reduction or savings;
●	Performance against operating budget goals;
●	Margins;
●	Operating efficiency;
●	Funds from operations;
●	Market share;
●	Customer satisfaction;
●	Working capital targets;
●	Gross Revenue;
●	Revenue after subcontractor costs;
●	Service Sales;
●	Contract Backlog;
●	Business Pipeline;
●	Economic value added or EVA (net operating profit after tax minus the product of capital multiplied by the cost of capital);
●	Debt levels;
●	Days Sales Outstanding; and
●	Contract Awards/Book-to-Bill.

Stock Options. Stock options granted under the 2018 Incentive Plan may be either NQSOs or ISOs qualifying under Section 422 of the Code. Under the Code, the aggregate fair market value (determined at the grant date) of the stock with respect to which ISOs are first exercisable by any individual during any calendar year shall not exceed $100,000. Stock options in excess of this limit are treated as NQSOs. The stock option price may not be less than the fair market value of the stock on the date the stock option is granted. The stock option price is payable in cash or, if the grant provides, in common stock or other equity instruments. The Compensation Committee shall determine the expiration of stock options, although no stock option may be exercisable later than the tenth anniversary date of the grant. The Compensation Committee determines the terms of each stock option award at the time of grant.

Stock Appreciation Rights. SARs may, but need not, be granted in conjunction with options or other equity awards. The Compensation Committee determines the terms of each SAR at the time of the grant. Any freestanding SAR (that is, a SAR not granted in conjunction with another equity award) may not be granted at less than the fair market value of the stock on the date the SAR is granted and cannot have a term longer than ten (10) years. Distributions to the recipient may be made in common stock, in cash, or in a combination of both as determined by the Compensation Committee at the time of grant.

Cash-Based and Other Stock-Based Awards. Cash-based and other stock-based awards granted under the 2018 Incentive Plan entitle each participant to receive a specified payment amount or payment range, in the form of cash or shares of common stock or other equity awards, as determined at the time of the award, upon the attainment of specified performance goals during a performance period, which may be one (1) or more years, as determined by the Compensation Committee at the time of the award.

VOTING AND MEETING INFORMATION

Amendment and Revocation. The Board may terminate the 2018 Incentive Plan or an outstanding award agreement at any time, and the Compensation Committee may amend the 2018 Incentive Plan or an outstanding award agreement at any time. However, an amendment will be contingent upon stockholder approval to the extent required by law or the rules of any stock exchange on which the Company’s stock is traded. The 2018 Incentive Plan prohibits the terms of outstanding awards from being amended to reduce the exercise price of outstanding options or SARs and prohibits, without stockholder approval, the cancellation of outstanding options or SARs in exchange for cash, other awards, or new options or SARs with an exercise price that is less than the exercise price of the original options or SARs.

Certain Adjustments. In the event of a corporate event or transaction, the Compensation Committee, in its sole discretion and in order to prevent unintended dilution or enlargement of a participant’s rights under the 2018 Incentive Plan, shall substitute or adjust, subject to the Compensation’s Committee’s sole discretion in determining the methodology and manner of such substitution or adjustment, among other things:

●	the number and kind of shares that may be issued under the 2018 Incentive Plan or under particular forms of awards;
●	the number and kind of shares subject to outstanding awards;
●	the option or grant price applicable to outstanding awards; and
●	any other value determinations applicable to outstanding awards.

A corporate event or transaction (including, but not limited to, a change in the shares or capitalization of the Company) encompasses a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in-kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction.

Transferability. Unless otherwise determined by the Compensation Committee, awards granted under the 2018 Incentive Plan may not be transferred except by will or the laws of descent and distribution or, subject to the consent of the Compensation Committee, pursuant to a domestic relations order entered into by a court of competent jurisdiction. During an employee’s lifetime, any options or awards may be exercised only by the employee. Notwithstanding the above, no award may be transferred for value without stockholder approval.

Other Provisions. Except for 5% of the shares available for equity awards, there is a one (1) year minimum vesting/restriction/performance period requirement for equity awards. In addition, upon a change of control of the Company, equity awards will not have accelerated vesting unless the employee or non-employee director has a termination of employment or board service, without cause, within twenty-four (24) months following the change of control of the Company.

 U.S. Tax Treatment of Options and Awards

Incentive Stock Options. An ISO results in no taxable income to the optionee or deduction to the Company at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an ISO for at least two (2) years from the date of the grant and one (1) year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of prior to the end of this period, however (i.e., a “disqualifying disposition”), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). In that event, the excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In addition, the Company will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee’s income as compensation. The optionee’s basis in the shares acquired upon exercise of an ISO is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Nonqualified Stock Options. An NQSO results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising such an option will, at that time, realize compensation income taxable at ordinary income tax rates in the amount of the difference between the then market value of the shares and the option price. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation realized by the optionee.

The optionee’s basis in such shares is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

If an NQSO is exercised by tendering previously owned shares of the Company’s common stock in payment of the option price, then, instead of the treatment described above, the following will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the optionee’s basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The optionee will have compensation income taxable at ordinary income tax rates equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the optionee’s basis in such excess shares will be equal to the amount of such compensation income; and the holding period in such shares will begin on the date of exercise.

VOTING AND MEETING INFORMATION

Stock Appreciation Rights. Generally, the recipient of an SAR will not recognize taxable income at the time the SAR is granted. Upon the exercise of an SAR, if an employee receives the appreciation inherent in the SAR in cash, the cash will be taxed as compensation income to the employee at the time it is received. If an employee receives the appreciation inherent in the SAR in stock, the fair market value of the stock will be taxed as compensation income to the employee at the time such stock is received.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the exercise of an SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise.

Restricted Stock/RSU Awards/Performance Awards. No income will be recognized at the time of grant by the recipient of a restricted stock, RSU, or PSA if such award is subject to a substantial risk of forfeiture. Generally, at the time the substantial risk of forfeiture terminates with respect to a stock award, the then fair market value of the stock will constitute ordinary income to the employee. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in an amount equal to the compensation realized by the employee.

Tax Treatment of Awards to Non-Employee Directors and to Employees Outside of the United States

The grant and exercise of options and awards under the 2018 Incentive Plan to non-employee directors and to employees outside of the United States may be taxed on a different basis.

Interests of Certain Persons in Certain Proposals

Our executive officers and directors have interests in matters that will be acted upon at the annual meeting that may be different from the interests of our stockholders generally. At the annual meeting, stockholders will be asked to vote on a proposal to approve the 2018 Incentive Plan. If the proposal is adopted, each of our executive officers and directors will be eligible to receive a portion of their compensation for services in the form of stock option grants, awards of restricted stock or other equity or equity-based awards. The Board was aware of these interests and took them into account when determining whether to recommend that the stockholders vote in favor of the proposal to approve the 2018 Incentive Plan. Ultimately, the Board determined that the benefits to the Company and stockholders of adoption of the 2018 Incentive Plan outweigh any potential conflict of interest with stockholders.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information as of our fiscal year end about our common stock that may be issued upon the exercise of options, warrants and rights under the 2010 Incentive Plan:

Plan Category	(a) Number of Securities to be Issued Upon Exercise Of Outstanding Options, Warrants And Rights	(b) Weighted-Average Exercise Price Of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved By Security Holders(1)	1,062,107	$30.71	1,864,735
Equity Compensation Plans Not Approved By Security Holders	--	--	--
Total	1,062,107	$30.71	1,864,735

(1) Includes 411,498 shares of outstanding stock options, 463,587 restricted stock units and 187,022 performance shares outstanding under the 2010 Incentive Plan.

(2) Exercise price is for outstanding stock options only; restricted stock units and performance shares have no exercise price.

As of March 21, 2018, 1,632,004 shares remain available for issuance of future awards under the 2010 Incentive Plan, until such plan terminates, including if replaced by the 2018 Incentive Plan. A total of 334,535 stock options remain outstanding with a weighted average exercise price of $32.40 and weighted remaining term of 5.2 years. Stock awards totaling 587,749 (including shares of restricted stock units and performance shares) are outstanding under the 2010 Incentive Plan.

VOTING AND MEETING INFORMATION

PROPOSAL 4

RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

The Audit Committee of the Board (the “Audit Committee”) has appointed Grant Thornton to serve as our independent registered public accounting firm (“independent auditor”) for fiscal year 2018 and requests that stockholders ratify such appointment. For a discussion of factors considered by the Audit Committee in connection with the appointment of Grant Thornton, see “Audit Committee Report – Auditor Selection.”

Grant Thornton audited our consolidated financial statements for 2017 and 2016. Representatives of Grant Thornton will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions by stockholders. Ratification of the appointment of Grant Thornton as our independent registered public accounting firm requires a majority of the votes entitled to vote thereon present in person or by proxy at the Annual Meeting. If our stockholders do not ratify Grant Thornton as our independent registered public accounting firm, the Audit Committee will reconsider its decision. Even if stockholders vote in favor of the appointment, the Audit Committee may, in its discretion, and without re-submitting the matter to the Company’s stockholders, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018.

DESCRIPTION OF PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the fees for professional audit services provided by Grant Thornton for the audit of our annual financial statements for the fiscal years ended December 31, 2017 and 2016, and fees billed for other services provided by Grant Thornton during those periods:

Type of Fees	2017	2016
Audit fees	$1,773,678	$1,374,762
Audit-related fees	—	—
Tax fees	—	—
All other fees	4,908	20,242
Total fees	$1,778,586	$1,395,004

Audit Fees

These are fees for professional services rendered by Grant Thornton for the audits of our annual consolidated financial statements, the audit of internal controls over financial reporting, the review of consolidated financial statements included in our quarterly reports on Form 10-Q, and the audit of our compliance with OMB Circular A-133. The audit fees provided by Grant Thornton also include services that were provided in connection with certain non-U.S. statutory audits. The 2017 audit fees include additional services rendered as a result of our adoption of the Accounting Standard Codification 606 (ASC 606) and the 2017 tax reform totaling $155,596 and $85,376, respectively.

Audit-Related Fees

Audit-related fees comprise fees for professional services rendered by Grant Thornton that are reasonably related to the performance of the audit or review of our consolidated financial statements and internal controls over financial reporting that are not reported in “Audit Fees.”

Tax Fees

These are fees for professional services rendered by Grant Thornton with respect to tax compliance, tax advice and tax planning. Additional professional services with respect to tax compliance, tax advice and tax planning were performed by other tax service providers. There were no services rendered by Grant Thornton in 2017 or 2016 that met the above category description.

All Other Fees

These are fees for professional services rendered by Grant Thornton for products and services other than the services reported in “Audit Fees”, “Audit-Related Fees” or “Tax Fees”. There were $4,908 in such services rendered by Grant Thornton in 2017 that met the above category description. Additionally, $20,242 in such services rendered by Grant Thornton in 2016 met the above category description, which included statutory filings and related fees for the Company’s international business.

VOTING AND MEETING INFORMATION

Pre-Approval of Audit and Non-Audit Services

The Audit Committee is authorized by its charter to pre-approve all audit and permitted non-audit services to be performed by our independent registered public accounting firm. The Audit Committee reviews and approves the independent registered public accounting firm’s retention to perform audit services, including the associated fees. The Audit Committee also evaluates other known potential engagements of the independent registered public accounting firm, including the scope of the proposed work and the proposed fees, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management. At subsequent meetings, the Audit Committee will receive updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for approval. The Audit Committee has delegated to the Chair of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between Audit Committee meetings. If the Chair so approves any such engagement, he will report that approval to the full Audit Committee at its next meeting.

Approval of Fees

Our Audit Committee has reviewed all of the fees described above. In connection with the Committee’s review and approval of the amount of fees paid to the independent auditor for audit, audit-related and other services, the Committee considers, among other factors:

●	The independent auditor’s qualifications and quality control procedures;

●	The quality of the independent auditor’s overall performance;

●	The complexity of the audit and related services in a particular year;

●	Publicly available information concerning audit fees paid by peer companies; and

●	The impact, if any, of the level of audit and non-audit fees on the auditor’s independence.

The Audit Committee believes that such fees are compatible with maintaining the independence of Grant Thornton.

AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

The Company’s Audit Committee is appointed by the Board, and each of the members of the Audit Committee has been determined by the Board to be “independent” under the applicable NASDAQ standards. The Board has also determined that all of the members of the Audit Committee are “financially literate” under the NASDAQ rules. The Audit Committee’s Chairman, Dr. Srikant Datar and Committee member Mr. Michael Van Handel each qualify and are designated as “audit committee financial experts”, as defined by the SEC.

Audit Committee Duties

Under the Audit Committee’s Charter, the committee’s duties and responsibilities include, among others:

●	Oversight of the relationship with the independent auditor, including being directly responsible for the appointment and compensation of the Company’s independent auditor;

●	Assessing the qualifications, performance and independence of the Company’s independent auditor;

●	Reviewing the activities, qualifications and performance of the Company’s internal audit function;

●	Monitoring financial reporting and disclosure and related matters;

●	Reviewing and evaluating the Company’s overall risk profile, the procedures and policies adopted to identify and manage such risks and related disclosures;

●	Retaining independent external advisors as the Audit Committee determines necessary or appropriate;

●	Annually reviewing the adequacy of the Audit Committee’s charter and the Audit Committee’s own performance; and Preparing this report to the Company’s stockholders.

The Audit Committee also periodically reviews the Company’s Code of Business Ethics and Conduct and receives reports from the Company’s Compliance Committee, which is charged with the implementation of the Code of Business Ethics and Conduct. In this connection, the Audit Committee oversees the Company’s procedures for the receipt, retention and treatment, on a confidential basis, of any complaints received by the Compliance Committee. The Company encourages employees and third-party individuals and organizations to report concerns about our accounting, internal accounting controls, auditing matters or other matters that may or appear to involve financial or any other wrongdoing.

Audit Committee Oversight Role

In performing its functions, the Audit Committee acts in an oversight capacity. In that role the Audit Committee relies on the work and assurances of: the Company’s management, which has the primary responsibility for financial statements and reports, internal controls and financial reporting processes; the internal audit function; and the independent auditor that, in its reports, expresses opinions on the conformity of the Company’s financial statements to United States generally accepted accounting principles (“US GAAP”) and on the effectiveness of the Company’s internal control over financial reporting.

Audit Committee Activities

During the year, the Audit Committee meets with management and representatives of the independent auditor and the internal audit function to review and discuss the Company’s quarterly financial statements before the Company’s results are released to the public. Members of the Committee also review the Company’s quarterly reports on Form 10-Q and the annual report on Form 10-K. In the course of these activities, the Audit Committee:

●	Reviews the scope of, overall plans for and status of the annual audit and internal audit program;

●	Consults with management, the internal audit function and the independent auditor on topics such as the Company’s processes for risk assessment and risk management and related disclosures;

●	Reviews and approves the Company’s policy for preapproval of audit and permitted non-audit services by the independent auditor;

●

Reviews with management, the internal audit function and the independent auditor the scope and effectiveness of the Company’s disclosure controls and procedures, including for purposes of evaluating the accuracy and fair presentation of the Company’s financial statements in connection with the certifications made by the Company’s Chief Executive Officer and Chief Financial Officer;

●	Receives advice on critical accounting policies and the impact of new accounting principles and guidance; and

●

Reviews significant legal and other developments in the Company’s processes for monitoring compliance with law and Company policies, and oversees the activities of the Company’s Chief Ethics and Compliance Officer and management’s Compliance Committee.

The Audit Committee meets, not less than annually, with the independent auditor, in each case with and without members of management present, to discuss the results of the auditor’s examinations and evaluations of the Company’s internal controls and the overall quality and integrity of the Company’s financial reporting.

AUDIT COMMITTEE REPORT

Review of Fiscal 2017 Financial Statements

The Audit Committee reviewed and discussed with our management and with our independent auditor, Grant Thornton, the consolidated financial statements of ICF and its subsidiaries and related notes, the disclosures under the headings “Management’s Discussion and Analysis” and “Management’s Report on Internal Controls”, and other financial disclosures as set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. In connection with this review, the Audit Committee:

●

Discussed with Grant Thornton those matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees), issued by the Public Company Accounting Oversight Board (“PCAOB”), and Rule 2-07 (Communication with Audit Committees) of SEC Regulations S-X; and

●

Received from Grant Thornton the written communications required by Ethics and Independence Standard No. 3526 (Communication with Audit Committees Concerning Independence), issued by the PCAOB, as to Grant Thornton’s compliance with all rules, standards, and policies of the PCAOB and SEC governing auditor independence.

Based on the activities, reviews and discussions outlined above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 31, 2017 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 as filed with the SEC.

Auditor Selection

As described under the heading, “Proposal 4: Ratification of the Selection of Independent Registered Public Accountant”, the Audit Committee also approved the selection of Grant Thornton as the Company’s independent auditor for the fiscal year ending December 31, 2018 as being in the best interest of the Company. Grant Thornton has served as the Company’s independent auditor since the Company went public in 2006.

In connection with the appointment of the independent auditor, the Audit Committee discusses and considers factors such as the following:

●	The independent auditor’s historical and recent performance on the audit, taking into account the views of management and the internal audit function;

●	External data relating to audit quality and performance, including recent PCAOB reports on the independent auditor and its peer firms;

●	The familiarity of the independent auditor, and the team assigned to the Company’s audit and related work, with the government services industry;

●	The independent auditor’s tenure as the Company’s independent auditor and its familiarity with the Company’s accounting policies and practices and internal control over financial reporting;

●	The independent auditor’s capacity, capability and expertise in handling the breadth and complexity of the Company’s global operations;

●	The independent auditor’s independence and objectivity and the quality and candor of communications within management and the Audit Committee; and

●	The appropriateness of the auditor’s fees for audit and non-audit services.

For a discussion of factors considered by the Audit Committee in reviewing the amount of fees paid to Grant Thornton for audit and other services, see “Proposal 4: Ratification of the Selection of the Independent Registered Public Accountant – Approval of Fees”.

The Audit Committee also reviews and considers the performance of the lead audit partner. Under applicable law, the lead audit partner must rotate after five (5) years, and the Company’s current lead audit partner has served in that capacity for three (3) years. The process for selection of the Company’s lead audit partner pursuant to this rotation policy will involve meetings between the chair of the Audit Committee and the candidate for the role, as well as discussions and meetings with the Audit Committee and, of course, management.

Audit Committee

/s/ Dr. Srikant Datar
Dr. Srikant Datar, Audit Committee Chairperson

/s/ Sanjay Gupta
Sanjay Gupta

/s/ Peter M. Schulte
Peter M. Schulte

/s/ Michael Van Handel
Michael Van Handel

CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE AND BOARD MATTERS

Board and Committee Meetings in 2017

The table below shows the number of Board and Committee meetings held in 2017. Our Board has seven (7) regularly scheduled meetings per year and special meetings are called as the need arises. These meetings are usually held at our headquarters in Fairfax, Virginia.

Number of Meetings Held
Board of Directors	8
Audit Committee	7
Compensation Committee	6
Governance and Nominating Committee	4

Directors are expected to attend Board meetings, our annual stockholders’ meeting, and the meetings of the committees on which they serve. During 2017, each director attended at least 75% of the total meetings of the Board and those committees on which he or she served. Each director who was on the Board at the time attended our annual meeting of stockholders held in 2017. Mr. Mehl was not appointed to the Board until September 2017, and therefore was not present at the annual meeting of stockholders.

Corporate Governance Guidelines

Our Board has established a set of Corporate Governance Guidelines that addresses such matters as, among other things, the roles of the Board and management (including the role of the Lead Independent Director), Board and director responsibilities, Board composition, selection of directors, operations of the Board (including meetings), and functions of the Board committees. The Board believes such guidelines, which are reviewed from time to time, are appropriate for the Company in its effort to maintain “best practices” as to corporate governance.

Director Independence

The Board has affirmatively determined that Ms. Eileen O’Shea Auen, Ms. Cheryl W. Grisé, Dr. Srikant M. Datar, and Messrs. Sanjay Gupta, Randall Mehl, Peter M. Schulte and Michael Van Handel, are independent directors in accordance with the requirements of NASDAQ and the rules of the SEC. We believe we comply with all applicable requirements of the SEC and NASDAQ relating to director independence and the composition of the committees of our Board.

Board Leadership Structure; Lead Independent Director

The Board’s leadership structure, includes a lead independent director and Mr. Kesavan serving as both Chairman of the Board (“Chairman”) and Chief Executive Officer (“CEO”). Based on the Company’s favorable experience with this Board leadership structure and the factors outlined below, the Board continues to believe that the current leadership structure serves the Company well and there is no need to alter that structure at the present time.

The Board believes that when there is a combined Chairman and CEO, it is in the best interests of the Company and its stockholders to designate a Lead Independent Director who is an independent director and, among other duties:

●	presides over executive sessions of the independent directors;

●	consults with the Chairman and CEO regarding scheduling and agendas for Board meetings;

●	chairs Board meetings in the Chairman’s absence;

●	acts as a liaison between the independent directors and management;

●	meets with any director whom the Lead Independent Director deems is not adequately performing his or her duties as a member of the Board or any committee;

●	consults with the Chairman and CEO on matters relating to corporate governance and Board performance;

●	in conjunction with the Chair of the Governance and Nominating Committee, oversees and participates in the annual board evaluation and succession planning process;

●	participates in the Compensation Committee’s annual performance evaluation of, and succession planning for, the CEO; and

●

leads the deliberation and action by the Board or a Board committee regarding any offer, proposal, or other solicitation or opportunity involving a possible acquisition or other change of control of the Company.

The charter of the Governance and Nominating Committee calls for the annual review of the Lead Independent Director position. The Company believes that having a Lead Independent Director, particularly in presiding over executive sessions of independent directors, effectively encourages full engagement of all directors. Eileen O’Shea Auen was appointed to serve as our lead director as of June 5, 2015.

Each of our directors other than Mr. Kesavan is independent, and the Board believes that the independent directors provide effective oversight of management. The Board has complete access to the Company’s management team, and the Board and its committees regularly receive reports from management on the Company’s business affairs and the issues it faces.

The Board believes that its programs for overseeing risk, as described under “Risk Oversight” below, would be effective under a variety of leadership frameworks; therefore, this factor does not materially affect its choice of structure.

CORPORATE GOVERNANCE AND BOARD MATTERS

Risk Oversight

Our business is subject to various types of risk. Some of the Company’s most significant risks are outlined in our 2017 Form 10-K under Item 1A, “Risk Factors.” Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. Our Board meets regularly to discuss the strategic direction and the issues and opportunities facing our Company. Our Board provides guidance to management regarding our strategy, including in connection with our results of operations and related trends and factors contributing to or affecting our results, long-term strategy, financial reporting, and risks associated with these aspects of the Company’s business. The involvement of the Board in setting our business strategy is an important part of determining the types and appropriate levels of risk undertaken by the Company. Management conducts regular enterprise risk assessments to ascertain and define the most significant risks facing the Company, which incorporates feedback from the Board. After assessments are complete, management reports regularly to the Board on the status and completion of actions associated with the most significant risks.

The Board, as a whole, regularly reviews information and reports from members of senior management on areas of material risk, including risks related to the markets served by the Company and contract execution risks. The full Board also considers the risks associated with potential acquisitions. The Audit Committee reviews and evaluates the Company’s overall risk profile, and the procedures and policies implemented by management to identify and manage such risks. The Compensation Committee is responsible for overseeing the management of risks relating to our compensation plans and arrangements. The Governance and Nominating Committee manages risks associated with the independence of the Board and potential conflicts of interest.

Board Evaluation

Each year, the directors undertake an evaluation for the Board and each committee on which they serve, that elicits feedback on the performance and effectiveness of the Board and its committees. As part of this evaluation, the directors are asked to consider the role of the Board and its committees, relations with management, composition and meetings. The responses and comments are compiled by the Corporate Secretary and presented to the Governance and Nominating Committee for initial review. The responses and comments are then presented to each committee and the full Board. Where appropriate, the Governance and Nominating Committee may consider feedback received from the evaluation process as part of the Director nominations the Governance and Nominating Committee submits to the full Board (and, where applicable, recommendations for assignments of Board members to various committees). In addition, as part of the Board evaluation process, the Lead Independent Director and the Governance and Nominating Committee Chair periodically meet individually and hold peer evaluations with each Director. These supplemental discussions are intended to enhance the existing Board evaluation process and foster even greater discussion regarding the adequacy and effectiveness of the Board and such committees.

Board Committees

The Board has three (3) designated standing committees: Audit Committee, Compensation Committee and Governance and Nominating Committee. Each committee is composed entirely of independent directors, as defined by NASDAQ. Each committee has a charter, and a current copy of each committee charter can be found in the “Investor Relations – Corporate Governance” portion of our website (www.icf.com).

Name	Audit	Compensation	Corporate Governance & Nominating
Eileen O’Shea Auen (I)(L)		●	▲
Dr. Srikant M. Datar (I)	▲*		●
Cheryl W. Grisé (I)		▲	●
Sanjay Gupta (I)	●
Sudhakar Kesavan
Randall Mehl (I)		●
Peter M. Schulte (I)	●	●
Michael J. Van Handel (I)	●*

▲ – Chair ● – Member * – Audit Committee Financial Expert (I) – Independent   (L) – Lead Independent Director

Audit Committee

●	The Board has a designated standing Audit Committee, as defined in Section 3(a)(58)(A) of the Exchange Act.

●	The Audit Committee is expected to meet at least four (4) times per year.

●

Each member of the Audit Committee is “independent” as defined by Rule 10A-3 of the Exchange Act and in accordance with the listing standards of NASDAQ Each Audit Committee member is financially literate.

●	Dr. Datar and Mr. Van Handel are each an “audit committee financial expert” as defined under SEC rules.

●	Dr. Datar and Mr. Van Handel also qualify as financial experts in accordance with the listing standards of NASDAQ applicable to Audit Committee members.

CORPORATE GOVERNANCE AND BOARD MATTERS

The report of the Audit Committee required by the rules of the SEC is included in this Proxy Statement under “Audit Committee Report.”

Audit Committee	Responsibilities:
	●	appoint the Company’s independent registered public accounting firm;

Dr. Srikant M. Datar	●	review the financial reports and related financial information provided by the Company to governmental agencies and the general public;
Sanjay Gupta
Peter M. Schulte	●	monitor compliance with the Company’s Code of Business Ethics and Conduct (the “Code of Ethics”);
Michael J. Van Handel
	●	review the Company’s system of internal and disclosure controls and the effectiveness of its control structure;

	●	review the Company’s accounting, internal and external auditing, and financial reporting processes;

	●	review other matters with respect to our accounting, auditing, and financial reporting practices and procedures as it may find appropriate or may be brought to its attention;

	●	approve the engagement of other firms engaging in audit services for the Company, such as in an acquisition capacity;

	●	approve all of the non-audit services provided by the independent registered public accounting firm in accordance with the Committee’s pre-approval procedures; and

Meetings held in 2017: 7	●	after each meeting, report to the full Board regarding its activities.

Compensation Committee

●	The Board has a designated standing Compensation Committee.

●	The Compensation Committee is expected to meet at least three (3) times per year.

●	Each member of the Compensation Committee qualifies as a “non-employee director” under Rule 16b-3 promulgated under the Exchange Act, and meets the requirements of NASDAQ Rule 5605(d)(2)(A).

●

See “Compensation Discussion and Analysis” for more information regarding the role of the Compensation Committee, management, and compensation consultants in determining and/or recommending the amount and form of executive compensation.

The report of the Compensation Committee required by the rules of the SEC is included in this Proxy Statement under “Compensation Committee Report.”

Compensation Committee	Responsibilities:
	●	assist the Board in its responsibilities related to management, organization, performance, and compensation;
Cheryl W. Grisé
Eileen O’Shea Auen	●	consider and authorize the Company’s compensation philosophy;
Randall Mehl
Peter M. Schulte	●	evaluate senior management’s performance and approve all material elements of executive officer compensation;

	●	review administration of the Company’s incentive compensation, retirement, and equity-based plans; and

Meetings held in 2017: 6	●	after each meeting, report to the full Board regarding its activities.

CORPORATE GOVERNANCE AND BOARD MATTERS

Governance and Nominating Committee

●	The Board has a designated standing Governance and Nominating Committee.

●	The Governance and Nominating Committee is expected to meet at least three (3) times per year.

Governance and Nominating	Responsibilities:
Committee	●	identify and recommend candidates to be nominated for election as directors at the Company’s Annual Meeting, consistent with criteria approved by the full Board;

Eileen O’Shea Auen	●	annually evaluate and report to the Board on its performance and effectiveness;
Dr. Srikant M. Datar
Cheryl W. Grisé	●	annually review the composition of each Board committee and present recommendations for committee membership to the full Board as needed;

	●	research, evaluate, and make recommendations regarding director compensation;

	●	consider and advise the Board on matters relating to the affairs or governance of the Board;

	●	consider matters relating to senior management succession;

	●	review and approve all potential “related person transactions” as defined under SEC rules; and

Meetings held in 2017: 4	●	after each meeting, report to the full Board regarding its activities.

Compensation Committee Interlocks and Insider Participation

Ms. Auen, Ms. Grisé, and Messrs. Mehl and Schulte were the members of our Compensation Committee during the year ended December 31, 2017. None of them is or was an officer or employee of the Company. None of our executive officers served as a member of the Board or the Compensation Committee of any entity that has one (1) or more executive officers serving as a member of our Board or Compensation Committee.

Director Selection Criteria

Established/Scheduled

Governance and Nominating Committee and Board of Directors establish the membership criteria

Director Selection

Candidate Recommendations

From: Directors, Stockholders, professional search firms or other persons

Governance and Nominating Committee
● Evaluates candidates for the Board
● Reviews qualifications, background, and diversity of potential candidates
● Interviews potential candidates
● Recommends nominees to the Board

Board of Directors
● Interviews potential candidates
● Recommends nominees to the Board
● Selects final nominations

Stockholders
● Vote on candidates at Annual Meeting

CORPORATE GOVERNANCE AND BOARD MATTERS

Process for Selecting and Nominating Directors

As noted in the prior chart, we will consider candidates for director who are recommended by stockholders. Stockholder recommendations should be submitted in writing to: ICF International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031, Attention: Corporate Secretary. Such stockholder’s notice shall set forth, for each nominee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act and pursuant to the Company’s Bylaws (including such person’s written consent to being named as a nominee and to serving as a director if elected). Among other information, the notice shall also include, as to the stockholder giving notice: (i) the name and address of the stockholder; (ii) the class or series and number of shares of the Company which are, directly or indirectly, owned by such stockholder, as well as options, warrants, convertible securities, SARs, and similar instruments of the Company (“Derivative Instruments”) that are held by the stockholder; (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right, directly or indirectly, to vote any shares of any security of the Company; (iv) any short interest in any security of the Company directly or indirectly owned by such stockholder; (v) any rights to dividends on the shares of the Company owned beneficially by such stockholder that are separated or separable from the underlying shares of the Company; (vi) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (vii) any performance-related fees (other than an asset-based fee) to which such stockholder is entitled based on any increase or decrease in the value of shares of the Company or Derivative Instruments.

To be eligible to be a nominee for election or reelection as a director of the Company, a person must submit to the Corporate Secretary (in accordance with the time periods prescribed for delivery of notice under the Company’s Bylaws) at the above address a written response to a questionnaire with respect to the background and qualification of such person (which questionnaire shall be provided by the Corporate Secretary upon written request) and a written representation and agreement (in the form provided by the Corporate Secretary upon written request) that such person: (i) is not and will not become a party to (x) any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed therein; and (iii) would be in compliance, if elected as a director of the Company, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Company.

CORPORATE GOVERNANCE AND BOARD MATTERS

Executive Stock Ownership Policy

The Company strives to ensure alignment with stockholder interests by means of ensuring that Company executives have an equity stake in the Company that is consistent with the long-term performance of the Company. In 2014, the Compensation Committee adopted a revised Executive Stock Ownership Policy (the “Executive Stock Ownership Policy”) that became effective on January 1, 2015, which: (i) expanded the group of executives who would be subject to the policy; (ii) increased the levels of stock ownership executives are required to hold; and (iii) clarified the types of equity that would be considered for purposes of complying with the updated policy.

The Executive Stock Ownership Policy requires executives to own ICF common stock in a value equal to, or in excess of, the multiple of their annual base salary as shown below:

●	CEO:	4x

●	Other NEOs:	2x

●	Other designated executives:	1x

The following types of equity count toward satisfying the stock ownership requirement: (i) any shares held outright as a result of vested RSUs or PSAs, (ii) shares acquired through the exercise of stock options or purchased through the Company’s employee stock purchase plan qualified pursuant to Section 423 of the Code (“Employee Stock Purchase Plan”) or through the open market, (iii) unvested RSUs, and (iv) vested in-the-money stock options. In addition, designated executives are required to hold all shares acquired from vested RSUs, vested PSAs and stock option exercises, net of shares withheld for taxes, until they meet the Executive Stock Ownership Policy requirements.

For designated executives (including NEOs) as of January 1, 2015, ownership levels are to be achieved within five (5) years of that date, and for executives appointed after such date, such levels, if not achieved by their fifth anniversary of becoming such an executive, are to be achieved no later than December 31 of that year. As of April 10, 2018, each of our NEOs either met these stock ownership guidelines or is expected to meet the applicable ownership guidelines within the specified time period, assuming that the PSAs are paid at target.

Board Stock Ownership Guidelines

The Board believes that its members should be incentivized to focus on the Company’s long-term stockholder value. As such, the Board adopted a Board member stock ownership policy establishing, as a guideline (but not an absolute requirement), that non-employee members of the Board are expected to own shares of Company common stock valued at five (5) times such director’s annual cash meeting retainer, which may include shares of unvested restricted stock (i.e., directors are strongly encouraged to hold common stock valued at $300,000). Such ownership level is to be achieved over a period of four (4) years after becoming a member of the Board. As of April 10, 2018, each of our non-employee directors either met these stock ownership guidelines or is expected to meet the ownership guidelines within the specified time period.

Director Continuing Education

The Board believes that director continuing education is important for maintaining a current and effective Board, and has adopted a Director Continuing Education Policy. The Company’s policy encourages directors to participate in continuing education and accredited director education programs, with the intent of becoming and remaining well informed about the Company, its industry and business, its relative performance to its competitors and regulatory issues and economic trends affecting the Company.

Prohibitions on Derivatives Trading, Hedging and Pledging

Pursuant to the Company’s Policy on Insider Information and Securities Trading (“Policy on Insider Information”) the Company considers it improper and inappropriate for any employee, officer or director of the Company to engage in short-term or speculative transactions in the Company’s securities. The policy specifically prohibits directors, officers and other employees from engaging in short sales of the Company’s securities and transactions in puts, calls or other derivative securities (sometimes referred to as “hedging”). In addition, stock grant agreements prohibit the pledging or assignment of awards. Each of the NEOs and directors complied with this policy during fiscal year 2017.

Stockholder Communications with the Board

You may contact the Board by sending a letter marked “Confidential” and addressed to the Board, ICF International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031, Attention: Corporate Secretary. In accordance with instructions from the Board, the Corporate Secretary reviews all correspondence, organizes the communications for review by the Board, and posts communications to the full Board, specific committees or individual directors, as appropriate. Communications that are intended specifically for the Lead Independent Director, the independent directors, or non-management directors should be marked as such.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Compensation Table for 2017

The following table provides the compensation earned by individuals who served as non-employee directors of the Company during 2017.

Name(1)	Fees Earned Paid in Cash ($)(2)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)(4)
Eileen O’Shea Auen	$221,000(3)	$ —	$ —	$ —	$ —	$ —	$221,000
Dr. Edward H. Bersoff(5)	110,000	—	—	—	—	—	110,000
Dr. Srikant M. Datar	209,000(3)	—	—	—	—	—	209,000
Cheryl W. Grisé	206,000(3)	—	—	—	—	—	206,000
Sanjay Gupta	192,000(3)	—	—	—	—	—	192,000
Leslye G. Katz(5)	100,000(3)	—	—	—	—	—	100,000
Peter M. Schulte	200,000(3)	—	—	—	—	—	200,000
Michael Van Handel(6)	126,000(3)	—	—	—	—	—	126,000
Randall Mehl(6)	50,141(3)	—	—	—	—	—	50,141

____________________

(1)

Sudhakar Kesavan is not included in this table because during 2017 he was an employee of the Company and therefore received no compensation for his director service. The compensation received by Mr. Kesavan as an employee of the Company is shown in the 2017 Summary Compensation Table below.

(2)

Represents the meeting retainers and annual payment earned in 2017. Pursuant to our Annual Equity Election program, each director receives an annual payment of $120,000 paid in arrears in quarterly installments, which the Director may elect to receive in cash, unregistered stock, or a combination thereof. Directors may elect to receive their meeting retainer fees in the form of cash, unregistered stock or a combination thereof. With the exception of Dr. Bersoff, each director elected to receive all or a portion of his or her payment under the Annual Equity Election program in the form of unregistered stock, with the grant date fair value for such unregistered stock computed in accordance with FASB ASC Topic 718.

(3)	Includes quarterly retainer payments and/or annual payment made in the form of unregistered stock in lieu of cash at the election of the director, representing the grant date fair value for such unregistered stock computed in accordance with FASB ASC Topic 718. The total value of stock issued for the Annual Equity Election program and the retainer fees was $670,958.

(4)	Total Compensation for each director may differ from the sum of the individual components due to changes in roles and/or committee assignments during 2017.

(5)	Dr. Bersoff and Ms. Katz served on the Board until the 2017 Annual Meeting of Stockholders on June 1, 2017, so their respective compensation reflects only a partial year.

(6)	Mr. Van Handel joined the Board in June 2017, and Mr. Mehl joined the Board in September 2017, so their respective compensation only reflects a partial year.

Director Compensation

The following discussion outlines the compensation that was earned by our non-employee directors during 2017, as well as our anticipated director compensation structure for 2018. The compensation of our Board is evaluated from time to time by our Governance and Nominating Committee.

Directors who are employed by us do not receive additional compensation for their service on the Board. All directors are entitled to reimbursement of expenses for attending each meeting of the Board and each committee meeting.

For 2017, each director had the option to choose to receive a $120,000 annual payment in the form of cash, unregistered stock or a combination of the two, issued on a pro rata basis quarterly. Shares issued in 2017 pursuant to this annual payment were issued from treasury stock.

In addition to the $120,000 annual payment for 2017, the annual cash meeting retainer was $60,000, covering the six (6) regular Board meetings during the year, one (1) annual meeting, and a reasonable number of special Board meetings. The chair of the Audit Committee received a retainer of $32,000 (including the additional member fee) and each other Audit Committee member received a retainer of $12,000. The chair of the Compensation Committee received a retainer of $18,000 (including the additional member fee) and each other Compensation Committee member received $8,000. The chair of the Governance and Nominating Committee received a retainer of $18,000 (including the additional member fee) and each other Governance and Nominating Committee member received $8,000. Retainer for the Lead Independent Director is an annual fee of $20,000.

Our non-employee directors receive compensation quarterly, based upon the aggregate annual payment that they each are entitled to receive based on each director’s committee Chair and/or membership roles. Board members may elect to receive their quarterly cash compensation in the form of common stock at the fair value of our common stock on the first business day of the quarter.

CORPORATE GOVERNANCE AND BOARD MATTERS

For 2018, the Governance and Nominating Committee recommended several changes to Board compensation following its 2017 evaluation, which included input from consultants and others. Changes recommended for the 2018 director compensation plan begin on July 1, 2018, subject to the approval by stockholders of the 2018 Incentive Plan, and include:

●	Directors will receive their annual equity grant in the form of RSUs, based upon an award amount of $120,000, and vesting quarterly over a one-year period.

●	All other Director compensation will be paid in cash, on the first business day of each fiscal quarter.

●

Cash fees will be pro-rated based upon the date of a Director’s departure from the Board for the upcoming quarter, provided that a Director who serves until the annual meeting of stockholders shall receive the full amount of cash fees for such fiscal quarter.

●	Cash fees for new Directors will be pro-rated based upon the date of the Director’s appointment to the Board.

●	The average of the aggregate of all fees (including equity) paid to directors during any year will be limited to $400,000.

Code of Ethics

The Company has a Code of Ethics that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees. The Code of Ethics requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Ethics, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics. The Code of Ethics is updated from time to time to reflect changes in laws, best practices and the Company’s business.

The Code of Ethics and all Board committee charters are posted in the “Investors – Corporate Governance” portion of our website (www.icf.com). A copy of any of these documents is available in print (free of charge) to any stockholder who requests a copy by writing to: ICF International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031, Attention: Corporate Secretary. The Company will disclose on its website at www.icf.com, to the extent and in the manner permitted by Item 5.05 of Form 8-K, the nature of any amendment to the Code of Ethics (other than technical, administrative, or other non-substantive amendments) and our approval of any material departure from a provision of the Code of Ethics that has been made known to any of our executive officers.

Environmental, Social and Governance – Corporate Commitment to Corporate Social Responsibility

ICF is committed to good corporate citizenship. Our corporate responsibility is to:

● Invest in our employees ● Serve our clients with integrity ● Minimize our impact on the planet	● Give back to our communities and society ● Create long-term value for our stockholders

Below are some highlights of our 2017 corporate citizenship performance. Please read our most recent corporate responsibility report posted on the “Company – Corporate Responsibility” portion of our website (www.icf.com).

* Confirmed by 2 external audits

CORPORATE GOVERNANCE AND BOARD MATTERS

Certain Relationships and Transactions with Related Persons

Our Code of Ethics, which applies to all directors, executive officers and employees, emphasizes the importance of avoiding situations or transactions in which personal interests interfere with the best interests of us and/or our stockholders. In addition, the Board has a policy and process for reviewing and evaluating interested director transactions designed to alert the Board, and in particular the Governance and Nominating Committee, of material transactions involving the Company and directors and their affiliates so that the Board may be aware of and consider such transactions in advance, on a case-by-case basis. As to matters coming before the Board in which individual directors may have a personal interest, the Board has adopted procedures to ensure that all directors voting on such a matter disclose any personal interest, abstain from voting on the matter, and discuss the transaction with counsel if necessary. The Board has delegated the task of discussing, reviewing, and approving transactions between the Company and any of our executive officers or Board members to the Governance and Nominating Committee.

There have not been any transactions during the last fiscal year to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or holders of more than five percent (5%) of our capital stock had or will have a direct or indirect material interest other than equity and other compensation, termination, change-in-control and other arrangements, which are described in the section captioned “Executive Compensation—Potential Payments upon Termination or Change of Control.”

Other Transactions Considered for Independence Purposes

For each director and nominee for director who is identified as independent, the SEC rules require the description of transactions, relationships or arrangements that are not required to be disclosed as related person transactions, but that were considered by the Board in determining that the director is independent. There were no transactions that the Company believes are related person transactions. There were, however, transactions with independent directors that did not rise to the level of a related person transaction, but that were considered for independence purposes. The Board affirmatively determined that each of such transactions did not impair the applicable director’s independence.

EXECUTIVE OFFICERS OF THE COMPANY

The following table includes information with respect to the individuals who served as our executive officers as of April 10, 2018.

The age indicated for each individual is as of December 31, 2017. The biographical information for Mr. Kesavan is found under “Nominees for Election as Directors for a Term Expiring in 2020—Class II Directors.”

Name	Age	Title
Sudhakar Kesavan	63	Chairman and Chief Executive Officer
John Wasson	56	President and Chief Operating Officer
James C. Morgan	52	Executive Vice President and Chief Financial Officer
Ellen Glover	62	Executive Vice President – Transformation & Resiliency Solutions
Sergio Ostria	55	Executive Vice President – Business & Infrastructure Solutions
Richard Taylor	52	Senior Vice President and Principal Accounting Officer – Controller

John Wasson serves as President and Chief Operating Officer (“COO”) of ICF International and has been with the Company since 1987. Mr. Wasson has served the Company in various capacities over the last thirty-one (31) years, joining the Company as an associate in 1987, becoming an officer of the Company in 1994, COO in 2003, and adding the title of President in 2010. He is responsible for the day-to-day management of the Company’s client facing operating groups and corporate business development. He plays a key leadership role in setting ICF’s strategic direction, managing P&L, overseeing high level business development and recruiting, managing the Company’s culture, and ensuring the successful integration of acquisitions into the Company. Mr. Wasson previously worked as a staff scientist at the Conservation Law Foundation of New England and as a researcher at the Massachusetts Institute of Technology Center for Technology, Policy and Industrial Development. Mr. Wasson holds a Master of Science degree in Technology and Policy from the Massachusetts Institute of Technology and a Bachelor of Science in Chemical Engineering from the University of California, Davis.

James C. Morgan serves as the Company’s Executive Vice President and Chief Financial Officer (“CFO”). He joined the Company in 2012. From 2011 until his employment by the Company, Mr. Morgan served as a member of the Board and as the Executive Vice President and Chief Financial Officer of Serco, Inc., a division of Serco Group PLC. From 1993 until 2011, Mr. Morgan held a number of positions at Science Applications International Corporation (“SAIC”); in particular, Senior Vice President and Senior Financial Officer, Strategic and Operational Finance from 2005 until 2011 and Senior Vice President, Business Transformation Officer from 2008 until 2011. Previously, Mr. Morgan was an Experienced Senior Consultant in the Special Services and Contracting Group at Arthur Andersen & Company. Mr. Morgan received his Bachelor of Science in Accounting from North Carolina State University and his Masters in Business Administration from George Washington University. Mr. Morgan has been a Certified Public Accountant; his license is currently inactive.

EXECUTIVE OFFICERS OF THE COMPANY

Ellen Glover joined the Company in 2005 and currently serves as Executive Vice President of the Health, Environment, Analytics, Resiliency and Social Policy (“HEARS”) Group. Prior to joining the Company, Ms. Glover served as the Vice President and General Manager of Dynamics Research Corporation, a former publicly traded professional and technical services contractor to government agencies. Dynamics Research Corporation had previously acquired Impact Innovations Group, a provider of information technology services to federal and commercial markets, where Ms. Glover served as President from 2002 to 2004. From 1983 to 2002, Ms. Glover was an officer of Advanced Technology Systems, a provider of information technology services to the U.S. Department of Defense and civilian agencies, including serving as President and Chief Operating Officer from 1994 to 2002. Ms. Glover has served on the Professional Services Council Board since 2010, was the Chair of that board for two terms from 2014-2016, and continues to serve on the Executive Committee of that board. Ms. Glover was the Chair of the American Technology Council/Industry Advisory Council from 2005 to 2006, and Executive Vice Chair from 2004 to 2005. Ms. Glover was awarded the 2007 Janice K. Mendenhall Spirit of Leadership Award, as well as the 2001 Federal Computer Week Federal 100 Eagle Award. Ms. Glover is a fellow in the National Academy of Public Administration and was the 2017 University of Pittsburgh Graduate School Alumni of the Year. Ms. Glover holds a Master of Science in Urban Planning and a Bachelor of Arts in History and Political Science from the University of Pittsburgh.

Sergio Ostria serves as an Executive Vice President and leads the Company’s Energy, Aviation Infrastructure (“EAI”) Group, which houses over 1,400 professionals specializing in energy markets consulting, energy efficiency program design and implementation, environmental planning and assessment of infrastructure investments, and aviation industry consulting. He joined ICF International in 1999 and brings nearly 30 years of experience developing and leading multidisciplinary teams servicing government and commercial clients in North America, Latin America, Europe, and Asia. Prior to leading the Company’s energy, environment and aviation businesses, Mr. Ostria led the Company’s following businesses: from 2011 to 2015, the Energy, Environment & Transportation Group; from 2008 to 2011, the Energy, Climate and Transportation group; from 2006 to 2008, the Company’s Environment, Transportation and Regulation group, and from 1999 to 2006, the Company’s Transportation practice. Prior to joining the Company, from 1997 to 1999, Mr. Ostria served as a Principal with Hagler Bailly, Inc., an energy, environmental, and transportation consultancy; and from 1996 to 1997 he served as a Vice President with Apogee Research, Inc., a transportation and environmental consultancy that was acquired by Hagler Bailly in 1997. Prior to these positions, Mr. Ostria was a Senior Associate with DRI/McGraw-Hill, a Senior Analyst with Jack Faucett Associates, Inc., and an Analyst with Energy and Environmental Analysis. Throughout his consulting career, Mr. Ostria has specialized in the design, implementation, and evaluation of integrated, systems-oriented approaches to solving challenges that transcend the energy, environment, and transportation fields. Mr. Ostria has a Master of Arts in Economics from The George Washington University and a Bachelor of Arts in Economics from University of Maryland.

Richard Taylor joined ICF in January 2017 as Senior Vice President and Controller. On February 23, 2017, he was appointed as the Company’s Principal Accounting Officer (“PAO”), effective March 1, 2017. Prior to joining the Company, Mr. Taylor served in several senior level accounting positions at SAIC, including as Vice President and Assistant Corporate Controller from 2013 to 2016, and as Vice President and Business Unit Controller of the Enterprise and Mission Support Business Unit, a unit of SAIC, from 2005 to 2013. Mr. Taylor is a Certified Public Accountant, a Certified Management Accountant and a Certified Internal Auditor. Mr. Taylor has over twenty (20) years of business and leadership experience in accounting, including experience in financial and business transformation, controls and change management, financial planning and analysis, management reporting, and technical accounting, as well as preparing formal and periodic reports required by the SEC for publicly-listed registrants.

CEO PAY RATIO

Following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO, Sudhakar Kesavan, to the median of the annual total compensation of our other employees.

For the fiscal year ended on December 31, 2017, the median of the annual total compensation of all employees of our company (other than our CEO) was $71,095. The annual total compensation of our CEO, as reported in the Summary Compensation Table in this proxy statement, was $3,247,170. Based on this information for 2017, we reasonably estimate that the ratio of our CEO's annual total compensation to the annual total compensation of our median employee was 46:1. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K.

Median of the Annual Total Compensation of All Employees (except CEO)	Annual Total Compensation of CEO	Ratio of CEO Pay to Median Employee Pay
(A)	(B)	(C) = (B)/(A)
$71,095	$3,247,170	46

(A)

Median employee’s compensation plus Company’s 401K contribution is used for the calculation. Note: due to an even number of employees, we identified the two employees whose earning comprise the middle pair of numbers, and then selected the employee with the lower total earnings.

(B)	Data from the 2018 Proxy – Total Compensation Table disclosed for 2017.

CEO PAY RATIO

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee, the methodology and the material assumptions, adjustments, and estimates that we used are set out below.

We determined that, as of December 31, 2017, our employee population consisted of 6,585 individuals (including full-time and part time employees, other than the CEO). Of these individuals, 5,741 were located in the U.S. and U.S. territories and 844 were located in 12 other countries around the world1.

The scale of our operations in many of these foreign countries is smaller and we employ less than 20 employees in 8 of these 12 countries.

We chose to exclude all 47 of our employees in the 8 countries that follow:

●	China: 6 employees
●	Congo, The Democratic Republic: 15 employees
●	Ghana: 11 employees
●	Kenya: 4 employees
●	Madagascar: 2 employees
●	Mali: 5 employees
●	Singapore: 3 employees
●	South Africa: 1 employee

Additionally, we excluded 126 flexible, part-time employees in the United States that worked zero (0) hours during 2017 and therefore had $0 earnings.

In total, we excluded 2.63% of our workforce from the identification of the 'median employee', as permitted by SEC rules.

Our population, after taking into consideration the permitted adjustments described above, consisted of 6,412 employees. This includes employees who were hired in 2017, but did not work for us for the entire twelve month period. Our adjusted employee population consisted of 5,615 employees in the U.S. and 797 international employees located collectively in Canada (176), Belgium (221), the United Kingdom (209) and India (191).

We identified our median employee based on the total taxable earnings paid during the twelve month period ended December 31, 2017. For purposes of determining the total compensation actually paid, the main items we included are: the amount of base salary (or, in the case of hourly workers, base wages including overtime pay) the employee received during the twelve months ended December 31, 2017, and the amount of any cash incentives paid to the employee in such period, as reflected in our payroll records. We did not annualize the total cash compensation of any permanent employee employed for less than the full year.

Except as described in this section, we did not rely on any material assumptions, adjustments (e.g. cost of living adjustments) or estimates (e.g. statistical sampling) to identify our median employee or determine annual total compensation or any elements of annual total compensation for our median employee or our CEO.

For purposes of identifying the median employee, we applied the average of 12 exchange rates we used for financial statement conversion purposes for the period of January 2017 through December 2017, which are:

-	1 CAD = 0.77077 USD

-	1 EUR = 1.12832 USD

-	1 GBP = 1.28749 USD

-	1 INR = 0.01534 USD

Once we identified our median employee, we then determined that employee's total compensation, including any perquisites and other benefits, in the same manner that we determine the total compensation of our named executive officers for purposes of the Summary Compensation Table disclosed in the Compensation Discussion & Analysis (“CD&A”) section of this Proxy Statement. The identified median employee is located in Canada, and thus, was paid in Canadian dollars. All currency calculations used the exchange rate provided above. The elements included in the CEO's total compensation are fully discussed in the footnotes to the Summary Compensation Table.

The SEC’s pay ratio disclosure rules provide reporting companies with a great deal of flexibility in determining the methodology used to identify the median employee and the pay ratio. Our methodology may differ materially from the methodology used by other companies to prepare their pay ratio disclosures. In addition, the percentage of employees outside of the United States may vary substantially from company to company. Factors such as these may contribute to a lack of comparability between our pay ratio and the pay ratio reported by other companies, including those within our sector.

1 We treat employee as being designated in the country where they perform their work, not in the country where their payroll location is.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 10, 2018, by:

–	each person, or group of affiliated persons, known to us to beneficially own more than 5% of the outstanding shares of our common stock;

–	each of our directors and nominees for director;

–	each person who was a NEO; and

–	all of our directors and executive officers as a group.

The percentages shown in the following table are based on 18,795,188 shares of common stock outstanding as of April 10, 2018. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. The number of shares beneficially owned by a person includes shares subject to options, RSUs and PSAs held by that person that were exercisable as of April 10, 2018, or within 60 days of that date. The shares issuable under those options, RSUs and PSAs are treated as if they were outstanding for computing the percentage ownership of the person holding those options, RSUs or PSAs, but are not treated as if they were outstanding for the purposes of computing the percentage ownership of any other person. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

The following table sets forth the number of shares of our common stock beneficially owned by the indicated parties. Unless otherwise indicated, the address of each person is: c/o ICF International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031.

	Shares beneficially owned
Name and Address of Beneficial Owner	Number	Percentage

Directors, Nominee & Executive Officers
Sudhakar Kesavan(1)	365,115	1.92%
John Wasson(2)	73,091	*
James C. Morgan(3)	41,912	*
Ellen Glover(4)	39,600	*
Sergio Ostria(5)	22,391	*
Eileen O’Shea Auen	35,072	*
Dr. Srikant M. Datar(6)	35,868	*
Cheryl W. Grisé	18,509	*
Sanjay Gupta	8,009	*
Randall Mehl	947	*
Peter M. Schulte(7)	243,924	1.30%
Michael J. Van Handel	3,590	*
Directors, Director Nominees and Executive Officers as a group (13 persons)	888,632	4.67%

Beneficial Owners Holding More Than 5%
FMR LLC(8) 245 Summer Street Boston, MA 02210	2,438,265	13.08%
Dimensional Fund Advisors LP (9) Building One, 6300 Bee Cave Road Austin, TX 78746	1,582,027	8.49%
Wellington Management Company LLP (10) 280 Congress Street Boston, MA 02210	1,566,169	8.40%
BlackRock, Inc. and subsidiaries as a group (11) 55 East 52nd Street New York, NY 10055	1,189,384	6.4%

____________________

*	Represents beneficial ownership of less than 1%.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

(1)	The total number of shares listed as beneficially owned by Sudhakar Kesavan includes options to purchase 197,745 shares of common stock.

(2)	The total number of shares listed as beneficially owned by John Wasson includes options to purchase 14,468 shares of common stock.

(3)	The total number of shares listed as beneficially owned by James C. Morgan includes options to purchase 14,559 shares of common stock.

(4)	The total number of shares listed as beneficially owned by Ellen Glover includes options to purchase 8,369 shares of common stock.

(5)	The total number of shares listed as beneficially owned by Sergio Ostria includes options to purchase 15,276 shares of common stock.

(6)

The total number of shares listed as beneficially owned by Dr. Srikant M. Datar includes 33,428 shares of common stock held in an estate planning limited liability company of which Dr. Datar is a co-manager.

(7)

The total number of shares listed as beneficially owned by Peter Schulte includes 1,138 shares of common stock that are held indirectly as a result of gifts to immediate family members in his household.

(8)

Based upon information contained in the Schedule 13G/A filed by FMR LLC (“FMR”) with the SEC on February 13, 2018, FMR beneficially owned 2,438,265 shares of common stock as of December 31, 2017, with sole voting power over 1,411,237 shares, shared voting power over no shares, sole dispositive power over 2,438,265 shares and shared dispositive power over no shares.

(9)

Based upon information contained in the Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional Funds”) with the SEC on February 9, 2018, Dimensional Funds beneficially owned 1,582,027 shares of common stock as of December 31, 2017, with sole voting power over 1,516,512 shares, shared voting power over no shares, sole dispositive power over 1,582,027 shares and shared dispositive power over no shares.

(10)

Based upon information contained in the Schedule 13G filed by Wellington Management Company LLC (“Wellington”) with the SEC on February 8, 2018, in its capacity as an investment adviser, Wellington may be deemed to beneficially own 1,566,169 shares of common stock as of December 31, 2017, with sole voting power over 0 shares, shared voting power over 1,154,443 shares, sole dispositive power over 0 shares and shared dispositive power over 1,566,169 shares.

(11)

Based upon information contained in the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 25, 2018, BlackRock beneficially owned 1,189,384 shares of common stock as of December 31, 2017, with sole voting power over 1,140,126 shares, shared voting power over no shares, sole dispositive power over 1,189,384 shares and shared dispositive power over no shares.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this section, we describe the material components of the Company’s executive compensation program for our NEOs, whose compensation is set forth in the 2017 Summary Compensation Table and other compensation tables contained in this Proxy Statement.

NEOs
●	Sudhakar Kesavan, Chairman and CEO
●	John Wasson, President and COO
●	James C. Morgan, Executive Vice President and CFO
●	Ellen Glover, Executive Vice President
●	Sergio Ostria, Executive Vice President

We also provide an overview of our executive compensation philosophy and executive compensation program. In addition, we explain how and why the Compensation Committee of our Board (for purposes of this CD&A, the “Committee”) arrived at the specific compensation decisions regarding our NEOs for fiscal year 2017.

The Committee has responsibility for establishing, implementing, and monitoring adherence to the Company’s compensation philosophy. The Committee strives to ensure that the total compensation paid to the Company’s executives is fair, reasonable, and competitive. Generally, the types of compensation and benefits provided to the Company’s NEOs are similar to those provided to other members of the Company’s executive leadership team.

Fiscal 2017 – Financial Highlights

Fiscal 2017 was a year of progressive improvement for ICF. During fiscal year 2017, ICF received contract awards of $1.3 billion, with more than 100 U.S. federal contracts and task orders and more than 250 additional contracts from state, local and international governments. Our full year 2017 organic revenue growth and Adjusted EPS performance was in line with our expectations. In 2017, the majority of our contract wins represented new business. We ended the year with a strong backlog, as well as a robust pipeline of $4.2 billion, providing positive momentum heading into 2018. Financial highlights for 2017 included the following:

●	Total revenues increased 3.7% to $1.23 billion.

●	Net income increased 35.0% to $62.9 Million, or 0.1%’–[2] and $46.6 million[1] excluding the effects of the TCJA.

●	Diluted earnings per shares (“EPS”) increased 36.3% to $3.27, or 1.0%[1] and $2.42[1], excluding the effects of the TCJA.

Compensation Highlights

The Committee took the following actions in fiscal year 2017 and at the beginning of fiscal year 2018 to maintain and improve the pay-for-performance nature of our executive compensation program:

●

Reviewed the 2010 Incentive Plan against key institutional investors’ voting policies on equity plans and proxy advisory firms’ equity plan evaluation criteria, which resulted in recommendations for implementing the new 2018 Incentive Plan, as described in this proxy statement and which includes the following features: no dividends on unvested equity awards, non-employee director awards being issued under the 2018 Incentive Plan, changes to reflect the TCJA, and a limit on director compensation. Approval of the 2018 Incentive Plan will be voted on at the 2018 annual meeting of stockholders.

●

Supported the continuation of an annual, non-binding advisory vote regarding the Company’s overall pay-for-performance executive compensation program. ICF’s advisory vote regarding overall pay-for-performance at the 2018 annual meeting of stockholders will be the eighth consecutive annual vote by stockholders on this matter.

●

Continued utilizing PSAs as a key component of ICF’s long-term incentive program. PSAs are performance contingent awards where executives may earn zero to maximum shares depending on the Company’s actual performance against pre-established performance measures. The performance periods of the PSAs are long-term, and therefore, align executives’ interests with the interests of long-term stockholders. PSAs were first granted to members of ICF’s executive leadership team in 2015, and again in 2016, 2017 and 2018 as a part of the annual equity award program.

●

Continued adherence to the Executive Stock Ownership Policy, which limits the sale, transfer or disposition of shares of the Company’s common stock by designated executives (including the NEOs) until the executive has met the requisite stock ownership level. As noted above, as of April 10, 2018, each of our NEOs either met the stock ownership guidelines or is expected to meet the stock ownership guidelines within the specified time period, assuming that PSAs are paid at target.

1 Refer to Annex A for a discussion of the effects of the TCJA and Management’s Discussion and Analysis – Non-GAAP Disclosures in our recently filed 2017 Form 10-K.

EXECUTIVE COMPENSATION

●

Continued the performance focus in the Company’s annual bonus program (the “Annual Incentive Program”) rigorously linking pay to performance. Annual threshold, target and maximum performance goals were established with appropriate incentive payouts at each level.

●

Continued to utilize a peer group which encompasses a range of companies that reflect the evolution of ICF’s business strategy. This peer group provides a relevant basis for benchmarking executive pay level, components of executive compensation, mix of compensation components and metrics used to determine awards. The peer group is reviewed and adjusted annually to remove companies no longer on a public exchange and to add companies, as needed, for robust data.

●	Extensively reviewed external executive compensation trends to ensure that the Company’s executive compensation practices align with market best practices.

Stockholder-Aligned Executive Compensation Practices

The Company implements and maintains leading practices in its executive compensation programs as outlined below:

What We Do

✔	Target compensation is analyzed and compared against regressed peer data. Actual compensation may increase or decrease depending on performance.

✔	Our selection of peer companies is balanced so that the Company’s revenue is close to the median of the peer group.

✔	The Committee has engaged an independent compensation consultant.

✔	We require one (1) year minimum vesting for our equity awards, except for grants totaling no more than a maximum of five percent (5%) of the shares available for grant.

✔	Our annual equity award grants provide for vesting over three (3) years for RSUs and PSAs.

✔	All NEOs and other designated executive officers are subject to stock ownership requirements which further align their interests with stockholders.

✔	In accordance with their severance agreements, the CEO and COO have a “double-trigger” in connection with any benefits paid under those agreements in the event of a change of control.

✔

Our 2010 Incentive Plan includes, and our 2018 Incentive Plan, if approved, will include “double trigger” accelerated vesting for equity awards in the event of a change of control of the Company plus termination within twenty-four (24) months following the change of control for our NEOs.

✔	We do not issue dividend payments on unvested equity awards.

✔	Our clawback policy covers cash and equity awards and applies to all employees.

✔	We have limited perquisites.

What We Don’t Do

Our executive officers and directors are prohibited from hedging Company shares.

Individual equity grant agreements prohibit the pledging or assignment of stock grants.

Our 2010 Incentive Plan prohibits, and our 2018 Incentive Plan, if approved, will prohibit the repricing of equity awards or cash-buyout of underwater stock options and PSAs.

Our 2010 Incentive Plan does not allow, and our 2018 Incentive Plan, if approved, will not allow, the recycling of shares used to exercise options or sold to pay withholding taxes.

We do not provide tax gross-ups.

Compensation Philosophy and Objectives

The fundamental objectives of the Company’s compensation philosophy remain:

Reward performance and contribution to our business. Our compensation programs are designed to reward extraordinary performance with higher compensation. Likewise, where individual performance falls short of expectations and/or Company performance lags behind budgeted plan performance, the programs deliver lower payouts.

Pay-for-performance and retention must be balanced. Although performance is a key element of the Company’s compensation philosophy, in order to attract and retain a highly skilled work force we must remain competitive with the pay of our peer companies with which we compete for talent. We assess competitiveness using a peer group methodology that factors in ICF’s relative size compared to the size of our peer group companies through regression analysis.

EXECUTIVE COMPENSATION

Compensation should be aligned with stockholder interests. Key employees should receive a substantial proportion of their compensation as equity in order to align their individual financial interests with the financial interests of our stockholders.

The relationship between overall Company goals and each individual’s personal goals should be clear. Employees should be able to easily understand how their efforts can affect their pay, both directly through individual performance and indirectly by contributions to the business unit and Company achieving strategic and operational goals.

Provide reasonable perquisites for NEOs. Our compensation programs include only those perquisites commonly provided to attract and retain the NEOs and/or improve the NEO’s ability to carry out his or her responsibilities safely and effectively.

Guidelines for ICF’s Executive Officer Compensation Program

Development of Financial/Strategic Performance Goals. Each year, Company management presents its budget, revenue forecast, and strategy to the Board in the November/December timeframe, allowing the Board and management to develop a consensus on financial and strategic goals for the following year. These goals are reflected in the compensation program for the following year and the metrics that will drive individual performance goals, total compensation targets and actual compensation levels.

Elements of Compensation Program. Consistent with prior years, the principal components of our NEOs’ 2017 compensation included: (i) base salary, (ii) incentive compensation in the form of cash bonuses and (iii) equity awards. The following table outlines the key components of our compensation program for our NEOs (excluding health and similar benefits, which are generally available to all employees).

	Compensation Element	Purpose	Design

Fixed Component	Base Salary	Provides a pay opportunity that is generally competitive with the companies with which we compete for talent	Based on performance, length of time in position and pay relative to market

Annual Incentive Compensation

Optimize the profitability and growth of the Company through incentives consistent with the Company’s goals

Link and align the personal interests of participants with an incentive for excellence in individual performance

Promote teamwork

Financial performance targets are established at the beginning of each fiscal year

Actual awards will be based on the performance of the Company and the executive against the fiscal year’s goals

80% of award based on financial targets and 20% at the discretion of the Committee

Performance-Based Component	Long-Term Incentive Equity Awards

Enhance the link between the creation of stockholder value and long-term executive incentive compensation

Encourage participants to focus on long-term Company performance

Provide an opportunity for increased equity ownership by executives

Provide a retention tool for key talent

Grants to be made based on performance and service-based as follows:

50% performance

50% retention

50% of award = performance shares with 3 year cliff vesting based on performance metrics

●   2 year adjusted EPS goal

●   3 year rTSR goal as a modifier

50% of award = RSUs with 3 year vesting at 25%, 25%, 50% per year

EXECUTIVE COMPENSATION

The actual amount of incentive compensation is based on the performance of the Company and the NEOs, meaning the actual mix of pay may be different each year, based on the identified targets for each pay component. This provides the Committee flexibility in awarding incentive compensation and making pay adjustments to maintain competitive levels of total compensation. For each NEO, the Committee reviews a tally sheet which assigns a dollar amount to each identified compensation element as well as current and potential wealth accumulation based on outstanding equity awards. The Committee believes the tally sheet is a useful tool to ensure there is sufficient retention capability built into existing pay packages and that the NEOs have a stake in the Company’s performance, consistent with the interests of Company stockholders.

CEO and COO Total Compensation Relationship. The Committee has determined that the President and COO’s total targeted annual compensation should generally approximate 60% of the CEO’s total targeted annual compensation, based on consistent, competitive market data for peer companies.

Assessment of Annual Performance. For purposes of compensation awards:

●	The CEO’s performance is assessed by the Committee and recommendations are submitted to the Board for final determination.

●	The President and COO’s performance and the CFO’s performance are assessed by the CEO, and recommendations are submitted to the Committee for final determination.

●	The performance of the other NEOs is assessed by the CEO, President and COO, and the CFO, and recommendations are submitted to the Committee for final determination.

Impact of Acquisitions. Because strategic merger and acquisition transactions have historically been an integral element of the Company’s growth strategy, our executive compensation structure reflects the time and effort needed to successfully identify, negotiate and integrate acquisitions. Typically, our executives are rewarded for this element through share price appreciation in the long-term incentive component rather than receiving an explicit cash award tied to merger and acquisition transactions. However, should a transaction exceed 10% of the Company’s prior year’s gross revenue, then based on the timing and size of the acquisition, executives may be given an opportunity to earn an extra incentive with no change in previously established performance targets.

Implementing Our Objectives

Use of Market Data

The Committee annually reviews our peer group and the methodology for choosing participating companies. The five (5) guiding principles used for the selection of peer companies are:

●

Size: We aim for the overall peer group median to approximate our revenue. We generally select peers between 0.5x to 2.5x of our revenue. In some instances a peer may fall outside this range if it is otherwise deemed a strong business and talent comparator.

●	Similar business characteristics: Selected peer companies either compete with us or have similar market demands.

●	Talent pool: Selected peer companies compete with us for talent.

●	External constituents: Some selected peer companies were named by our equity research analysts as peers, or other companies that identify ICF as a peer.

●

Sectors: In addition to focusing on Professional Services (our designated Global Industry Classification Standard GICs), other relevant sectors, including IT Services, Health Care Technology and Commercial Services were also reviewed.

EXECUTIVE COMPENSATION

We believe the companies selected for our 2017 peer group (the “2017 Peer Group”) continue to reflect our current mix of services. However, Leidos Holdings Inc., Gartner Inc., CDI Corp., Corporate Executive Board Co, the Advisory Board Company, and NCI, Inc. were removed due to merger and acquisition activities, and Engility Corporation, a defense contractor, was added during 2017. IHS Corp. was included in our peer group used in 2016 to assist with 2017 pay decisions, but was removed from the 2017 Peer Group, due to acquisition. The companies comprising the 2017 Peer Group are as follows:

Number	Company Name	2017 Revenue (1) (millions)
1	Booz Allen Hamilton Holding	$5,804
2	Science Applications International Corp.	$4,450
3	CACI International Inc.	$4,355
4	Convergys Corp.	$2,792
5	Tetra Tech Inc.	$2,753
6	Unisys Corp.	$2,742
7	Maximus Inc.	$2,451
8	Engility Corporation	$1,932
9	FTI Consulting Inc.	$1,808
10	Mantech International Corp.	$1,717
	ICF International, Inc.	$1,229
11	Navigant Consulting Inc.	$1,032
12	Cbiz Inc.	$ 855
13	Huron Consulting Group Inc.	$ 808
14	VSE Corp.	$ 760
15	Resources Connection Inc.	$ 583
16	GP Strategies Corp.	$ 509
17	CRA International Inc.	$ 370
18	Exponent Inc.	$ 348
19	Leidos Holdings, Inc.	*
20	Gartner Inc.	*
21	CDI Corp.	*
22	Corporate Executive Board Co.	*
23	The Advisory Board Company	*
24	NCI, Inc.	*

________

*Removed from the 2017 Peer Group due to merger and acquisition activities.

(1) Based on the most recent completed fiscal year-end.

Annual Compensation Practice Review

In anticipation of the upcoming executive compensation review cycle, the Committee continued its engagement of Aon Hewitt as its independent compensation consultant (“Aon Hewitt”) to assist the Committee in reviewing the Company’s compensation policies and practices for 2017. In particular, the Committee asked Aon Hewitt to discuss current executive compensation trends and provide feedback regarding management’s competitive assessment for executive positions. For additional information regarding Aon Hewitt and its relationship with the Committee see “Role of Compensation Consultants in Compensation Decisions” below.

In making its compensation determinations, the Committee reviewed and assessed the analysis and recommendations of Company management. The Committee also requested the views of Aon Hewitt and obtained an assessment of management’s analysis from management’s executive compensation consultant, Semler Brossy Consulting Group, LLC (“Semler Brossy”). Based on a combination of management’s assessment and discussions with Aon Hewitt and Semler Brossy, the Committee determined that the Company’s executive compensation opportunities are generally aligned with the market. This conclusion was reflected in the Committee’s compensation decisions. In connection with its evaluation of management’s recommendations, as well as its discussions with Aon Hewitt and Semler Brossy, the Committee determined that while the peer group compensation data was the appropriate primary focus, the Company does compete with many other companies for top executive-level talent. Thus, the peer group assessment is just one of many inputs into the Committee’s decisions.

Role of Management in Compensation Decisions. In early 2017, the Committee made compensation determinations for all NEOs. In the case of executives other than the CEO, the CEO annually reviews the performance of the executive team, provides a summary of the fiscal year accomplishments by the executive team and Company as a whole to the Committee, and then makes recommendations to the Committee based on these reviews and an analysis of competitive market data. The Committee considers these CEO recommendations when making its determinations as to the President and COO and CFO, and takes into account input from the CEO, President and COO, and CFO with respect to other NEOs.

In developing its recommendations on 2017 target total compensation, the Committee reviewed the short-term incentive design framework, and found that, like the Company, most members of the 2017 Peer Group use a combination of measures to evaluate performance for the calculation of incentive awards, such as earnings per share and revenue, as well as including a discretionary component. In the review of the competitive pay assessment, the Committee determined that long-term incentive compensation for Messrs. Kesavan, Wasson, Morgan, and Ostria, was near the peer group median. Ms. Glover’s target grant value for long term equity was increased to align with market practice for comparable positions considering her expanded role, as discussed in the “2018 Equity Awards” section.

EXECUTIVE COMPENSATION

Role of Compensation Consultants in Compensation Decisions. In retaining Aon Hewitt in 2017, the Committee determined, and periodically re-assesses such determination, that Aon Hewitt’s engagement does not present any conflicts of interest. In making this determination, the Committee considered the following factors, consistent with SEC requirements:

(i)	the provision of other services to the Company by Aon Hewitt (including without limitation, the engagement of Aon Hewitt by the Governance and Nominating Committee);

(ii)	the fees to be paid to Aon Hewitt by the Committee and by the Governance and Nominating Committee;

(iii)	the policies and procedures of Aon Hewitt that are designed to prevent conflicts of interest;

(iv)	any business or personal relationship between Aon Hewitt and a member of the Committee;

(v)	any stock of the Company owned by Aon Hewitt or the Aon Hewitt personnel providing services to the Committee; and

(vi)	any business or personal relationships between the executive officers of the Company and Aon Hewitt or the Aon Hewitt personnel providing services to the Committee.

The Committee’s charter provides the Committee with sole authority to retain, terminate and approve fees of a compensation consultant to the Committee and that all such fees, as determined by the Committee, shall be paid by the Company.

In 2017, Aon Hewitt continued to serve in an advisory capacity to review and discuss with the Committee and/or the Committee Chair the competitive assessment performed by the Company’s management, offer suggestions and provide insight into market compensation trends.

In addition, as noted above, management retained Semler Brossy to assist in developing its recommendations to the Committee regarding compensation benchmarking, compensation practices, short-term incentive design, and long term incentive design, particularly the Performance Program.

The Committee considered management’s assessment and recommendations, as well as the information provided by both Aon Hewitt and Semler Brossy (with respect to management’s assessment), in making its compensation determinations. Pursuant to its charter, however, the Committee retains final approval of all material elements of executive compensation, with the exception of CEO compensation, which is approved by the Board of Directors.

Effect of 2017 Say on Pay Vote

At the Company’s 2017 annual meeting, stockholders cast an advisory vote regarding the Company’s executive compensation. Approximately 97% of the votes cast on the Say on Pay proposal were voted in favor of the Company’s executive compensation program. Given this significant level of support from the Company’s stockholders, the Committee and the Board believe that the Company is taking a measured, informed and responsible approach to executive compensation which incorporates all of the Company’s objectives and policies set forth above, including, but not limited to, a pay-for-performance culture that retains executives who perform strongly. For 2017, and as set forth below, the Board and the Committee considered this substantial affirmation as one of many factors in crafting its compensation program.

Executive Compensation Components

For the fiscal year ended December 31, 2017, the principal components of compensation for our NEOs included: (i) base salary; (ii) incentive compensation in the form of cash bonuses; and (iii) equity awards.

For the NEOs, the Committee has discretion with respect to the size, types, amounts, and principal components of compensation, and, in the case of cash bonuses and equity awards, whether to make any available. For incentive compensation, the Committee establishes pre-determined percentage weights for each component of the annual bonus, and pre-determined percentage weights for equity awards. The following section summarizes the role of each compensation component and how decisions are made for the NEOs.

2017 Base Salary

Taking into account; (i) management’s assessment that the base salary paid to our NEOs for 2017 was generally consistent with the 2016 Peer Group; (ii) management’s recommendation; and (iii) the Committee’s discussions with Aon Hewitt, the Committee decided to increase the base salary levels of the Company’s executive officers by 3%, except for Mr. Kesavan. The Committee decided to keep Mr. Kesavan’s base salary at the 2016 level, but increase his annual equity award level to achieve a comparable total compensation mix related to our 2017 Peer Group. Therefore, the base salary for Mr. Kesavan continued to be $866,091. The base salary for Mr. Wasson was $657,218; Mr. Morgan’s was $530,483; Ms. Glover’s was $402,106; and Mr. Ostria’s was $402,106. Such salaries were effective as of March 4, 2017.

2018 Base Salary

Taking into account; (i) management’s assessment that the proposed base salary paid to our NEOs for 2018 is generally consistent with the 2017 Peer Group; (ii) management’s recommendation; and (iii) the Committee’s discussions with Aon Hewitt, the Committee decided to increase the base salary levels of the Company’s executive officers by 3% except for Ms. Glover, who received a 6% increase to better align with her expanded role with the Company and market practice for comparable positions. Therefore, the base salary for Mr. Kesavan was increased to $892,074; Mr. Wasson’s to $676,956; Mr. Morgan’s to $546,398; Ms. Glover’s to $426,254; and Mr. Ostria’s to $414,190. Such increases were effective as of March 3, 2018.

EXECUTIVE COMPENSATION

Annual Incentive Compensation

Both our cash bonuses and equity awards are made pursuant to our 2010 Incentive Plan. The 2010 Incentive Plan is, and the 2018 Incentive Plan, if approved, will be designed to: (i) optimize the profitability and growth of the Company through incentives consistent with the Company’s goals; (ii) link and align the personal interests of participants with an incentive for excellence in individual performance; and (iii) promote teamwork.

Annual Incentive Program for 2017. The Committee established threshold, target and maximum levels for each of the 2017 performance goals. The threshold level ranges from 80% to 90% of the goal. The maximum level ranges from 110% to 120% of the goal. The payouts for achieving at the various performance levels are:

●	Threshold 50%

●	Target 100%

●	Maximum 175%

Performance between threshold and maximum levels will be determined by straight-line interpolation between the targeted amounts. Performance below any threshold level results in no bonus amount for that performance goal.

For each award granted under the Annual Incentive Program for 2017, an executive receives eighty percent (80%) of the award in the form of a “performance-based” bonus opportunity tied to financial and strategic goals. Twenty percent (20%) of the award is in the form of a discretionary bonus opportunity based on specific business challenges faced by the executive during the fiscal year. The discretionary bonus amount is contingent on achievement of non-financial goals previously identified for each executive when set by the Committee. The Committee sets each of the goals at levels that it believes are attainable but which still require consistently high level performance by each executive.

Based on the same factors used to determine base salary, the Committee concluded that target cash incentive awards as a percentage of base salary would be as follows: Mr. Kesavan, 100%; Mr. Wasson, 80%; Mr. Morgan, 70%; Ms. Glover, 50%; and Mr. Ostria 50%. Target cash incentive awards as a percentage of base salary remained the same as the prior year.

The performance factors to be taken into account in defining each NEO’s eligibility for an incentive award also remained largely consistent with 2016.

The underlying financial goals that make up these performance factors are meant to challenge our NEOs. For this reason, the target financial goals and the actual results used for calculating incentive awards may differ from our publicly disclosed financial results. The 2017 performance goals were set based on the 2016 actual results and anticipated 2017 performance.

The 2017 Company performance goals and actual results applicable to each of the NEOs, as described herein, are shown in the table below.

Performance	2017 (2)
Factors	Minimum Threshold	Target	Maximum	Actual
Gross Revenue	1,098.0	1,220.0	1,342.0	1,229.2
Adjusted EPS (1)	2.66	3.13	3.60	2.99
Total Govt. Contract Backlog	1,341.0	1,676.2	2,011.4	1,460.6

________

(1)	See attached Annex A to this proxy statement for a description of the GAAP reconciliation.

(2)	All numbers except adjusted EPS are in $ millions and rounded up.

For Messrs. Kesavan, Wasson, and Morgan, the performance-based bonus (80%) was based on the Company Performance Factors shown above, weighted as shown here:

PERFORMANCE-BASED BONUS (80%) Messrs. Kesavan, Wasson, and Morgan
PERFORMANCE FACTORS	WEIGHTING
Gross Revenue	35%
Adjusted EPS	35%
Total government contract backlog	10%

Their individual performance-based bonus (20%) was based on:

●	Continued improvement of the absolute profit and profitability of the Company at EBITDA level;

●	Ensuring leadership talent with capability to successfully scale ICF's business and succeed top three (3) levels of senior leaders (C-Suite, Group Leaders, and Division Leaders); and

●	Progression in the goal to integrate ICF’s financial systems.

EXECUTIVE COMPENSATION

The 2017 Company performance goals for Ms. Glover’s and Mr. Ostria’s performance-based bonus (80%) were based on the following factors, weighted as shown:

PERFORMANCE-BASED BONUS (80%) Ms. Glover and Mr. Ostria
COMPANY PERFORMANCE FACTORS	WEIGHTING
Company gross revenue	15%
Adjusted EPS	25%
Group gross revenue	15%
Group operating margin	15%
Group government contract backlog	10%

Ms. Glover’s individual performance-based bonus (20%) was based on:

●	Growing the group’s public sector digital interactive and cyber security business;

●	Ensuring the group has an appropriate depth of talent ready to succeed the top two (2) levels of senior leaders (Group Leaders and Division Leaders); and

●	Improving Days Sales Outstanding (“DSO”).

Mr. Ostria’s individual performance-based bonus (20%) was based on the following factors:

●	Transitioning the Commercial Energy Division to the new Division Leader and aggressively recruiting additional senior talent into the group;

●	Ensuring the group has an appropriate depth of talent ready to succeed the top two (2) levels of senior leaders (Group Leader and Division Leaders); and

●	Improving DSO.

In early 2018, the Committee reviewed the Company’s performance against the 2017 performance factors in the context of both the Company’s core operations and overall performance. The Company achieved above threshold results for all performance factors. Thus, the Company’s aggregate performance was in the range of “on-plan” performance as defined by the 2017 Annual Incentive Program. Through formulaic calculation of actual results in combination with the weighting of each performance factor, the bonus earned for the performance-based portion was 74% for all NEOs (instead of the targeted 80%), except Ellen Glover and Sergio Ostria whose performance-based portion was 82% and 81%, respectively, due to higher group revenue and group operating margin results.

With respect to individual NEO performance, the Committee’s determinations also took into account each person’s contributions toward the discretionary bonus factors. Upon management’s recommendation, the Committee decided that the range of payouts for the discretionary portion of the NEOs’ compensation would be allocated at 75% of target (20%), equivalent to a payout of 15%, except for Ellen Glover and Sergio Ostria, who received 65% and 60% of target (20%), equivalent to a payout of 13% and 12%, respectively, based upon performance against other discretionary goals.

Taking into account the total targeted cash incentive compensation for the NEOs for 2017, the Committee awarded each executive’s 2017 cash incentive at an aggregated 89% of the bonus target for Messrs. Kesavan, Wasson, and Morgan, 95% for Ms. Glover and 93% for Mr. Ostria. This funding level equated to a cash bonus of $766,924 for Mr. Kesavan, $465,564 for Mr. Wasson, $328,804 for Mr. Morgan, $190,839 for Ms. Glover, and $187,922 for Mr. Ostria.

EXECUTIVE COMPENSATION

Annual Incentive Program for 2018. Based on the same factors used to determine base salary, the Committee concluded that target cash and/or stock incentive awards as a percentage of base salary would remain the same as the prior year’s target awards as follows: Mr. Kesavan, 100%; Mr. Wasson, 80%; Mr. Morgan, 70%; Ms. Glover 50%; and Mr. Ostria 50%.

Each executive who receives an award under the Annual Incentive Program for 2018 will receive an award of which 80% is in the form of a “performance-based” bonus opportunity tied to financial and strategic goals, and 20% of which is in the form of a discretionary bonus opportunity based on specific business challenges facing the executives during each fiscal year. The discretionary bonus will be contingent on achievement of non-financial goals identified for each executive. The Committee sets each of the goals for the executives at levels that it believes are attainable, but still require consistent performance at a high level by each executive.

Equity Awards. The equity component of the Company’s compensation program is designed to:

●	enhance the link between the creation of stockholder value and long-term executive incentive compensation;

●	encourage participants to focus on long-term Company performance;

●	provide an opportunity for increased equity ownership by executives;

●	provide a retention tool for key talent; and

●	maintain competitive levels of long-term incentive compensation.

In determining awards to the NEOs, the Committee considers current value and projected share usage. Equity awards vary among participants based on their positions within the Company, their individual contributions, and the value they have added to the organization.

Historically the annual equity grants to the NEOs consisted of grants of stock options and RSUs. In 2015, the Company replaced stock options with the Performance Program. Since then, the NEOs’ annual equity award has been divided evenly between RSUs and PSAs. PSAs under the Performance Program are tied to the Company’s compounded annual growth rate in adjusted EPS and the Company’s cumulative total stockholder return relative to its compensation peer group (“rTSR”).

The number of shares that the participant ultimately will receive in connection with a PSA is based on the Company’s performance during two (2) periods. The initial performance period (the “Initial Performance Period”) is two (2) years, from the beginning of year one (1) to the end of the year two (2), and at the end of such period the PSA will be calculated based on adjusted EPS. There will be no payout if adjusted EPS does not meet or exceed threshold performance.

Performance Level vs. Adjusted EPS Goal	% of Payout
Maximum	150%
Target	100%
Threshold	50%
<Threshold	0%

The secondary performance period (the “Secondary Performance Period”) is three (3) years, from the beginning of year one (1) to the end of year three (3), with the PSA further calculated and paid out at the end of such period based on rTSR multiplied by the adjusted EPS payout calculation.

rTSR Performance Level vs. Compensation Peer Group	Modifier of Adjusted EPS Result
Maximum	125%
Target	100%
Threshold	75%

The PSA shares are eligible to vest only following the expiration of the Secondary Performance Period. Actual shares vested will be based on the actual financial measures and rTSR achieved within a threshold (37.5%) and maximum (187.5%). Performance between threshold and maximum will be determined by straight line interpolation between the targeted amounts.

EXECUTIVE COMPENSATION

The number of RSUs and PSAs awarded to an individual participant is determined by:

1.	Determining the target dollar value for the annual equity grant for each NEO considering peer group data for relevant roles as well as the individual NEO’s performance and scope of responsibilities.

2.	Dividing the target dollar value of the annual equity grant by two (2) to determine the amount to be granted as RSUs, with the other half to be delivered as PSAs.

3.

Dividing the resulting RSU and PSA grant target values by the average share price of ICF stock over the twenty (20) day period preceding the grant date to arrive at the number of RSUs and PSAs to be granted. The Committee approves annual awards at a pre-determined quarterly meeting of the Committee, and such awards are effective at a pre-determined date. In most cases, newly hired named executives whose compensation offer included an equity award are granted such awards during the first open trading window following their hire date.

2015 Performance Share Awards. In 2015 we granted the first set of PSAs under our Performance Program, the vesting of which was tied to two items. First, in the Initial Performance Period, vesting was tied to the Company’s EPS, as adjusted to exclude certain items as allowable under the PSA agreement (the “PSA Agreement”) and our 2010 Incentive Plan (for purposes of the Performance Share Program and this proxy statement, we refer to this as the “PSA Adjusted EPS”). In the Secondary Performance Period, vesting was tied to the Company’s rTSR performance.

The Initial Performance Period for these PSAs began on January 1, 2015 and ended on December 31, 2016. Upon completion of the Initial Performance Period, the 2010 Incentive Plan and the Performance Program require that the Committee (i) review the performance of the Company and propose adjustments to the reported EPS; and (ii) determine the PSA Adjusted EPS in accordance with the PSA Agreement and our 2010 Incentive Plan, which may exclude certain specified items. In February 2017, the Committee met to review the Initial Performance Period EPS measurement and the proposed adjustments to reported EPS, for the purpose of considering the exclusion of several items from EPS and determining the PSA Adjusted EPS. As a starting point, the Committee noted that the Company reported EPS of $2.40 for fiscal year 2016. The Committee then reviewed and considered whether certain expenses related to office closures, unplanned severance, M&A expenses, branding and litigation should be excluded from the reported EPS. Management also recommended, and the Committee considered, an exclusion related to a gain the Company experienced on a company-owned life insurance (“COLI”) policy under a deferred compensation program. After discussion and deliberation, the Committee approved aggregate exclusions of approximately $2.8 million, on a pre-tax basis. The exclusions included approximately $1.7 million in expenses for unplanned severance and staff realignment and approximately $1.5 million for branding expenses reflecting the major branding campaign approved by the Board and launched in the third quarter 2016, as well as an aggregate of $0.4 million in other expenses relating to office closures, M&A and litigation, offset by a gain of approximately $0.8 million in the COLI policy. On an after-tax basis, the total adjustments considered by the Committee, excluding changes as a result of the adoption of a new accounting pronouncement, ASU 2016-09, were approximately $1.0 million.

After-tax adjustments for the exclusions resulted in an adjustment to reported EPS of $0.05, or a PSA Adjusted EPS of $2.45 for purposes of determining Initial Performance Period calculations and for establishing the baseline EPS for the 2017 PSA grants. The Committee’s determination exceeded the threshold requirement, which was $2.41, and generated a payout calculation of 59%.

The Secondary Performance Period began on January 1, 2015 and ended on December 31, 2017 (three (3) years). Upon completion of the Second Performance Period, the 2010 Incentive Plan and the Performance Program require that the Committee (i) review the performance of the Company’s rTSR ranking among its peer group; and (ii) determine and certify the final payout.

The Company engaged Aon Hewitt to calculate its cumulative total stockholder return over the Performance Period relative to its Peer Group. It was measured by (A) the sum of (i) the Company’s Average Stock Price (for the forty-five (45) day trading period ending December 31, 2017), and (ii) the cumulative amount of dividends declared during the Performance Period, assuming dividend reinvestment on the ex-dividend date, divided by (B) the Company’s Average Stock Price at the beginning of the Performance Period (for the forty-five (45) day trading period ending December 31, 2014); provided, that for purposes of calculating rTSR percentile rank, the Company shall be excluded from the Peer Group. It calculated the Company’s total shareholder return at the 41st percentile of the group resulting in a 91% rTSR vesting modifier to the adjusted EPS calculation of 59%, resulting in a total of approximately 54% of target shares vested. The Compensation Committee approved and certified the calculation and the vested shares were released in January 2018.

2016 Performance Share Awards. In 2016, we granted the second set of PSAs under our Performance Program, the vesting of which is tied in the Initial Performance Period to the PSA Adjusted EPS and, in the Secondary Performance Period, to the Company’s rTSR performance. The Initial Performance Period for these PSAs began on January 1, 2016 and ended on December 31, 2017.

In March 2018, the Committee met to review the Initial Performance Period EPS measurement and the proposed adjustments to reported EPS, for the purpose of considering the exclusion of several items from EPS and determining the PSA Adjusted EPS. As a starting point, the Committee noted that the Company reported EPS of $3.27 for fiscal year 2017. Under the terms of the PSA Agreement and the 2010 Incentive Plan, the substantial positive effect of the tax law changes effected by the TCJA were excluded from the EPS calculation. The Committee then reviewed and considered whether certain expenses related to office closures, unplanned severance, M&A expenses, branding and early lease exit costs and accruals should be excluded from the reported EPS. Management also recommended, and the Committee considered, an exclusion related to an unusual supplemental bonus accrual. After discussion and deliberation, the Committee approved aggregate exclusions of approximately $7.2 million, on a pre-tax basis. The exclusions included an unusual supplemental bonus accrual of $3 million, $1.6 million in expenses for unplanned severance and staff realignment and approximately $2.6 million in other expenses relating to office closures, merger and acquisition costs, and unusual fixed assets write offs. On an after-tax basis, the total adjustments considered by the Committee, excluding changes as a result of the newly enacted TCJA, were approximately negative $11.7 million.

EXECUTIVE COMPENSATION

The after-tax adjustments for the exclusions resulted in an adjustment to reported EPS of $0.61, or a PSA Adjusted EPS of $2.66 for purposes of determining calculations for the Initial Performance Period and for establishing the baseline EPS for the 2018 PSA grants. See attached Annex B to this proxy statement for a description of the GAAP reconciliation.

The Committee’s determination exceeds the threshold requirement, which was $2.33, and would generate a payout calculation of 125.22%, assuming the rTSR performance factor for the Secondary Performance Period is met and applied. The Secondary Performance Period began on January 1, 2016 and will end on December 31, 2018 (three (3) years). The PSAs are eligible to vest only following the expiration of the Secondary Performance Period.

2017 Annual Equity Awards. In 2017, we made equity grants of RSUs and PSAs as annual equity awards. The RSUs had a three (3) year vesting term with 25% of the grant vesting after year one, an additional 25% of the grant vesting after year two, and the final 50% of the grant vesting after year three. The PSA vesting is tied to the Company’s adjusted EPS and rTSR performance. The Initial Performance Period began on January 1, 2017 and will end on December 31, 2018 (two (2) years). At the end of that period, the percentage of PSAs available to vest will be calculated based on PSA Adjusted EPS. The Secondary Performance Period began on January 1, 2017 and will end on December 31, 2019 (three (3) years), with the PSA vesting further modified based on rTSR. The shares underlying PSAs are eligible to vest only following expiration of the Secondary Performance Period.

    In 2017, Mr. Kesavan's target equity grant increased from 175% to 205% of his 2017 base salary to achieve a comparable total compensation mix relative to our 2017 Peer Group. In addition, Mr. Ostria’s target long-term incentive percentage increased from 50% to 60%, which reflected the second of two (2) annual increases upon becoming an NEO. Mr. Wasson’s, Mr. Morgan’s and Ms. Glover’s target equity remained the same, 125%, 120%, and 60% of 2017 base salary, respectively.

As a result, the Committee approved the following 2017 equity awards for our NEOs, such grants taking the form of 50% RSUs and 50% PSAs under the Performance Program.

Equity Incentive Awards -- 2017
Equity Award RSUs(1)			Equity Award Target PSAs(1)
Name	Grant Date Fair Value ($) (2)	Underlying Shares (#)	Grant Date Fair Value ($) (2)	Underlying Shares (#)
Sudhakar Kesavan, Chairman and CEO	$823,687	19,944	$774,027	19,944
John Wasson, President and COO	381,116	9,228	358,139	9,228
James C. Morgan, Executive Vice President and CFO	295,295	7,150	277,492	7,150
Ellen Glover, Executive Vice President	111,923	2,710	105,175	2,710
Sergio Ostria, Executive Vice President	111,923	2,710	105,175	2,710

____________________

(1)	Includes the 2017 Annual Equity Award paid in the form of RSUs and PSAs

(2)	Represents the grant date fair value computed in accordance with FASB ASC Topic 718.

2018 Equity Awards. In 2018, we continued the use of RSUs and PSAs. The RSUs will have the same vesting schedule as in 2017. The PSAs will continue to be tied to the Company’s adjusted EPS and rTSR. The Initial Performance Period began on January 1, 2018 and will end on December 31, 2019 (two (2) years), and at the end of such period the percentage of PSAs available for vesting will be calculated based on PSA Adjusted EPS. The Secondary Performance Period began on January 1, 2018 and will end on December 31, 2020 (three (3) years), with the PSA vesting further modified at the end of such period based on rTSR. The shares underlying the PSAs will be eligible to vest only following the expiration of the Secondary Performance Period.

The 2018 equity awards remained similar to 2017. The target long-term incentive percentages remained the same for our NEOs from 2017 to 2018, other than for Ms. Glover. Ms. Glover’s target long-term incentive percentage increased from 60% to 70%, which is better aligned with her expanded role with the Company and market practice for comparable positions.

EXECUTIVE COMPENSATION

As a result, the Committee approved the following 2018 equity awards for our NEOs, such grants taking the form of 50% RSUs and 50% PSAs under the Performance Program.

Name	Equity Incentive Awards -- 2018
	RSUs		Target PSAs
	Equity Awards(1)		Equity Awards(1)
	Grant Date Fair Value ($) (2)	Underlying Shares (#)	Grant Date Fair Value ($) (2)	Underlying Shares (#)
Sudhakar Kesavan, Chairman and CEO	$960,453	15,836	$1,030,132	15,836
John Wasson, President and COO	444,383	7,327	476,621	7,327
James C. Morgan, Executive Vice President and CFO	344,310	5,677	369,289	5,677
Ellen Glover, Executive Vice President	156,659	2,583	168,024	2,583
Sergio Ostria, Executive Vice President	130,519	2,152	139,988	2,152

____________________

(1)	Includes the 2018 Annual Equity Award paid in the form of RSUs and PSAs.

(2)	Represents the grant date fair value computed in accordance with FASB ASC Topic 718.

Retirement and Other Benefits

Savings Plan. Our NEOs are eligible to participate in our tax-qualified defined contribution profit-sharing plan, which has a Section 401(k) feature. Under the terms of this plan:

●	Eligible employees may elect to contribute up to 70% of their eligible compensation as salary deferral contributions to the plan, subject to statutory limits.

●	We make matching contributions each pay period equal to 100% of an employee’s 401(k) contributions up to the first 3% of the employee’s compensation.

●	We also make matching contributions equal to 50% of the employee’s 401(k) contributions up to the next 2% of the employee’s compensation.

●	We do not make matching contributions for employee 401(k) contributions in excess of 5% of the employee’s compensation.

Our contributions to this plan for our NEOs are included under the “All Other Compensation” column of the Summary Compensation Table below.

Perquisites. The Company does not provide any material perquisites or personal benefits to its named executives.

Severance Benefits. As of December 31, 2017, we were a party to severance protection agreements with Messrs. Kesavan and Wasson. We also have an employment agreement with Mr. Kesavan and severance letter agreements with each of Mr. Wasson, Mr. Morgan, Ms. Glover and Mr. Ostria that provide severance benefits both in the event of a termination in conjunction with a change of control and in certain other situations. We believe these agreements, which provide severance in certain situations, serve to promote stability and continuity among our NEOs. The terms of these agreements and information regarding applicable payments under such agreements are provided under “Payments Pursuant to Employment Agreement,” “Payments Pursuant to Severance Letter Agreements,” and “Payments in the Event of a Change of Control” below.

Compensation Practices and Risk

The Committee considers annually, in establishing and reviewing the executive compensation program, whether the program encourages unnecessary or excessive risk taking. We do not believe the Company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company in connection with risk management practices and risk-taking incentives.

The goal of the Committee is to establish a compensation program designed to encourage prudent risk management and discourage inappropriate risk-taking by granting a diverse portfolio that is expected to reward the creation of stockholder value over time. To help achieve this goal, the Committee considers the risk profile of the primary compensation elements including Base Salary, the Annual Incentive Program and Equity Awards.

The Committee believes that because the base salaries of the NEOs are fixed in amount they do not encourage inappropriate risk-taking. The performance factors that serve as the basis for the Annual Incentive Program of the Company’s NEOs may be adjusted each year to account for changes in our business and related risks. Finally, a significant proportion of compensation provided to the NEOs is in the form of equity awards that have performance and retention features that extend over a period of years. These awards do not encourage unnecessary or excessive risk-taking because the ultimate value of the awards is tied to our stock price and other stockholder friendly measures (i.e., Adjusted EPS growth) and are subject to long-term vesting schedules to help ensure that the NEOs have significant value tied to long-term stock price performance. In particular, all equity compensation is either based on performance over a three (3)-year period or time-based vesting for a three (3)-year period. This encourages the NEOs to focus on long-term performance in addition to annual results, further reducing risk-taking that is likely to produce only short-term benefits and allowing sufficient time for risk outcomes to emerge.

In addition, awards under the 2010 Incentive Plan are subject to clawback based on certain factors and it is intended that awards under the 2018 Incentive Plan will have the same clawback provisions, as noted in “Compensation Recoupment Policy”.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the actual compensation earned by persons who were our named executives during 2017.

Name and principal position (a)	Year (b)	Salary ($)(1) (c)	Stock Awards ($)(2) (e)	Option Awards ($)(3) (f)	Non-Equity Incentive Compensation(4) (g)	All Other Compensation ($)(5) (i)	Total ($) (j)
Sudhakar Kesavan	2017	$866,091	1,597,714	$—	$766,924	$16,441	$3,247,170
Chairman and CEO	2016	861,239	2,232,404	—	—	16,845	3,110,488
	2015	867,739	2,086,937	—	—	17,494	2,972,170

John Wasson	2017	$653,550	$739,255	$—	$465,564	$11,548	$1,869,917
President and COO	2016	634,485	1,213,142	—	—	11,548	1,859,175
	2015	639,173	969,342	—	157,730	10,799	1,777,044

James C. Morgan	2017	$527,511	572,787	$—	$328,804	$10,503	$1,439,605
Executive Vice President	2016	512,141	788,693	—	136,575	10,739	1,448,148
and CFO	2015	513,064	1,137,773	—	111,397	10,799	1,773,033

Ellen Glover	2017	$399,866	$217,098	$—	$190,839	$12,376	$820,179
Executive Vice President	2016	387,090	321,484	—	76,120	12,376	797,070
	2015	385,259	299,305	—	64,095	12,291	760,950

Sergio Ostria	2017	$399,866	$217,098	$—	$187,922	$11,548	$816,434
Executive Vice President	2016	388,186	281,709	—	78,325	10,828	759,048
	2015	391,083	220,083	—	60,407	10,799	682,372

____________________

(1)

The annual base salary adjustments for our NEOs are made in March of each evaluation year and are effective immediately. The higher 2015 salary for Messrs. Kesavan, Wasson, Morgan and Ostria resulted from a companywide one additional payroll period in 2015 compared to other years.

(2)

The amounts reported in the “Stock Awards” column (e) of the table above reflect the aggregate grant date fair value of RSUs and PSAs. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements. For a discussion of the methodologies used to value the awards reported in the “Stock Awards” column (e), please see the discussion of stock awards contained in Note 13 – Accounting for Stock-based compensation to our consolidated financial statements included in our 2017 Form 10-K. Additionally, the 2017 closing per share prices used to calculate fair value amounts of each individual 2017 stock award at December 31, 2017, are found below in the table “Grants of Plan-Based Awards in 2017.”

The grant date fair value amounts for RSUs include awards granted under the 2017 annual equity award program. See further detail found in the table "Equity Incentive Awards – 2017". The grant date fair value of PSAs is calculated based upon the probable performance under the awards' goal, which was target performance achievement. Assuming the maximum payout of the PSAs is achieved, the value of each NEO's award as of the grant date is as follows:

Name	2017 Grant Date Fair Value PSAs at Target Payout ($) (reflected in table)	2017 Grant Date Fair Value PSAs at Maximum Payout ($)
Sudhakar Kesavan, Chairman and CEO	$774,027	$1,451,301
John Wasson, President and COO	358,139	671,511
James C. Morgan, Executive Vice President and CFO	277,492	520,298
Ellen Glover, Executive Vice President	105,175	197,203
Sergio Ostria, Executive Vice President	105,175	197,203

(3)

Amounts reported in the “Option Awards” column (f) of the table above reflect the aggregate grant date fair value of option awards. The Company did not elect to issue options in fiscal year 2017, 2016 or 2015.

(4)

Amounts shown consist of payouts for the cash portion of bonuses in 2017 under the Annual Incentive Program. Messrs. Kesavan and Wasson received their 2016 bonus exclusively in the form of RSUs. Mr. Kesavan’s 2015 award was also received in the form of RSUs. Such awards are included in the Stock Awards column.

(5)	Details of the amounts reported in the “All Other Compensation” column for 2017 are provided in the table below.

	Sudhakar Kesavan	John Wasson	James C. Morgan	Ellen Glover	Sergio Ostria
Imputed Income	$2,376	$1,548	$828	$2,376	$1,548
Employer Contributions to 401(k) Plan	7,995	10,000	9,675	10,000	10,000
Life Insurance Premiums	6,070	—	—	—	—
Total	$16,441	$11,548	$10,503	$12,376	$11,548

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards in 2017

The following table provides information concerning all award grants made to the NEOs during 2017.

			Estimated Possible	Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock
Name	Grant Date	Award Type	Payouts Under Non- Equity Incentive Plan Awards(1)	Threshold (#)	Target (#)	Maximum (#)	Awards; Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(3)(4)
Sudhakar Kesavan, Chairman and CEO	1/1/2017 3/20/2017 3/20/2017	AIP Bonus PSA RSU	$866,091 — —	— 7,479 —	— 19,944 —	— 37,395 —	— — 19,944	— $774,027 $823,687

John Wasson, President and COO	1/1/2017 3/20/2017 3/20/2017	AIP Bonus PSA RSU	$525,791 — —	— 3,461 —	— 9,228 —	— 17,303 —	— — 9,228	— $358,139 $381,116

James C. Morgan, Executive Vice President and CFO	1/1/2017 3/20/2017 3/20/2017	AIP Bonus PSA RSU	$371,338 — —	— 2,681 —	— 7,150 —	— 13,406 —	— — 7,150)	— $277,492 $295,295

Ellen Glover, Executive Vice President	1/1/2017 3/20/2017 3/20/2017	AIP Bonus PSA RSU	$201,063 — —	— 1,016 —	— 2,710 —	— 5,081 —	— — 2,710	— $105,175 $111,923

Sergio Ostria, Executive Vice President	1/1/2017 3/20/2017 3/20/2017	AIP Bonus PSA RSU	$201,063 — —	— 1,016 —	— 2,710 —	— 5,081 —	— — 2,710	— $105,175 $111,923

___________________

(1)

Amounts represent the target cash bonus payouts for fiscal 2017 awards under the Annual Incentive Program. The actual payout amounts under the Annual Incentive Program for 2017 are reported in the Non-Equity Incentive Compensation column of the Summary Compensation Table above. The performance-based bonus is worth 80% of the overall payout, calculated on achievement of threshold targets and interpolation between minimum and maximum targets for each performance factor. The discretionary-based bonus is worth 20% of the payout, determined upon achievement of non-financial goals set by the Committee. The actual payouts under the Annual Incentive Program for 2017 were: $766,924 for Mr. Kesavan; $465,564 for Mr. Wasson; $328,804 for Mr. Morgan; $190,839 for Ms. Glover; and $187,922 for Mr. Ostria.

(2)

The PSAs in these columns represent the threshold, target and maximum number of shares issuable under the 2017 Performance Program. The final payout is subject to the achievement of the performance goals.

(3)

These RSU awards, granted pursuant to the annual equity grant, vest in three (3) installments, 25% on March 20, 2018 and 2019, and 50% on March 20, 2020. The closing price of the Company’s common stock on the date of grant was $41.30.

(4)

The grant date fair value for the PSAs, which are subject to performance conditions, is based on the probable outcome of the performance conditions, which was achievement of target. The grant date fair value of $38.81 was determined by using the Monte Carlo simulation model, and is based on the closing price of our common stock of $41.30 on the date of grant.

EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table provides information concerning unexercised options and stock awards that have not vested for each NEO, outstanding as of December 31, 2017.

OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR-END

	Option Awards				Stock Awards
					RSUs			Performance Shares
Name	Number of Securities Underlying Unexercised Options — Exercisable (#)	Number of Securities Underlying Unexercised Options — Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units or Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Sudhakar Kesavan	61,002	—	$21.77	4/1/2021	4,389	(5)	230,423	9,712	(2)	509,880
Chairman and CEO	68,744	—	25.66	3/19/2022	8,998	(6)	472,395	28,454	(3)	1,493,821
	74,012	—	27.03	3/18/2023	12,102	(7)	635,355	7,479	(4)	392,648
	54,989	—	40.68	3/17/2024	17,042	(7)	894,705
					14,742	(8)	773,955
					19,944	(8)	1,047,060
John Wasson	25,964	—	27.03	3/18/2023	2,309	(5)	121,223	5,110	(2)	268,275
President and COO	28,936	—	40.68	3/17/2024	4,734	(6)	248,535	14,973	(3)	786,059
					3,546	(7)	186,165	3,461	(4)	181,676
					8,967	(7)	470,768
					8,688	(8)	456,120
					9,228	(8)	484,470
James C. Morgan	14,559	—	40.68	3/17/2024	1,162	(5)	61,005	3,300	(2)	173,250
Executive Vice President and CFO					6,114	(6)	320,985	11,602	(3)	609,086
					3,057	(6)	160,493	2,681	(4)	140,766
					2,505	(7)	131,513
					6,948	(7)	364,770
					3,068	(8)	161,070
					7,150	(8)	375,375
Ellen Glover	8,369	—	40.68	3/17/2024	668	(5)	35,070	1,478	(2)	77,595
Executive Vice President					1,369	(6)	71,873	4,396	(3)	230,815
					1,440	(7)	75,600	1,016	(4)	53,353
					2,633	(7)	138,233
					1,710	(8)	89,775
					2,710	(8)	142,275
Sergio Ostria	2,817	—	25.66	3/19/2022	226	(5)	11,865	1,000	(2)	52,500
Executive Vice President	6,794	—	27.03	3/18/2023	926	(6)	48,615	3,664	(3)	192,357
	5,665	—	40.68	3/17/2024	1,358	(7)	71,295	1,016	(4)	53,353
					2,194	(7)	115,185
					1,759	(8)	92,348
					2,710	(8)	142,275
					226	(9)	11,865

______________

(1)	Based upon the closing market price of our common stock on the NASDAQ on December 31, 2017, which was $52.50.

(2)

Represents PSAs granted on March 16, 2015 for the 2015-2017 performance period. The PSAs were earned and paid out in shares of ICF stock at the end of the three-year performance period based upon performance on two metrics (Adjusted EPS and rTSR). The number of shares of stock shown in this column is the actual number of shares paid out at 53.97% of the target. The performance achievement was approved by the Compensation Committee and the shares were released in January 2018.

EXECUTIVE COMPENSATION

(3)

Represents PSAs granted on March 21, 2016 for the 2016-2018 performance period. The PSAs are earned and paid out in shares of ICF stock at the end of the three-year performance period based upon performance on two metrics (Adjusted EPS and rTSR). The Initial Performance Period, which is based on Adjusted EPS, began on January 1, 2016 and ended on December 31, 2017. On March 1, 2018, the Compensation Committee approved the Adjusted EPS of $2.66 which results in a calculated payout of 125.22% of the target. This percentage will be further modified by the rTSR performance factor for the Secondary Performance Period. The Secondary Performance Period began on January 1, 2016 and will end on December 31, 2018. The rTSR will be applied as a modifier to the Adjusted EPS metric, as a multiplier ranging from 75% to 125%. The number of shares of stock shown in this column is based on the actual Adjusted EPS level of performance at 125.22% of target and the rTSR performance at 100% of target.

(4)

Represents PSAs granted on March 20, 2017 for the 2017-2019 performance period. The PSAs are earned and paid out in shares of ICF stock at the end of the three-year performance period based upon performance on two metrics (Adjusted EPS and rTSR), subject to the Compensation Committee's approval. The number of shares of stock shown in this column is based on the threshold level of performance as the Initial Performance Period as not been finalized.

(5)	These unvested shares are time-based RSUs that vest in four (4) equal installments on each March 17, beginning March 17, 2015.

(6)	These unvested shares are time-based RSUs that vest in four (4) equal installments on each March 16, beginning March 16, 2016.

(7)	These unvested shares are time-based RSUs that vest in four (4) equal installments on each March 21, beginning March 21, 2017.

(8)	These unvested shares are time-based RSUs that vest in three (3) installments at 25% on March 20, 2018 and 2019, and 50% on March 20, 2020.

(9)

These unvested shares are CSRSUs that vest in four (4) equal installments on each March 17, beginning March 17, 2015. CSRSU payment is based on the stock price on the vesting date, subject to 75% floor and 135% maximum payout.

Option Exercises and Stock Vested During 2017

The following table provides information concerning the vesting of stock awards and exercise of options for each NEO, on an aggregate basis, during 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercising (#)	Value Realized on Exercising ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
Sudhakar Kesavan, Chairman and CEO	46,339	$1,374,354	25,018		$1,036,570
John Wasson, President and COO	71,166	$1,873,772	12,226		507,342
James C. Morgan, Executive Vice President and CFO	14,696	$376,047	10,174		421,870
Ellen Glover, Executive Vice President	11,265	$270,025	3,688		152,904
Sergio Ostria, Executive Vice President	—	—	3,043	(3)	123,482	(3)

____________________

(1)	The value of options realized on exercising shown equals the value of the shares on the date of exercise minus the option exercise price.

(2)	The value of RSUs and CSRSUs realized on vesting shown equals the value of the shares underlying the RSUs or CSRSUs on the date of vesting. CSRSU payout is subject to a 75% floor and a 135% maximum.

(3)	The vesting of stock awards for 2017 includes 697 CSRSUs that vested for Mr. Ostria, resulting in a payment of $26,690 in cash.

Deferred Compensation Plan

We maintain a non-qualified deferred compensation plan (the “Deferred Compensation Plan”) for a select group of key management and highly compensated employees who have been designated as eligible to participate in the Deferred Compensation Plan by the Board or the Compensation Committee.

The Deferred Compensation Plan allows participants to defer up to 80% of base salary and/or up to 100% of bonus and commissions. All amounts deferred are 100% vested. In addition, the Company may credit a participant’s Deferred Compensation Plan account with Company contributions required under an employment agreement or any other agreement and/or with discretionary Company contributions. Company contributions are vested pursuant to the terms of any relevant agreement or, if none, on the anniversary of the date on which such Company contribution was credited to the participant’s account balance, in accordance with the following schedule; provided, however, that the participant must be in the service of the Company as an employee on such anniversary to receive vesting credit:

Less than 1 year—0%

1 year but less than 2 years—33%

2 years but less than 3 years—67%

3 or more years—100%

Two (2) of the NEOs elected to participate in the Deferred Compensation Plan in 2017. No Company contributions were credited under the Deferred Compensation Plan for 2017. Deferred Compensation Plan accounts are deemed to be invested in one (1) or more investment options selected by each participant from investment options offered under the Deferred Compensation Plan.

EXECUTIVE COMPENSATION

Deferred Compensation Plan participants are entitled to receive distributions from their Deferred Compensation Plan accounts upon separation from service, death, disability, and/or upon a specified date. Subject to the provisions of Section 409A of the Code, Deferred Compensation Plan participants may elect to receive distributions from the Deferred Compensation Plan in single lump-sum payments or installment payments over a period of two (2) to five (5) years for deferrals to specified dates or two (2) to fifteen (15) years for deferrals until after death, disability or other separation from service. If no such election is made, a participant shall be deemed to have elected a lump-sum form of payment. The following table sets forth information as of December 31, 2017, regarding contributions and balances of NEOs under the Deferred Compensation Plan:

	Executive Contributions in 2017 FY(1)	Company Contributions for 2017 FY	Aggregate Earnings in 2017 FY	Aggregate Distributions in 2017 FY	Aggregate Balance at 12/31/17(2)
Sudhakar Kesavan(3)	$766,924	—	$111,546	—	$1,506,016
John Wasson	65,355	—	253,589	—	1,882,755
James C. Morgan	—	—	—	—	—
Ellen Glover	—	—	—	—	—
Sergio Ostria	—	—	—	—	—

____________________

(1)	The full amount of executive contributions is included in the Salary and Non-Equity Incentive Compensation columns of the Summary Compensation Table.

(2)

The aggregate balance for Mr. Kesavan and Mr. Wasson includes $492,258 and $1,090,775, respectively, that was reported as compensation in the Salary and Non-Equity Incentive Compensation columns of the Summary Compensation Table in previous years.

(3)

Mr. Kesavan elected to defer his cash bonus under the 2017 Annual Incentive Program, which was paid in March 2018. Even though it was paid in March 2018, because it relates to performance in 2017 and ties to the amount in the Summary Compensation Table under the “Non-Equity Incentive Compensation“ column, it is reported in this table, under “Executive Contribution in 2017 FY” column.

Employment Agreement

We entered into an amended and restated employment agreement with Sudhakar Kesavan as of the effective date of our initial public offering on September 27, 2006, which we further amended and restated on December 29, 2008, for the purpose of bringing it into compliance with Section 409A of the Code. The agreement provides that Mr. Kesavan will serve as our CEO and Chairman and that he will receive annual increases to his base salary at least equal to the increase in the consumer price index, unless otherwise agreed to by Mr. Kesavan and the Company. The Committee may further increase Mr. Kesavan’s base salary under that agreement based on the performance of the Company and other factors deemed relevant by the Committee. Mr. Kesavan will also be eligible to receive annual incentive bonuses equal to up to 100% of his base salary at the discretion of the Committee. In addition, we are also required to maintain a life insurance policy in an amount of at least $1 million, payable to Mr. Kesavan’s immediate family. Mr. Kesavan may terminate this agreement by giving 45 days’ notice to the Company, and the Company may terminate this agreement either without cause or for cause upon written notice. The benefits that Mr. Kesavan will receive upon termination of his employment or change of control are described under “Potential Payments upon Termination or Change of Control.”

Potential Payments upon Termination or Change of Control

We maintain employment, severance, and change of control agreements with certain of our NEOs. The following summaries describe and quantify the payments that each NEO would receive if his or her employment with us were terminated or if we had a change of control and the NEO’s employment were terminated following the change of control. The summaries assume that the termination and/or change of control occurred on December 31, 2017, and that the relevant stock price is the closing market price for our common stock on NASDAQ on December 31, 2017, which was $52.50 per share.

Payments Pursuant to Employment Agreement

We have entered into an amended and restated employment agreement with Mr. Kesavan, under which he serves as our CEO and Chairman. If we terminate Mr. Kesavan’s employment for cause, we will be obligated to him only for his base salary and bonus accrued but not yet paid as of the termination date, continuance of his healthcare coverage as required by law, vesting of all outstanding options and other equity awards that were issued prior to the date of employment termination with payment in compliance with Section 409A, and reimbursement for any outstanding reasonable business expenses incurred in the performance of his duties. As defined in the employment agreement, “cause” means the following: (i) material violation of our written policies; (ii) willful conduct materially and demonstrably injurious to the Company; (iii) being charged with certain criminal conduct; or (iv) abuse of drugs or alcohol in the workplace.

EXECUTIVE COMPENSATION

If we terminate Mr. Kesavan’s employment without cause or Mr. Kesavan terminates his employment for “good reason,” Mr. Kesavan will receive the following: (i) the amounts he would have received if terminated for cause; (ii) two (2) times his annual base salary (which will be paid in two (2) tranches: (y) the first tranche will be paid monthly in approximately equal installments over the 24-month period following the termination date, with the aggregate amount not to exceed certain limitations set forth in Section 409A; and (z) the second tranche will be comprised of the difference of the total of two (2) times his annual base salary minus the aggregate amount paid in the first tranche, and will be paid in a single lump sum payment on the first business day after six (6) months from the termination date); (iii) vesting of all outstanding options and other equity awards that were issued prior to the date of employment termination with payment in compliance with Section 409A; (iv) a pro rata share of his annual incentive compensation award for the fiscal year in which he was terminated payable in a lump sum on the later of the (a) date that is 90 days following the end of that fiscal year or (b) date that is six (6) months after the date of such termination; and (v) continuation, at the Company’s expense, of Mr. Kesavan’s family health and dental insurance policy in effect as of the date of termination for 24 months following termination (or, if the Company cannot continue coverage of such policy, the Company shall pay for equivalent coverage). Also, while not specifically stated in his employment agreement, Mr. Kesavan is entitled to outplacement services for a period of 12 months, or his first acceptance of an employment offer, if shorter. Termination by the Company without cause includes: (i) any reason other than cause (as defined in the employment agreement and summarized above); (ii) death of Mr. Kesavan; or (iii) in the Company’s sole discretion, if Mr. Kesavan becomes disabled (as defined in the employment agreement). Termination by Mr. Kesavan for good reason is any voluntary termination by Mr. Kesavan upon 45 days’ written notice to the Company.

All amounts and benefits under the employment agreement shall be paid in a manner or form that complies with Section 409A or an exception thereunder.

Mr. Kesavan’s employment agreement requires that he comply with certain covenants and requirements upon termination. Mr. Kesavan must maintain the confidentiality of all of our information and must not solicit present or prospective clients or employees for a period of two (2) years following termination. Mr. Kesavan’s PSA agreement requires that, upon termination without cause or termination for good reason, the PSAs vest according to the actual EPS and rTSR during the performance period.

The payments that would have been made to Mr. Kesavan, pursuant to Mr. Kesavan’s employment agreement, if he had incurred a termination of his employment as of December 31, 2017, are as follows:

Name	Pro Rata Bonus Share	Severance	Welfare Benefits	Outplacement Services	Unvested and Accelerated Awards
S. Kesavan
With Cause	—	—	—	—	7,195,542
Without Cause for any Reason	766,924	1,732,182	26,532	6,000	7,195,542
Death or Disability	766,924	1,732.182	26,532	6,000	6,840,522

Payments Pursuant to Severance Letter Agreements

We entered into a severance letter agreement with each of Mr. Ostria, Ms. Glover and Mr. Morgan. Subject to certain restrictions and terms, each severance letter agreement provides that, in the event of an involuntary termination of employment without cause (as defined in the 2010 Incentive Plan), then Ms. Glover and Messrs. Morgan and Ostria are each entitled to nine (9) months’ severance based on such executive’s: (i) then-current base salary; and (ii) the bonus payment in the prior 12-month period. Such severance will be paid in bi-weekly installments in accordance with the Company’s scheduled pay dates. Ms. Glover and Messrs. Morgan and Ostria are further entitled to continue their group health plan coverage under COBRA and, for the duration of the severance payments, the Company will pay a portion of their monthly COBRA premiums equal to the employer’s monthly portion of the group health plan premiums as an active employee of the Company. Each of them is also eligible for six (6) months of executive career transition assistance. Such agreements also contain change of control provisions as discussed below under “Payments in the Event of a Change of Control.”

In the event of termination without cause or termination for good reason, the PSA agreements for Mr. Morgan, Ms. Glover and Mr. Ostria require that PSAs vest according to the actual EPS and rTSR performance for the applicable performance period, as adjusted for the pro rata share of the performance period completed. In the event Mr. Morgan, Ms. Glover or Mr. Ostria terminates his or her employment other than for good reason, he or she shall forfeit all unvested PSAs.

All amounts and benefits under these agreements shall be paid in a manner and form that complies with Section 409A or an exception thereunder.

We previously entered into an amended severance letter agreement with Mr. Wasson. Mr. Wasson is entitled to certain payments in the event of termination of employment, prior to a change of control, by the Company other than for cause (as defined in the severance protection agreement discussed below) or a voluntary resignation after a material adverse change in job responsibilities, compensation, or work location. In the event of a termination of employment under such circumstances, Mr. Wasson is entitled to (i) continuation of his base salary for 12 months or, if greater, the period during which he is subject to non-compete obligations, and (ii) an amount equal to the average annual bonus paid to him over the three (3) years prior to his termination. The base salary severance benefits will be paid on the 26 biweekly pay dates following separation from service pursuant to the Company’s normal payroll practices or, if longer, on the biweekly pay dates during the time period the executive is subject to any non-competition restrictions with the Company. The bonus severance benefit will be paid within the 15-day period following the last payment of such biweekly base salary severance benefits. In addition, Mr. Wasson is entitled to accelerated vesting of all stock options, restricted stock, and other equity awards. Consistent with the terms of Mr. Wasson’s PSA agreement, upon his termination without cause or for good reason, the PSAs will vest according to the actual EPS and rTSR performance during the performance period. Further, the severance letter agreement provides that Mr. Wasson is entitled to continuation of health care coverage (including medical, hospitalization, dental and vision) for himself and his dependents on the same terms as in effect on his termination date for as long as salary continues to be paid under the agreement (and, thereafter, he and his dependents may elect group health plan continuation coverage under COBRA). Finally, while not specifically stated in his employment agreement, Mr. Wasson is entitled to outplacement services for a period of 12 months, or his first acceptance of an employment offer, if shorter. Payment of these severance benefits is subject to Mr. Wasson’s compliance with certain covenants and requirements upon termination.

EXECUTIVE COMPENSATION

The payments that would have been made to Mr. Morgan, Ms. Glover and Mr. Ostria described above, in the event of termination of employment without cause or, in the case of Mr. Wasson, a voluntary resignation after a material adverse change in job responsibilities, compensation or work location, had occurred as of December 31, 2017, and all severance letter agreements had been in effect on such date, are presented in the following table.

Name	Salary Continuation	Bonus Payment	Welfare Benefits	Outplacement Services	Unvested Awards
J. Wasson	657,218	361,614	9,125	6,000	3,565,215
J. Morgan	397,862	204,862	9,930	3,000	756,251
E. Glover	301,580	114,180	6,811	3,000	298,532
S. Ostria	301,580	117,488	6,810	3,000	243,183

Payments in the Event of Death or Disability

If any NEO dies or becomes disabled while employed by us, any unvested options or RSUs held by that NEO will vest and become exercisable immediately. PSAs will vest according to the target EPS for the period and the actual performance of the rTSR, with the date of death or disability serving as the end of the performance period for such measurement.

Payments in the Event of Retirement

If Mr. Kesavan or Mr. Wasson retires while employed by us, the PSAs will vest upon the date of retirement and be paid out based on the actual performance of the rTSR at the end of the measurement period.

If Mr. Morgan, Ms. Glover or Mr. Ostria retires while employed by us, PSAs will vest according to the actual EPS and rTSR performance for the applicable performance period, as adjusted for the pro rata share of the performance period completed. The date of retirement shall serve as the end of the performance period for such measurement. All other equity awards will vest as if such NEO had voluntarily resigned.

Payments in the Event of a Change of Control

We have entered into amended severance protection agreements with Messrs. Kesavan and Wasson that provide for payments in the event of termination of employment resulting from a change of control. In the event payments are made pursuant to these agreements, those payments supersede any other agreement between us and the NEO.

Under the severance protection agreements, both Messrs. Kesavan and Wasson have a “double trigger”, in that neither executive will receive under those agreements certain payments and benefits in connection with a change of control unless they are terminated without cause or resign for good reason within twenty-four (24) months following such change of control. A change of control is defined as follows: (i) the acquisition by an individual, group, or entity of beneficial ownership of 35% or more of our outstanding voting shares, subject to certain exceptions; (ii) a change in our Board under certain circumstances such as an actual or threatened (x) election contest, (y) solicitation of proxies, or (z) tender offer; (iii) the consummation of a reorganization, merger or consolidation, or sale of all or substantially all of our assets, subject to certain limitations and conditions set forth in the agreement; and/or (iv) approval by our stockholders of a liquidation or dissolution of the Company.

Termination “without cause” means any termination other than one for: (i) material violation of our material written policies; (ii) willful conduct materially and demonstrably injurious to the Company; (iii) being charged with certain criminal conduct; and/or (iv) drug or alcohol abuse in the workplace. Termination for “good reason” includes: (i) material adverse change in the executive’s job duties or responsibilities, compensation, or location of employment; (ii) bankruptcy of the Company; (iii) material breach by the Company of the severance protection agreement; and/or (iv) failure to require any successor of the Company to assume the severance protection agreement.

In the event of a change of control and a termination of the employment of Messrs. Kesavan and Wasson without cause or their resignation for good reason within twenty-four (24) months of the change of control, they will be entitled to the following payments:

●	base salary earned through date of termination and pro rata bonus for the year of termination;

●	lump-sum payment equal to three (3) times the named executive’s average annual taxable W-2 compensation during the three (3) years prior to the calendar year in which the termination occurs;

●

continued coverage for thirty-six (36) months after termination for them and their dependents and beneficiaries under the same or equivalent life insurance, medical, dental, hospitalization, financial counseling and tax consulting benefits provided by the Company to similarly situated executives during the continuation period of such coverage (any such coverage and benefits thereunder shall comply with Section 409A);

●	outplacement services for a period of twelve (12) months, or the named executive’s first acceptance of an employment offer, if shorter; and

●

100% vesting of all equity awards granted under the 2006 Long-Term Equity Incentive Plan or the 2010 Incentive Plan, except that, in accordance with the PSA agreements for Messrs. Kesavan and Wasson, PSAs will vest according to the target EPS for the performance period and the actual performance of the rTSR, with the date of termination used as the end of the performance period for such measurement. Each payment or distribution of any such awards subject to Section 409A will be made in a manner that complies with Section 409A.

EXECUTIVE COMPENSATION

Further, adjustment shall be made to minimize the amount of compensation payable in the event of a change of control that is subject to Section 280G of the Code. All amounts and benefits under these agreements shall be paid in a manner and form that complies with Section 409A or an exception thereunder. The payments that would have been made to Messrs. Kesavan and Wasson, if termination of employment related to a change of control had occurred as of December 31, 2017, are as follows:

Name	Pro Rata Bonus	Lump-Sum Payment	Welfare Benefits	Outplacement Services	Unvested Awards
S. Kesavan	766,924	6,982,267	39,798	6,000	6,840,522
J. Wasson	465,564	4,554,138	27,375	6,000	3,378,401

As mentioned above, we entered into a severance letter agreement with each of Mr. Morgan, Ms. Glover and Mr. Ostria. Such agreements also contain change of control provisions, which are triggered if, within twelve (12) months of a change of control (as defined in the 2010 Incentive Plan) there is: (i) a material reduction of the nature and scope of any such executive’s authorities, powers, functions or duties, (ii) a material reduction in their compensation or (iii) a relocation of their primary work location by more than 50 miles from their work location immediately prior to such change of control. In the event of such a change of control, each of Mr. Morgan, Ms. Glover and Mr. Ostria will be paid (a) a lump sum based on a pro-rated share of their then-current year’s bonus target, and (b) twelve (12) months of severance based on their then-current base salary, plus the bonus payment each received in the prior twelve (12) months. The change of control payment will be paid in bi-weekly installments in accordance with the Company’s scheduled pay dates. In addition, any RSUs or non-qualified stock options issued prior to June 5, 2015 and held by each of Mr. Morgan, Ms. Glover and Mr. Ostria will immediately vest upon a change of control. The fair market value (as defined in the 2010 Incentive Plan) of any RSUs will be paid to Mr. Morgan, Ms. Glover and Mr. Ostria in a lump sum within three (3) days of the change of control and non-qualified stock options will either be cancelled and replaced with a replacement award (as defined in the 2010 Incentive Plan) or cancelled in exchange for a lump sum payment of the fair market value of such non-qualified stock options. Equity grants made after June 5, 2015 will vest on an accelerated basis following a change in control if the executive is terminated other than for cause within two (2) years following the change of control. In accordance with the PSA agreements for Mr. Morgan, Ms. Glover and Mr. Ostria, PSAs will vest according to the target EPS for the performance period and the actual performance of the rTSR, with the date of termination serving as the end of the performance period for such measurement.

Mr. Morgan, Ms. Glover and Mr. Ostria are further entitled to continue their group health plan coverage under COBRA and, for the duration of the severance payments, the Company will pay a portion of their monthly COBRA premiums equal to the employer’s monthly portion of the group health plan premiums as an active employee of the Company. Each of them is also eligible for six (6) months of executive career transition assistance.

The payments that would have been made to each of Mr. Morgan, Ms. Glover and Mr. Ostria, if termination of employment related to a change of control had occurred as of December 31, 2017 are as follows:

Name	Pro Rata Bonus Target	Severance Payment	Welfare Benefits	Outplacement Services	Unvested Awards
J. Morgan	371,338	803,632	13,240	3,000	2,633,988
E. Glover	201,063	554,346	9,081	3,000	413,190
S. Ostria	201,063	558,756	9,080	3,000	351,854

During the time a NEO receives payment under an agreement, the NEO agrees not to solicit employees from our successor and to maintain the confidentiality of our and our successor’s information. The NEO also must provide a general release of all claims and causes of action against us and our successors arising from, or relating to, the NEO’s employment with us.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and those discussions, the Compensation Committee recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement and was appropriate for incorporation by reference into the 2017 Form 10-K.

Compensation Committee

/s/ Cheryl W. Grisé
Cheryl W. Grisé Compensation Committee Chairperson

/s/ Eileen O’Shea Auen
Eileen O’Shea Auen

/s/ Randall Mehl
Randall Mehl

/s/ Peter M. Schulte
Peter M. Schulte

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who own more than 10% of a registered class of equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon our review of copies of the reports we received and written representations provided to us from the individuals required to file such reports, we believe that each of our executive officers, directors, and greater than 10% stockholders has complied with applicable reporting requirements for transactions in our common stock during the year ended December 31, 2017.

STOCKHOLDERS’ PROPOSALS FOR THE 2019 ANNUAL MEETING

Under applicable SEC rules, any stockholder who intends to present a proposal at the 2019 Annual Meeting and who wishes to have the proposal included in our proxy statement and form of proxy for that meeting must deliver the proposal to us at our executive offices no later than December 21, 2018, or, if next year’s Annual Meeting is held on a date more than 30 calendar days from May 31, 2019, a stockholder proposal must be received a reasonable time before the Company begins to post, print, and mail its proxy materials for such Annual Meeting. All stockholder proposals must comply with all applicable rules and regulations adopted by the SEC.

The Company’s Bylaws provide that, in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the Annual Meeting, a stockholder must deliver notice of such nominations and/or proposals to the Corporate Secretary no earlier than the close of business on the 120th day, and not later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s Annual Meeting (for next year’s 2019 Annual Meeting, these dates would be January 31, 2019 and March 2, 2019, respectively). However, if the Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, the notice must be received no earlier than the close of business on the 120th day prior to the date of such Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of such Annual Meeting. Further, if the date of the Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, and the first public announcement of the date of such Annual Meeting is less than 100 days prior to the Annual Meeting date, notice must be delivered no later than the close of business on the 10th day following the public announcement date. A copy of the Bylaws may be obtained from the Company by writing to ICF International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031, Attention: Corporate Secretary. In addition to the timing requirements set forth above, any stockholder nominations for the election of directors or proposals for business must comply with all other requirements set forth in the Company’s Bylaws.

SOLICITATION BY BOARD; EXPENSES OF SOLICITATION

We will pay all expenses in connection with the solicitation of the proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, electronically, in writing or in person, without receiving any extra compensation for such activities. We have retained The Proxy Advisory Group, LLC, a proxy soliciting firm, to provide proxy related advice and informational support, and may seek additional assistance with the solicitation of proxies from stockholders for a services fee, plus customary disbursements. The fees to The Proxy Advisory Group, LLC are not expected to exceed $25,000 in the aggregate. We also will reimburse brokers and nominees who hold shares in their names for expenses they incur to furnish proxy materials to the beneficial owners of such shares.

Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this Proxy Statement.

ICF INTERNATIONAL, INC.

James E. Daniel
Corporate Secretary

ANNEX A

2017 ANNUAL CASH INCENTIVE COMPENSATION Adjusted EPS - GAAP Reconciliation

The Compensation Committee establishes performance factors as part of the Company’s Annual Incentive Program.  Included among the performance factors approved by the Committee is the performance factor for Adjusted EPS.  Since Adjusted EPS is a non-GAAP measure, the reconciliation of this non-GAAP measure used by the Company is as follows:

2017 Annual Cash Incentive Adjusted EPS

	$	Adjusted EPS	Diluted Shares
(all numbers in thousands, except Adjusted EPS)

Net Income	$62,876	$3.27	19,244
Office Closures Expense(1)	2.408	0.12	19,244
Severance Expense(2)	1,583	0.08	19,244
Mergers and Acquisitions(3)	239	0.01	19,244
Bonus expense(4)	13,000	0.67	19,244
Tax effect (37.0% tax rate)	(6,367)	(0.32)	19,244
Changes in tax rate due to TCJA(5)	(16,232)	(0.84)	19,244

	$51,507	$2.99	19,244

(1)

Special charges related to office closures: These costs are exit costs associated with terminated leases or full office closures. These exit costs include charges incurred under a contractual obligation that existed as of the date of the accrual and for which we will continue to pay until the contractual obligation is satisfied but with no economic benefit to us.

(2)

Special charges related to severance for staff realignment: These costs are either involuntary employee termination benefits for Company officers who have been terminated as part of a consolidation or reduction in operations, or collective termination benefits of an identifiable group of employees terminated as part of a discontinued service offering.

(3)	Acquisition-related expenses related to closed and anticipated-to-close acquisitions, consisting primarily of consultant and other outside third-party costs.

(4)	Elimination of Incentive Bonus accrued for 2017 to present net income prior to bonus for determination of Annual Incentive Bonus.

(5)

Adjustment for the decrease in the rate for 2017 related to favorable net adjustments of $16.2 million resulting from the enactment of the TJCA in December 2017. As a result of the TCJA, we were required to make favorable provisional adjustments for revaluing our deferred tax assets and liabilities and permanent non-taxable income that were partially offset by the “transition tax” and establishment of a valuation allowance on certain deferred tax assets.

ANNEX B

2017 PSA ADJUSTED EPS - GAAP Reconciliation

In connection with PSAs, upon completion of an Initial Performance Period, the 2010 Incentive Plan and the Performance Program require that the Compensation Committee (i) reviews the performance of the Company and proposed adjustments to the reported EPS; and (ii) determines the PSA Adjusted EPS in accordance with the PSA Agreement and our 2010 Incentive Plan, which may exclude certain specified items. These exclusions are intended to ensure that the participants are compensated for the Company’s performance and are neither penalized nor rewarded for certain categories of specified adjustments.

For purposes of calculating the PSA Adjusted EPS for the PSAs granted in 2016, the Compensation Committee began with the Company’s reported diluted EPS of $3.27 for fiscal year 2017 and excluded categories of items and amounts to arrive at the PSA Adjusted EPS.  Since PSA Adjusted EPS is a non-GAAP measure, see the reconciliation of this non-GAAP measure below:

2017 PSA Adjusted EPS

	$	Adjusted EPS	Diluted Shares
(all numbers in thousands except Adjusted EPS)

Net Income	$62,876	$3.27	19,244
Office Closures Expense(1)	2,408	0.12	19,244
Severance Expense(2)	1,583	0.08	19,244
Mergers and Acquisitions(3)	239	0.01	19,244
Branding Expense	14	--	19,244
Unusual Supplemental Cash Bonus (4)	3,000	0.16	19,244
Tax effect (37.0% tax rate)	(2,681)	(0.14)	19,244
Adjustments for Changes in the Tax Rate Under TCJA(5)	(16,232)	(0.84)	19,244

	$51,207	$2.66	19,244

(1)

Special charges related to office closures: These costs are exit costs associated with terminated leases or full office closures. These exit costs include charges incurred under a contractual obligation that existed as of the date of the accrual and for which we will continue to pay until the contractual obligation is satisfied but with no economic benefit to us.

(2)

Special charges related to severance for staff realignment: These costs are either involuntary employee termination benefits for Company officers who have been terminated as part of a consolidation or reduction in operations, or collective termination benefits of an identifiable group of employees terminated as part of a discontinued service offering.

(3)	Acquisition-related expenses related to closed and anticipated-to-close acquisitions, consisting primarily of consultant and other outside third-party costs.

(4)

Special charges due to additional cash bonus expense: In response to the Tax Act that was passed in December 2017 and will take effect in 2018, we increased the portion of bonuses that will be paid in cash, which will increase the amount that can be deducted for income tax purposes for 2017.

(5)

Adjustment for the decrease in the rate for 2017 related to favorable net adjustments of $16.2 million resulting from the enactment of the TCJA in December 2017. As a result of the TCJA, we were required to make favorable provisional adjustments for revaluing our deferred tax assets and liabilities and permanent non-taxable income that were partially offset by the “transition tax” and establishment of a valuation allowance on certain deferred tax assets.

EXHIBIT A

ICF International, Inc.

2018 Omnibus Incentive Plan

ICF International, Inc.

2018 Omnibus Incentive Plan

i

ICF International, Inc.

2018 Omnibus Incentive Plan

ARTICLE 1
Establishment, Purpose, and Duration

1.1     Establishment. ICF International, Inc., a Delaware corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the ICF International, Inc. 2018 Omnibus Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards. This Plan was approved by the Company’s Board of Directors on April 4, 2018, and will become effective upon approval by the Company’s stockholders on May 31, 2018 (the “Effective Date”) and shall remain in effect as provided in Section 1.3.

1.2     Objectives of This Plan. The objectives of this Plan are to optimize the profitability and growth of the Company through incentives consistent with the Company’s goals and that link and align the personal interests of Participants with an incentive for excellence in individual performance, and to promote teamwork.

This Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

1.3     Duration of This Plan. This Plan shall remain in effect, subject to the right of the Board of Directors to amend or terminate this Plan at any time pursuant to ARTICLE 18, until all Shares subject to it shall have been purchased or acquired according to this Plan’s provisions. However, in no event may an Award be granted under this Plan on or after ten (10) years from the Effective Date.

ARTICLE 2
Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1     “Affiliate” means any entity (a) which, directly or indirectly, is controlled by, controls or is under common control with, the Company, or (b) in which the Company has a significant equity interest, in either case as determined by the Committee, and which is designated by the Committee as such for purposes of the Plan.

1

2.2      “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.3     “Award Agreement” means either: (a) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other non-paper Award Agreements, and the use of electronic, Internet, or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.4     “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such terms in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5     “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6     “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in ARTICLE 10.

2.7     “Cause” means any of the following, unless otherwise specified in an Award Agreement or in an applicable employment agreement between the Company and a Participant, with respect to any Participant:

(a)	any act that would constitute a material violation of the Company’s material written policies;

(b)

willfully engaging in conduct materially and demonstrably injurious to the Company; provided, however, that no act or failure to act, on the Participant’s part, shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that such action or omission was in the best interest of the Company;

(c)

being indicted for, or if charged with but not indicted for, being tried for (i) a crime of embezzlement or a crime involving moral turpitude, or (ii) a crime with respect to the Company involving a breach of trust or dishonesty, or (iii) in either case, a plea of guilty or no contest to such a crime;

(d)	abuse of alcohol in the workplace, use of any illegal drug in the workplace or a presence under the influence of alcohol or illegal drugs in the workplace;

(e)

failure to comply in any material respect with the Foreign Corrupt Practices Act, the Securities Act of 1933, the U.K. Anti-Bribery Act, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, and the U.S. Truthful Cost or Pricing Data Statute (formerly known as the Truth in Negotiations Act), or any rules and regulations issued thereunder; and

(f)	failure to follow the lawful directives of the Company’s Chief Executive Officer, the Chief Operating Officer or the Board of Directors

2

2.8     “Change of Control” means a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, as defined in Code Section 409A and the regulations thereunder.

2.9     “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations and notices thereunder and any successor or similar provision.

2.10     “Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board and shall be composed of not less than two Directors, each of whom is a nonemployee director (within the meaning of Rule 16b-3) to the extent Rule 16b-3 is applicable to the Company and the Plan. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.11     “Company” means ICF International, Inc., a Delaware corporation, and any successor thereto as provided in ARTICLE 20 herein.

2.12      “Director” means any individual who is a member of the Company’s Board of Directors.

2.13     “Effective Date” has the meaning set forth in Section 1.1.

2.14     “Employee” means any individual performing services for the Company, an Affiliate, or a Subsidiary and designated as an employee of the Company, an Affiliate, or a Subsidiary on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Affiliate, or Subsidiary during such period. An individual shall not cease to be an Employee in the case of: (a) any leave of absence approved by the Company, or (b) transfers between locations of the Company or between the Company, any Affiliates, or any Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave, any Incentive Stock Option held by a Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Neither service as a Director nor payment of a Director’s fee by the Company shall be sufficient to constitute "employment" by the Company. For purposes of Awards other than Incentive Stock Options, a leave of absence may continue so long as the Employee is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six (6) months, or if longer, so long as the Participant retains a right to reemployment with the Company, a Subsidiary, or an Affiliate under an applicable statute or by contract.

2.15     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

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2.16     “Extraordinary Items” means (a) gains or losses which are unusual or infrequent in nature, and/or nonrecurring items of gain or loss; (b) gains or losses on the disposition of a business; (c) changes in tax or accounting regulations or laws; or (d) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or the Management’s Discussion and Analysis section of the Company’s Annual Report on Form 10-K, or the Compensation Discussion and Analysis section of the Company’s annual Proxy Statement, or successor provisions of comparable documents.

2.17     “Fair Market Value” or “FMV” means, as of any date, the fair market value of a Share determined as follows:

(a)

If the Shares are listed on a national securities exchange, the closing sales price of the Shares reported on the primary exchange on which the Shares are listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; or

(b)

If the Shares are not listed on any national securities exchange, the amount determined by the Committee in good faith to be the fair market value of the Shares on such date that complies with Section 409A and, in the case of Incentive Stock Options, Section 422, of the Code.

2.18     “Full-Value Award” means an Award which is in a form other than an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.19     “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

2.20     “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.21     “Incentive Stock Option” or “ISO” means an Option to purchase Shares that is granted under ARTICLE 6 to an Employee, that is designated as an Incentive Stock Option, and that is intended to meet the requirements of Code Section 422 or any successor provision thereto.

2.22     “Insider” means a Director or any officer or other person whose transactions in the Shares are subject to Section 16 of the Exchange Act.

2.23     “Nonemployee Director” means a Director who is not an Employee.

2.24     “Nonemployee Director Award” means any NQSO, SAR, or Full-Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or the Committee may establish in accordance with this Plan.

2.25     “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.26     “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in ARTICLE 6.

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2.27     “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.28     “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to ARTICLE 10.

2.29     “Participant” means any eligible individual as set forth in ARTICLE 5 to whom an Award is granted.

2.30     “Performance-Based Compensation” means compensation under an Award that is intended to satisfy performance goals for a Performance Period, including performance-based compensation for purposes of Code Section 409A.

2.31     “Performance Measures” mean measures as described in ARTICLE 12 on which the performance goals are based.

2.32     “Performance Period” means the period of time, as determined by the Compensation Committee, during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award; provided, however, that in no event (other than in connection with a Change of Control if so provided in an Award or Award Agreement) shall such a period be less than twelve (12) consecutive months.

2.33     “Performance Share” means an Award under ARTICLE 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which applicable Performance Measures have been achieved during a Performance Period.

2.34     “Performance Unit” means an Award under ARTICLE 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which applicable Performance Measures have been achieved during a Performance Period.

2.35     “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in ARTICLE 8.

2.36     “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.37     “Plan” means ICF International, Inc. 2018 Omnibus Incentive Plan.

2.38     “Plan Year” means the Company’s fiscal year (which currently begins January 1 and ends December 31, and is subject to change by the Company).

2.39     “Prior Plan” means ICF International, Inc. 2010 Omnibus Incentive Plan, as amended.

2.40     “Restricted Stock” means an Award granted to a Participant pursuant to ARTICLE 8.

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2.41     “Restricted Stock Unit” means an Award granted to a Participant pursuant to ARTICLE 8, except no Shares are actually awarded to the Participant on the Grant Date.

2.42     “Retirement” shall mean the Termination of Employment, other than for Cause, of a Participant who is at least 62 years old, provided that (a) such Participant has a minimum of ten (10) years of service with the Company or any Affiliate, and (b) the Committee does not determine, at the time of such Participant’s Termination of Employment, that the Participant has accepted (or is reasonably likely to accept in the immediate future) full-time employment with another business in a similar professional capacity.

2.43     “Share” means a share of common stock of the Company, par value $0.001 per share.

2.44      “Specified Employee” means a “specified employee” within the meaning of Code Section 409A and any specified employee identification policy or procedure of the Company.

2.45     “Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of ARTICLE 7 herein.

2.46     “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.47     “Tax Laws” has the meaning set forth in Section 21.19.

2.48     “Termination of Employment” or “terminates employment” means a separation from service of a Participant within the meaning of Code Section 409A.

2.49     “U.S.” means United States.

ARTICLE 3
Administration

3.1     General. The Committee shall be responsible for administering this Plan, subject to this ARTICLE 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2     Authority of the Committee. Subject to any express limitations set forth in the Plan and the Committee’s Charter, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the Plan including, but not limited to, the following:

(a)

To determine from time to time which of the persons eligible under the Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award, and the number of Shares subject to an Award;

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(b)

To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission, or inconsistency in the Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(c)	To approve forms of Award Agreements for use under the Plan;

(d)	To determine Fair Market Value of a Share in accordance with Section 2.17 of the Plan;

(e)	To amend the Plan or any Award Agreement as provided in the Plan;

(f)

To adopt subplans and/or special provisions applicable to stock awards regulated by the laws of a jurisdiction other than and outside of the United States, which may take precedence over other provisions of the Plan, but unless otherwise superseded by the terms of such subplans and/or special provisions, shall be governed by the provisions of the Plan;

(g)	To authorize any person to execute on behalf of the Company any instrument required to effect the grant of a stock award previously granted by the Board;

(h)	To determine whether Awards will be settled in Shares of common stock, cash, or in any combination thereof;

(i)

Subject to ARTICLE 14, to determine whether Awards will be adjusted for dividend equivalents, with “Dividend Equivalents” meaning a credit, made at the discretion of the Committee, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant;

(j)

To impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares, including, without limitation: (i) restrictions under an insider trading policy, as adopted by the Company from time to time, and (ii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

Notwithstanding the powers and authorities of the Committee set forth in this ARTICLE 3:

(aa)

The Committee shall not, without the prior approval of the stockholders of the Company except as otherwise provided in ARTICLE 17 permit the repricing of Options or SARs by any method, including by exchanges for other Awards involving Shares or by cancellation and re-issuance or cash buyout.

(bb)

The Committee may, subject to the minimum one (1) year vesting, Period of Restriction, and Performance Period provisions of the Plan applicable to Awards to Employees, only accelerate the vesting or exercisability of an Award upon death or disability of a Participant or a Change of Control.

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(cc)	The Committee shall not provide a tax gross-up to any Participant in connection with any Award.

3.3     Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company or any Subsidiary or Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and/or (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

3.4     Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of this Plan and all related orders and resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

ARTICLE 4
Shares Subject to This Plan and Maximum Awards

4.1     Number of Shares Available for Grants. Subject to adjustment under Section 4.3, Awards (including ISOs) may be made under the Plan for up to 1,185,000. Any Shares related to Awards under this Plan that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of the Shares, or are settled in cash in lieu of Shares, or are exchanged, with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. The following Shares, however, may not again be made available for grant in respect of Awards under this Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right; (ii) Shares delivered to or withheld by the Company to pay the Option or Grant Price of or the withholding taxes with respect to an Award, and (iii) Shares repurchased on the open market with the proceeds from the payment of the Option Price of an Option. In compliance with Code Section 422(b)(1), Awards of ISOs may be made under the Plan for up to 750,000 Shares. On or after the Effective Date, no further awards will be made under the Prior Plan.

4.2     Limit on Annual Awards to Nonemployee Directors. Notwithstanding any provision in the Plan to the contrary, the average of the aggregate amount of all compensation granted or paid to Nonemployee Directors during any fiscal year of the Company, including (a) Awards granted to such Nonemployee Directors under the Plan pursuant to ARTICLE 13 (with the calculation of the value of such Awards based on the Grant Date fair value for financial accounting reporting purposes) taken together with (b) any cash fees paid by the Company, shall not exceed $400,000.

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4.3     Adjustments in Authorized Shares. Adjustment in authorized Shares available for issuance under the Plan or under an outstanding Award shall be subject to the following provisions:

(a)

In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in-kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, and other value determinations applicable to outstanding Awards; provided that the Committee, in its sole discretion, shall determine the methodology or manner of making such substitution or adjustment.

(b)

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods.

(c)	The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

(d)

Subject to the provisions of ARTICLE 18 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Code Sections 422, 424, and 409A as and where applicable.

4.4     Exception to Minimum One (1) Year Vesting, Period of Restriction, and Performance Period. Notwithstanding anything contained in the Plan to the contrary, Awards up to a maximum of five percent (5%) of the Shares available for Awards pursuant to Section 4.1 may be granted without regard to the minimum one (1) year vesting, Period of Restriction, and Performance Period requirements of Sections 6.5, 7.5, 8.2, 9.1 and 10.2.

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ARTICLE 5
Eligibility and Participation

5.1     Eligibility. Persons eligible to participate in this Plan include (a) all officers and key Employees of the Company, as determined by the Committee, including Employees who are members of the Board, and (b) all Nonemployee Directors.

5.2     Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.

ARTICLE 6
Stock Options

6.1     Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.

6.2     Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3     Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of a Share as of the Option’s Grant Date.

6.4     Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. In addition, except to the extent permitted by Code Section 409A, no extension of the exercise period fixed on the Grant Date of an Option shall be permitted. Notwithstanding the foregoing, for Nonqualified Stock Options granted to Participants outside the United States, the Committee may provide for a longer term to accommodate regulations in non-U.S. jurisdictions that require a minimum exercise or vesting period following a Participant’s death to achieve favorable tax results or comply with local law.

6.5     Minimum Vesting Period and Exercise of Options. Options granted under this ARTICLE 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant; provided, however, that Options granted to Participants shall become vested and exercisable no earlier than one (1) year after the Grant Date.

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6.6     Payment. Options granted under this ARTICLE 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any exercised Option shall be payable to the Company in accordance with one of the following methods:

(a)	In cash or its equivalent;

(b)

By tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that such Shares are not the subject of any pledge or other security interest);

(c)	By a cashless (broker-assisted) exercise;

(d)	By any combination of (a), (b), and (c); or

(e)	Any other method approved or accepted by the Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s). Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or Shares, as applicable.

6.7     Termination of Employment or Service. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this ARTICLE 6, and may reflect distinctions based on the reasons for termination.

6.8     Special Rules Regarding ISOs. Notwithstanding any provision of the Plan to the contrary, an ISO granted to a Participant shall be subject to the following rules:

(a)	Special ISO Definitions.

(i)	“Parent Corporation” shall mean as of any applicable date a corporation in respect of the Company that is a parent corporation within the meaning of Code Section 424(e).

(ii)	“ISO Subsidiary” shall mean as of any applicable date any corporation in respect of the Company that is a subsidiary corporation within the meaning of Code Section 424(f).

(iii)

A “10% Owner” is an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Parent Corporation or any ISO Subsidiary, as determined under Section 424(d) of the Code.

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(b)	Eligible Employees. ISOs may be granted solely to eligible Employees of the Company, Parent Corporation, or ISO Subsidiary (as permitted under Code Sections 422 and 424).

(c)	Specified as an ISO. The Award Agreement evidencing the grant of an ISO shall specify that such grant is intended to be an ISO.

(d)

Option Price. The Option Price of an ISO granted under the Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must at least equal one hundred percent (100%) of the Fair Market Value of a Share as of the ISO’s Grant Date (in the case of 10% Owners, the Option Price may not be less than one hundred ten percent (110%) of such Fair Market Value).

(e)	Right to Exercise. Any ISO granted to a Participant under the Plan shall be exercisable during his or her lifetime solely by such Participant.

(f)	Exercise Period. The period during which a Participant may exercise an ISO shall not exceed ten (10) years (five (5) years in the case of a Participant who is a 10% Owner) from the Grant Date.

(g)

Termination of Employment. In the event a Participant terminates employment due to death or disability, as defined under Code Section 22(e)(3), the Participant (or his or her beneficiary, in the case of death) shall have the right to exercise the Participant’s ISO Award during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of his or her death or disability, as applicable; provided, however that such period may not exceed one (1) year from the date of such termination of employment or, if shorter, the remaining term of the ISO. In the event a Participant terminates employment for reasons other than death or disability, as defined under Code Section 22(e)(3), the Participant shall have the right to exercise the Participant’s ISO Award during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of such termination of employment; and provided further, that such period may not exceed three (3) months from the date of such termination of employment or, if shorter, the remaining term of the ISO.

(h)

Dollar Limitation. To the extent that the aggregate Fair Market Value of: (i) the Shares with respect to which Options designated as Incentive Stock Options plus (ii) the Shares of common stock of the Company, Parent Corporation, and any Subsidiary with respect to which other Incentive Stock Options are exercisable for the first time by a holder of an ISO during any calendar year under all plans of the Company and any Affiliate and Subsidiary exceeds one hundred thousand dollars ($100,000) (determined as of the Grant Date), such Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option or other Incentive Stock Option is granted.

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(i)	Duration of Plan. No Incentive Stock Options may be granted more than ten (10) years after the Effective Date.

(j)

Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO, such Participant shall notify the Company of such disposition within thirty (30) days thereof. The Company shall use such information to determine whether a disqualifying disposition as described in Code Section 421(b) has occurred.

(k)

Transferability. No ISO granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, at the discretion of the Committee, an ISO may be transferred to a U.S. grantor trust under which a U.S. Participant making the transfer is the sole beneficiary.

6.9     No Deferral Feature. Except to the extent permitted under Code Section 409A, no NQSO or ISO shall contain any feature for the deferral of compensation (other than the deferral of recognition of income until the exercise of a NQSO).

ARTICLE 7
Stock Appreciation Rights

7.1     Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

7.2     Grant Price. The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price must be at least equal to one hundred percent (100%) of the FMV of a Share as of the Grant Date.

7.3     SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, the number of Shares subject to the SAR, and such other provisions as the Committee shall determine.

7.4     Term of SAR. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee may provide for a longer term to accommodate regulations in non-U.S. jurisdictions that require a minimum exercise or vesting period following a participant’s death to achieve favorable tax results or comply with local law.

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7.5     Minimum Vesting Period and Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes; provided, however, that SARs granted to Participants shall become vested and exercisable no earlier than one (1) year after the Grant Date.

7.6     Settlement of SARs. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

7.7     Form of Payment. Payment, if any, with respect to an SAR settled in accordance with Section 7.6 of the Plan shall be made in accordance with the terms of the applicable Award Agreement, in cash, Shares, or a combination thereof, as the Committee determines.

7.8     Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, Affiliates, or Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

7.9     No Deferral Feature. Except to the extent permitted under Code Section 409A, no SAR shall contain any feature for the deferral of compensation (other than the deferral of recognition of income until the exercise of the SAR).

7.10     Other Restrictions. The Committee shall impose such other conditions or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

ARTICLE 8
Restricted Stock and Restricted Stock Units

8.1     Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the Grant Date.

8.2     Restricted Stock or Restricted Stock Unit Agreement; Minimum Vesting and Period of Restriction. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock, or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine; provided, however, that Awards of Restricted Stock and Restricted Stock Units to Participants shall have a vesting period and Period of Restriction of at least one (1) year.

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8.3     Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse. Except as otherwise provided in this ARTICLE 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.

8.4     Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion: The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in ICF International, Inc. 2018 Omnibus Incentive Plan and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from ICF International, Inc.

8.5     Voting Rights. To the extent permitted or required by law, unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, Participants holding Shares of Restricted Stock granted hereunder shall have the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6     Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE 9
Performance Units/Performance Shares

9.1     Grant of Performance Units/Performance Shares; Minimum Vesting and Performance Period. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine; provided, however, that, other than in connection with a Change of Control if so provided in an Award or Award Agreement, Awards of Performance Units and Performance Shares to Participants shall have a vesting period and Performance Period of at least one (1) year.

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9.2     Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3     Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4     Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares within seventy-five (75) calendar days after the close of the applicable Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award. In absence of other payment arrangements in the Award Agreement in accordance with Code Section 409A, payments related to Performance Units/Performance Shares shall be made in a lump sum within seventy-five (75) calendar days of the end of the Performance Period; provided, however, that if such seventy-five (75) day period begins in one calendar year and ends in another calendar year, the Participant shall have no right to designate the calendar year of payment. Notwithstanding any other provision to the contrary in this ARTICLE 9, Performance Units/Shares payable upon a termination of employment of a Specified Employee during the six (6) month period following such termination of employment, to the extent that they constitute nonqualified deferred compensation subject to Code Section 409A, shall not be paid or issued until within the thirty (30) day period commencing with the first day of the seventh month following the month of the Specified Employee’s termination of employment (provided that if such thirty (30) day period begins in one calendar year and ends in another calendar year, the Participant shall have no right to designate the calendar year of payment).

9.5     Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

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9.6     Satisfaction of Performance Goals. Other than in connection with a Change of Control if so provided in an Award or Award Agreement, a Participant shall be eligible to receive payment with respect to a Performance-Based Compensation Award only to the extent that the performance goals for such Performance Period are achieved and the terms of the Award applied against such performance goals determines that all or a portion of such Participant’s Performance-Based Compensation Award has been earned for the Performance Period. Following the completion of a Performance Period, the Committee shall review and determine whether, and to what extent, the Performance-Based Compensation Award for the Performance Period was achieved and then the amount thereof.

ARTICLE 10
Cash-Based Awards and Other Stock-Based Awards

10.1     Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2     Other Stock-Based Awards; Minimum Vesting and Performance Period. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine; provided, however, that such Awards to Participants containing a vesting period or Performance Period shall have a vesting period or Performance Period of at least one (1) year. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3     Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.4     Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines in accordance with Code Section 409A to the extent applicable.

10.5     Termination of Employment or Service. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

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ARTICLE 11
Transferability of Awards and Shares

11.1     Transferability of Awards. Except as provided in Section 11.2, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relation order entered into by a court of competent jurisdiction; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation of this Section 11.1 shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.

11.2     Committee Action. Except as provided in Section 6.8(k), the Committee may, in its discretion, determine that notwithstanding Section 11.1,any or all Awards shall be transferable to and exercisable by such transferees, and be subject to such terms and conditions as the Committee may deem appropriate; provided, however, no Award may be transferred for value without stockholder approval.

11.3     Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded, or under any blue sky or state securities laws applicable to such Shares.

ARTICLE 12
Performance Measures

12.1     Performance Measures. The performance goals upon which the payment or vesting of an Award that is intended to qualify as Performance-Based Compensation shall, among others designated by the Committee, include the following Performance Measures:

(a)	Net earnings or net income (before or after taxes);

(b)	Earnings per share;

(c)	Gross or net sales or revenue growth;

(d)	Product invoice;

(e)	Net operating profit;

(f)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(g)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(h)	Earnings before or after taxes, interest, depreciation, and/or amortization;

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(i)	Gross or operating margins;

(j)	Productivity ratios;

(k)	Share price (including, but not limited to, growth measures and total stockholder return);

(l)	Expense targets;

(m)	Cost reduction or savings;

(n)	Performance against operating budget goals;

(o)	Margins;

(p)	Operating efficiency;

(q)	Funds from operations;

(r)	Market share;

(s)	Customer satisfaction;

(t)	Working capital targets;

(u)	Gross Revenue;

(v)	Revenue after subcontractor costs;

(w)	Service Sales;

(x)	Contract Backlog;

(y)	Business Pipeline;

(z)	Economic value added or EVA (net operating profit after tax minus the product of capital multiplied by the cost of capital);

(aa)	Debt levels;

(bb)	Days Sales Outstanding; and

(cc)	Contract Awards/Book-to-Bill.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any one or more business units of the Company, Subsidiary, and/or Affiliate, or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (k) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this ARTICLE 12; provided, however, that any restrictions on acceleration of payment under Code Section 409A shall be observed.

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12.2     Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in Tax Laws, regulations or accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) Extraordinary Items, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses.

12.3     Adjustment of Performance-Based Compensation. The Committee shall retain the discretion to adjust Awards that qualify as Performance-Based Compensation upward or downward, either on a formula or discretionary basis or any combination, as the Committee determines.

12.4     Committee Discretion. In the event that applicable tax or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

ARTICLE 13
Nonemployee Director Awards

13.1     Awards to Nonemployee Directors. The Board or Committee shall determine and approve all Awards to Nonemployee Directors, which shall be subject to the limitation set forth in Section 4.2. The terms and conditions of any grant of any Award to a Nonemployee Director shall be set forth in an Award Agreement.

13.2     Awards in Lieu of Fees; Deferral of Award Payment. In accordance with Code Section 409A, the Board or Committee may permit a Nonemployee Director the opportunity to: (a) receive an Award in lieu of payment of all or a portion of future director fees (including but not limited to cash retainer fees and meeting fees) or other types Awards pursuant to such terms and conditions as the Board or Committee may prescribe and set forth in an applicable subplan or Award Agreement, or (b) defer the grant or payment of an Award pursuant to such terms and conditions as the Board or Committee may prescribe and set forth in any applicable subplan or Award Agreement.

ARTICLE 14

Dividends and Dividend Equivalents

Subject to the limitations set forth herein, any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award vests, is exercised or expires, as determined by the Committee.  Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and manner and subject to such limitations (including the limitations set forth in Section 4.2) as determined by the Committee.  Notwithstanding the foregoing, the Committee may not grant dividend equivalents based on the dividends declared or paid out on Shares that are subject to a Nonqualified Option, ISO, SAR Award, or cash settled Restricted Stock Unit, and, further, no dividends or dividend equivalents shall be paid out with respect to any unvested Awards.

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ARTICLE 15
Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator, or legal representative.

ARTICLE 16
Rights of Participants

16.1     Employment. Nothing in this Plan or an Award Agreement shall: (a) interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, or (b) confer upon any Participant any right to continue his or her employment or service as a Director for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate or Subsidiary and, accordingly, subject to ARTICLES 3 and 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

16.2     Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

16.3     Rights as a Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

ARTICLE 17
Change of Control and Retirement

17.1     Change of Control of the Company. Notwithstanding any other provision of this Plan to the contrary, the provisions of this ARTICLE 17 shall apply in the event of a Change of Control, unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement.

(a)

Outstanding Options and SARs Exchanged for Replacement Awards. Upon a Change of Control, if an Award meeting the requirements of Section 17.2 (a “Replacement Award”) is provided to a Participant to replace the Participant's then-outstanding Options or Stock Appreciation Rights (the “Replaced Award”), then the Replaced Award shall be deemed cancelled and shall have no further force or effect and the Company shall have no further obligation with respect to the Replaced Award.

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(b)

Outstanding Options and SARs Not Exchanged for Replacement Awards. Upon a Change of Control, to the extent a Participant's then-outstanding Options and Stock Appreciation Rights are not exchanged for Replacement Awards as provided for in Section 17.1(a), then such Options and Stock Appreciation Rights shall, subject to Section 17.3, continue to vest and become exercisable as set forth in the applicable Award Agreement.

(c)

Service-Based Outstanding Awards Other Than Options and SARs. Unless otherwise provided in an Award Agreement, upon a Change of Control, all then-outstanding Awards, other than Options and SARs, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by a Participant to the Company, Subsidiary, or Affiliate shall, subject to Section 17.3, continue to vest and be subject to the restrictions related to the vesting or transferability of such Awards.

(d)

Other Awards. Upon a Change of Control, the treatment of then-outstanding Awards not subject to subparagraphs (a), (b), or (c) above shall be determined by the terms and conditions set forth in the applicable Award Agreement.

(e)

Committee Discretion Regarding Treatment of Awards Not Exchanged for Replacement Awards. Unless otherwise provided in an Award Agreement, except to the extent that a Replacement Award is provided to the Participant, the Committee may, in its sole discretion, (i) determine that any or all outstanding Awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each Share subject to such Awards a cash payment (or the delivery of Shares, other securities or a combination of cash, Shares and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by stockholders of the Company in respect of a Share in connection with such transaction and the purchase price per Share, if any, under the Award multiplied by the number of Shares subject to such Award; provided that if such product is zero (0) or less or to the extent that the Award is not then exercisable, the Awards will be canceled and terminated without payment therefor; or (ii) provide that the period to exercise Options or Stock Appreciation Rights granted under the Plan shall be extended (but not beyond the expiration date of such Option or Stock Appreciation Right).

17.2     Replacement Awards. An Award shall qualify as a Replacement Award if: (a) it has a value at least equal to the value of the Replaced Award as determined by the Committee in its sole discretion; (b) it relates to publicly traded equity securities of the Company or its successor in the Change of Control or another entity that is affiliated with the Company or its successor following the Change of Control; and (c) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 17.2 are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.

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17.3     Termination of Service.

(a)

Nonemployee Directors. Upon a termination of directorship of a Nonemployee Director Participant occurring in connection with or during the period of two (2) years after such Change of Control, other than for Cause, all Awards described in Section 17.1(a), (b) and (c) above held by the Nonemployee Director Participant shall become fully vested and (if applicable) exercisable and free of restrictions.

(b)

Employees. Upon a Termination of Employment of an Employee Participant in connection with or during the period of two (2) years after such Change of Control, either by the Company without Cause, or by the Employee Participant who terminates employment as a result of:

(i)	a material reduction in the Employee’s authority duties or responsibilities;

(ii)	the Employee’s relocation by the Company of more than fifty (50) miles from the Employee’s then current work location;

(iii)	a reduction in the rate of Employee’s then annual base salary or target incentive compensation; or

(iv)	failure of the surviving company to assume the Employee’s employment agreement or other applicable agreement relating to Employee’s employment,

then the Employee Participant’s Awards described in Section 17.1(a), (b) and (c) above shall become fully vested, exercisable, and free of restrictions.

17.4     Retirement. The Committee may provide special vesting and/or payment provisions in the case of a Participant's Retirement (including retirement not as otherwise defined herein), which provisions will be set forth in the Participant's Award Agreement. Such provisions may be set forth in the original Award Agreement or may be added by amendment, with the Participant's consent, at any time.

ARTICLE 18
Amendment and Termination

18.1     Amendment and Termination of the Plan and Award Agreements.

(a)

Subject to subparagraphs (b) and (c) of this Section 18.1 and Section 18.3 of the Plan, the Board may at any time terminate the Plan or an outstanding Award Agreement and the Committee may, at any time and from time to time, amend the Plan or an outstanding Award Agreement.

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(b)

Except in connection with a Change of Control or a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), without stockholder approval (i) the terms of an outstanding Award may not be amended to reduce the Option Price of outstanding Options or to reduce the Grant Price of outstanding SARs, or (ii) no outstanding Options or SARs may be cancelled in exchange for cash, other Awards, or Options or SARs with an Option Price or Grant Price, as applicable, that is less than the Option Price of the cancelled Options or the Grant Price of the cancelled SARs.

(c)

Notwithstanding the foregoing, no amendment of this Plan shall be made without stockholder approval if stockholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

18.2     Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 12.3, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. By accepting an Award under this Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 18.2 without further consideration or action.

18.3     Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, other than Sections 18.2, 18.4 or 21.14, no termination or amendment of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

18.4     Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 18.4 to any Award granted under the Plan without further consideration or action.

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ARTICLE 19
Reporting and Withholding

19.1     Reporting and Tax Withholding. The Company shall have the power and the right to report income and to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. Participants may elect tax withholding above the minimum statutory amount up to forty percent (40%).

19.2     Share Withholding. With respect to tax withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares or Performance Units, or any other taxable event arising as a result of an Award granted hereunder (collectively and individually referred to as a “Share Payment”), Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold from a Share Payment the number of Shares having a Fair Market Value on the date the tax withholding is to be determined equal to either (i) the minimum statutory withholding requirement, or (ii) an amount of withholding not in excess of forty percent (40%). All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 20
Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 21
General Provisions

21.1     Forfeiture Events; Recoupment and Clawbacks.

(a)

The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, termination of the Participant’s provision of services to the Company, Affiliate, or Subsidiary, violation of material Company, Affiliate, or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, any Affiliate, or Subsidiary.

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(b)

If any of the Company’s financial statements are required to be restated resulting from errors, omissions, or fraud, the Committee may (in its sole discretion, but acting in good faith) direct that the Company recover all or a portion of any Award granted or paid to a Participant with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement. The amount to be recovered from the Participant shall be the amount by which the Award exceeded the amount that would have been payable to the Participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire Award) that the Committee shall determine. In no event shall the amount to be recovered by the Company be less than the amount required to be repaid or recovered as a matter of law (including but not limited to amounts that are required to be recovered or forfeited under Section 304 of the Sarbanes-Oxley Act of 2002). The Committee shall determine whether the Company shall effect any such recovery: (i) by seeking repayment from the Participant, (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program, or arrangement maintained by the Company, an Affiliate, or any Subsidiary, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or (iv) by any combination of the foregoing.

21.2     Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

21.3     Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

21.4     Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.5     Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

21.6     Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)

Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

21.7     Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

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21.8     Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

21.9     Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees and/or Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by this Plan;

(b)	Determine which Employees and Directors outside the United States are eligible to participate in this Plan;

(c)	Modify the terms and conditions of any Award granted to Employees and Directors outside the United States to comply with applicable foreign laws;

(d)

Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.9 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

21.10     Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

21.11     Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Subsidiaries, or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Affiliate or Subsidiary under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary or Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, or the Subsidiary or Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

21.12     No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

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21.13     Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

21.14     Deferred Compensation.

(a)

The Committee may grant Awards under the Plan that provide for the deferral of compensation within the meaning of Code Section 409A. It is intended that such Awards comply with the requirements of Code Section 409A so that amounts deferred thereunder are not includible in income and are not subject to an additional tax of twenty percent (20%) at the time the deferred amounts are no longer subject to a substantial risk of forfeiture.

(b)

Notwithstanding any provision of the Plan or Award Agreement to the contrary, if one or more of the payments or benefits to be received by a Participant pursuant to an Award would constitute deferred compensation subject to Code Section 409A and would cause the Participant to incur any penalty tax or interest under Code Section 409A or any regulations or Treasury guidance promulgated thereunder, the Committee may reform the Plan and Award Agreement to comply with the requirements of Code Section 409A and to the extent practicable maintain the original intent of the Plan and Award Agreement. By accepting an Award under this Plan, a Participant agrees to any amendments to the Award made pursuant to this Section 21.14(b) without further consideration or action.

21.15     Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant. Notwithstanding anything contained to the contrary in this Plan or Awards made hereunder, such other compensation arrangements (including, but not limited to, letter agreements, employment agreements, and severance or similar agreements) may contain different or additional vesting provisions (or other provisions) with respect to Awards made under this Plan and, in such case, the terms of such other compensation arrangements shall apply.

21.16     No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

21.17     Governing Law. The Plan and each Award Agreement shall be governed by the laws of the state of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

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21.18     Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may: (a) deliver by email or other electronic means (including posting on a Web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements), and (b) permit Participants to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed to the Committee.

21.19     No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of the Plan to the contrary, the Company, its Affiliates and Subsidiaries, the Board, and the Committee neither represent nor warrant the tax treatment under any federal, state, local, or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.

21.20     Indemnification. Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with ARTICLE 3 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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